                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

================================================================================

                  GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.
                                    as Issuer

                                 ---------------

                             GLOBAL CROSSING LIMITED
                        (formerly GC Acquisition Limited)

                                       and

                    THE OTHER GUARANTORS REFERRED TO HEREIN,
                                  as Guarantors

                                 ---------------

                        11% SENIOR SECURED NOTES DUE 2006

                                 ---------------

                                    INDENTURE
                          Dated as of ___________, 2003

                                 ---------------

                                WELLS FARGO BANK
                                 MINNESOTA, N.A.
                                   as Trustee

                                 ---------------

                                  $200,000,000

                                 ---------------

================================================================================

                                     WARNING
                                     -------

          Without limiting the obligation of the Credit Parties (as hereinafter defined) under Section 5.04 of the Global Security Agreement to pay any such tax that may be imposed, please be advised that taking the original of this document or any certified copy thereof into the Republic of Austria may cause Austrian stamp duty to be assessed by the Austrian tax authorities.

                               Table of Contents

          This Table of Contents does not for any purpose constitute a part of this Indenture, and is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS AND INCORPORATION BY REFERENCE....................... 2

   SECTION 1.01.  Definitions................................................. 2
   SECTION 1.02.  Other Definitions.......................................... 33
   SECTION 1.03.  Trust Indenture Act Definitions............................ 33
   SECTION 1.04.  Rules of Construction...................................... 34

ARTICLE II   THE NOTES........................................................34

   SECTION 2.01.  Form and Dating............................................ 34
   SECTION 2.02.  Execution, Authentication and Denominations................ 35
   SECTION 2.03.  Registrar and Paying Agent................................. 36
   SECTION 2.04.  Paying Agent to Hold Money in Trust........................ 37
   SECTION 2.05.  Transfer and Exchange...................................... 38
   SECTION 2.06.  Replacement Notes.......................................... 42
   SECTION 2.07.  Outstanding Notes.......................................... 42
   SECTION 2.08.  Temporary Notes............................................ 43
   SECTION 2.09.  Cancellation............................................... 43
   SECTION 2.10.  CUSIP Numbers.............................................. 44
   SECTION 2.11.  Defaulted Interest......................................... 44
   SECTION 2.12.  Noteholder Lists........................................... 44
   SECTION 2.13.  Communication By Holders with Other Holders................ 44

ARTICLE III  REDEMPTION AND PREPAYMENT........................................44

   SECTION 3.01.  Notices to Trustee......................................... 44
   SECTION 3.02.  Selection of Notes to Be Redeemed.......................... 45
   SECTION 3.03.  Notice of Redemption....................................... 45
   SECTION 3.04.  Effect of Notice of Redemption............................. 46
   SECTION 3.05.  Deposit of Redemption Price................................ 46
   SECTION 3.06.  Notes Redeemed in Part..................................... 46
   SECTION 3.07.  Optional Redemption........................................ 46
   SECTION 3.08.  Mandatory Redemption....................................... 47
   SECTION 3.09.  Offer to Purchase by Application of Excess Proceeds........ 47

ARTICLE IV   COVENANTS........................................................49

   SECTION 4.01.  Payment of Notes........................................... 49
   SECTION 4.02.  Maintenance of Office or Agency............................ 50
   SECTION 4.03.  Reports.................................................... 50
   SECTION 4.04.  Compliance Certificate, Etc................................ 51
   SECTION 4.05.  Taxes...................................................... 52
   SECTION 4.06.  Stay, Extension and Usury Laws............................. 53
   SECTION 4.07.  Restricted Payments........................................ 53

   SECTION 4.08.  Certain Dividend and Other Payment Restrictions............ 56
   SECTION 4.09.  Incurrence of Indebtedness and Issuance of
                  Preferred Stock............................................ 57
   SECTION 4.10.  Asset Sales and Specified Subsidiary Asset Sales
                  and Casualty Events........................................ 61
   SECTION 4.11.  Transactions with Affiliates............................... 64
   SECTION 4.12.  Liens...................................................... 66
   SECTION 4.13.  Sale and Leaseback Transactions............................ 66
   SECTION 4.14.  Corporate Existence........................................ 67
   SECTION 4.15.  Offer to Repurchase Upon Change of Control................. 67
   SECTION 4.16.  Business Activities; Holding Company Status................ 68
   SECTION 4.17.  Issuances and Sales of Certain Equity Interests............ 69
   SECTION 4.18.  Designation and Revocation of Designation of
                  Unrestricted Subsidiaries.................................. 69
   SECTION 4.19.  Guarantee Supplements...................................... 70
   SECTION 4.20.  Further Instruments and Acts............................... 70
   SECTION 4.21.  Payments for Consent....................................... 71

ARTICLE V    CONSOLIDATION, MERGER AND SALE OF PROPERTY.......................71

   SECTION 5.01.  Merger, Consolidation, or Sale of Property................. 71
   SECTION 5.02.  Successor Entity Substituted............................... 72

ARTICLE VI   SECURITY DOCUMENTS...............................................72

   SECTION 6.01.  Collateral and Security Documents.......................... 72
   SECTION 6.02.  Exclusion of Certain Liens................................. 73
   SECTION 6.03.  Maintenance of Liens....................................... 77
   SECTION 6.04.  Subordination to Working Capital Facilities................ 80
   SECTION 6.05.  Release of Liens........................................... 80
   SECTION 6.06.  Collateral Agent........................................... 83
   SECTION 6.07.  Trustee in its Individual Capacity......................... 83

ARTICLE VII  DEFAULT AND REMEDIES.............................................84

   SECTION 7.01.  Events of Default.......................................... 84
   SECTION 7.02.  Acceleration............................................... 86
   SECTION 7.03.  Other Remedies............................................. 86
   SECTION 7.04.  Waiver of Past Defaults.................................... 86
   SECTION 7.05.  Control by Majority........................................ 87
   SECTION 7.06.  Limitation on Suits........................................ 87
   SECTION 7.07.  Rights of Holders of Notes to Receive Payment.............. 87
   SECTION 7.08.  Collection Suit by Trustee................................. 88
   SECTION 7.09.  Trustee May File Proofs of Claim........................... 88
   SECTION 7.10.  Priorities................................................. 89
   SECTION 7.11.  Undertaking for Costs...................................... 89
   SECTION 7.12.  Rights and Remedies Cumulative............................. 89
   SECTION 7.13.  Delay or Omission Not Waiver............................... 90
   SECTION 7.14.  Restoration of Rights and Remedies......................... 90
   SECTION 7.15.  Power of Attorney for Collateral in Quebec................. 90

ARTICLE VIII TRUSTEE..........................................................91

   SECTION 8.01.  General.................................................... 91
   SECTION 8.02.  Certain Rights of Trustee; Reliance on Certificate......... 91
   SECTION 8.03.  May Hold Notes............................................. 94
   SECTION 8.04.  Trustee's Disclaimer....................................... 94
   SECTION 8.05.  Notice of Default.......................................... 94
   SECTION 8.06.  Reports by Trustee to Holders.............................. 95
   SECTION 8.07.  Compensation and Indemnity................................. 95
   SECTION 8.08.  Replacement of Trustee..................................... 96
   SECTION 8.09.  Successor Trustee by Merger, Etc........................... 98
   SECTION 8.10.  Eligibility; Disqualification.............................. 98
   SECTION 8.11.  Money Held in Trust........................................ 98
   SECTION 8.12.  Withholding Taxes.......................................... 98
   SECTION 8.13.  Preferential Collection of Claims Against the Issuer....... 98

ARTICLE IX   APPLICATION OF TRUST MONEYS......................................99

   SECTION 9.01.  "Trust Moneys" Defined..................................... 99
   SECTION 9.02.  Retirement of Notes........................................ 99
   SECTION 9.03.  Withdrawals of Insurance Proceeds and Condemnation
                  Awards.................................................... 100
   SECTION 9.04.  Withdrawals of Sale Proceeds.............................. 102
   SECTION 9.05.  Powers Exercisable Notwithstanding Event of Default....... 103
   SECTION 9.06.  Powers Exercisable by Trustee or Receiver................. 103
   SECTION 9.07.  Disposition of Notes Retired.............................. 104
   SECTION 9.08.  Investment and Use of Trust Moneys........................ 104

ARTICLE X    AMENDMENTS, SUPPLEMENTS AND WAIVERS.............................104

   SECTION 10.01. Without Consent of Holders................................ 104
   SECTION 10.02. Consent of Holders........................................ 105
   SECTION 10.03. Revocation and Effect of Consent.......................... 107
   SECTION 10.04. Notation on or Exchange of Notes.......................... 107
   SECTION 10.05. Trustee to Sign Amendments, Etc........................... 107
   SECTION 10.06. Conformity with Trust Indenture Act....................... 108
   SECTION 10.07. Amendments to Security Documents.......................... 108

ARTICLE XI   NOTE GUARANTEE..................................................108

   SECTION 11.01. Note Guarantee............................................ 108
   SECTION 11.02. Limitation on Guarantor Liability......................... 110
   SECTION 11.03. Rights of Contribution.................................... 110
   SECTION 11.04. Parallel Debt Structure - Relevant Jurisdictions.......... 111
   SECTION 11.05. Parallel Debt Structure - Belgium......................... 112
   SECTION 11.06. Guarantee Limitations..................................... 114

ARTICLE XII  MISCELLANEOUS...................................................114

   SECTION 12.01. Trust Indenture Act of 1939............................... 114
   SECTION 12.02. Notices................................................... 114
   SECTION 12.03. Certificate and Opinion as to Conditions Precedent........ 115
   SECTION 12.04. Statements Required in Certificate or Opinion............. 116

   SECTION 12.05. Rules by Trustee, Paying Agent or Registrar............... 116
   SECTION 12.06. Payment Date Other Than a Business Day.................... 116
   SECTION 12.07. Governing Law............................................. 117
   SECTION 12.08. No Adverse Interpretation of Other Agreements;
                  Use of English Language................................... 117
   SECTION 12.09. No Recourse Against Others................................ 117
   SECTION 12.10. Successors................................................ 117
   SECTION 12.11. Multiple Originals........................................ 118
   SECTION 12.12. Severability.............................................. 118
   SECTION 12.13. Qualification of Indenture................................ 118
   SECTION 12.14. Table of Contents, Headings, Etc.......................... 118
   SECTION 12.15. Consent to Jurisdiction................................... 118
   SECTION 12.16. Waiver of Jury Trial...................................... 119
   SECTION 12.17. Judgment Currency......................................... 119
   SECTION 12.18. Immunity.................................................. 120
   SECTION 12.19  Status of Indenture under Japanese Law.................... 120

SCHEDULE 1     Excluded Assets
SCHEDULE 2     Excluded Subsidiaries
SCHEDULE 3     Provisions Relating to Certain Guarantors

EXHIBIT A      Form of Note
EXHIBIT B      Form of Guarantee Supplement
EXHIBIT C      Form of Intercreditor Agreement
EXHIBIT D      Form of Global Security Agreement
EXHIBIT E-1    Form of Affiliate Subordination Agreement
EXHIBIT E-2    Form of Non-Affiliate Subordination Provisions
EXHIBIT F      Issue Date Deliverables
EXHIBIT G      Form of Officers' Certificate pursuant to Section 6.05(c)
EXHIBIT H      Form of General Notification Agreement

          Cross-reference sheet showing the location in this Indenture of the provisions inserted pursuant to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939.

TIA                                                       Indenture Section
---                                                       -----------------

Section 310 (a)(1) .....................................  8.10
            (a)(2) .....................................  8.10
            (a)(3) .....................................  Not Applicable
            (a)(4) .....................................  Not Applicable
            (a)(5) .....................................  8.10
            (b)    .....................................  8.10
            (c)    .....................................  Not Applicable

Section 311 (a)    .....................................  8.13
            (b)    .....................................  8.13
            (c)    .....................................  Not Applicable

Section 312 (a)    .....................................  2.12
            (b)    .....................................  2.13
            (c)    .....................................  2.13

Section 313 (a)    .....................................  8.06
            (b)    .....................................  6.05(d), 8.06
            (c)    .....................................  8.05, 8.06
            (d)    .....................................  8.06

Section 314 (a)    .....................................  4.03, 4.04
            (b)    .....................................  6.03
            (c)    .....................................  12.03
            (d)    .....................................  6.05(c), 6.05(d)
            (e)    .....................................  12.04
            (f)    .....................................  Not Applicable

Section 315 (a)(1) .....................................  8.02(a), 8.07(b)
            (a)(2) .....................................  8.02(a), 8.07(b)
            (b)    .....................................  8.02(a), 8.05, 8.07(b)
            (c)    .....................................  8.01, 8.02(a), 8.07(b)
            (d)    .....................................  8.02(a), 8.07(b)
            (e)    .....................................  7.11

Section 316 (a)    .....................................  2.07(b), 7.05
            (b)    .....................................  7.07
            (c)    .....................................  Not Applicable

Section 317 (a)(1) .....................................  7.08
            (a)(2) .....................................  7.09
            (b)    .....................................  2.04

Section 318 (a)    .....................................  12.01
            (c)    .....................................  12.01

          INDENTURE, dated as of ______________, by and between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), GLOBAL CROSSING LIMITED (formerly GC Acquisition Limited), a company duly organized and validly existing under the laws of Bermuda (the "Company"), and the other entities identified on the signature pages hereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor hereunder pursuant to Section 4.19 hereof, being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as trustee and agent for the Holders (in such capacities, the "Trustee") for the benefit of the holders of the Notes (as hereinafter defined).


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, on January 28, 2002, Global Crossing Ltd. (formerly Global Crossing Holdings Ltd.), a company organized under the laws of Bermuda ("GX"), the Issuer, and certain of their subsidiaries and affiliates (collectively, the "U.S. Debtors") filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") initiating cases under chapter 11 of title 11 of the United States Code Sections 101-1330 (as amended, the "Bankruptcy Code") and continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, on January 28, 2002, GX and certain of the subsidiaries and affiliates of GX organized under the laws of Bermuda (collectively, the "Bermuda Debtors" and, together with the U.S. Debtors, the "Debtors") petitioned the Supreme Court of Bermuda (the "Bermuda Court") for the appointment of Joint Provisional Liquidators, and by an order dated January 28, 2002 (the "Bermuda Orders"), the Joint Provisional Liquidators were appointed by the Bermuda Court in respect of each Bermuda Debtor;

          WHEREAS, the U.S. Debtors have proposed a plan of reorganization with the Bankruptcy Court (the "Plan") which has been confirmed by an order of the Bankruptcy Court dated December 26, 2002, and the Bermuda Debtors have proposed certain schemes of arrangement (the "Schemes of Arrangement") with the Bermuda Court which have been sanctioned by an order of the Bermuda Court dated January 3, 2003;

          WHEREAS, the Issuer is to enter into this Indenture and issue $200,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2006 (the "Notes");

          WHEREAS, the Debtors will utilize the proceeds of the Notes to pay the holders of claims who consist of (a) the lenders under the Amended and Restated Credit

                                    Indenture
                                    ---------

Agreement, dated as of August 10, 2000 (the "Credit Agreement"), among GX, Global Crossing Holdings Ltd., the Issuer, the lenders named therein and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent, and (b) the holders of claims in Class D, Class E and Class F (as defined in the Plan);

          WHEREAS, pursuant to the Plan and the Schemes of Arrangement, the Debtors have formed the Company as a new direct or indirect holding company of all of the shares of stock and other equity interests issued by the Debtors and their subsidiaries and affiliates, with the intent that the Company enter into this Indenture and cause each of the Material Subsidiaries (as hereinafter defined) of the Company to guarantee the obligations of the Issuer hereunder and under and in respect of the Notes;

          WHEREAS, as collateral security for the prompt payment of the principal of, premium, if any, and interest on, and all other amounts due with respect to, the Notes from time to time outstanding hereunder and the performance and observance by the Issuer and the Guarantors of all the agreements, covenants and provisions contained herein (including the Trustee's right to indemnification hereunder), in the Notes and in the Security Documents (as hereinafter defined), and in consideration of the premises and covenants herein contained and of the acceptance of the Notes by the holders thereof, each Credit Party will grant, convey, mortgage, assign, transfer, pledge and deposit, as appropriate, pursuant to the Security Documents unto the Trustee, its successors and assigns, for the benefit of the holders from time to time of the Notes and the Trustee, a Lien (as hereinafter defined) on all Collateral (as hereinafter defined), whether now existing or hereafter subjected to the Lien of the Security Documents; and

          WHEREAS, as part of the confirmation of the Plan under section 1129 of the Bankruptcy Code, the Credit Parties each received a discharge, pursuant to section 1141 of the Bankruptcy Code.

          NOW, THEREFORE, IT IS HEREBY COVENANTED AND AGREED, for and in consideration of the foregoing premises, for the ratable benefit of the holders from time to time of the Notes, as follows:

              ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.
                         -----------

          "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative

                                    Indenture
                                    ---------
meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided that, other than for purposes of the definition of "Permitted Holders" in this Section 1.01, Beneficial Ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. Notwithstanding the foregoing, for so long as the Company shall be controlled by the Government of Singapore, any other Person that is controlled by the Government of Singapore, but which is not controlled directly or indirectly by the ultimate corporate parent of the Company, shall not be treated as an "Affiliate" of the Company hereunder.

          "Agent" means any Registrar, Paying Agent, authenticating agent or co-registrar.

          "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

          "Applicable Procedures" means, with respect to any sale, conveyance, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such sale, conveyance, transfer or exchange.

          "Asset Sale" means (A) the sale, lease, conveyance or other disposition (excluding the grant of Permitted Liens) of any Property (including by way of a sale and leaseback) by the Company or any of its Restricted Subsidiaries, (B) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries, (C) the occurrence of any Casualty Event (other than a Specified Subsidiary Casualty Event) with respect to any Property of the Company or any of its Restricted Subsidiaries and (D) any merger or consolidation of any of the Restricted Subsidiaries of the Company with or into any other Person if, after giving effect thereto, such Subsidiary or its successor shall no longer be the Company or a Restricted Subsidiary of the Company, in the case of any of the preceding clauses (A), (B), (C) or (D), whether in a single transaction or a series of related transactions (x) that have a Fair Market Value in excess of $1,000,000 or (y) for consideration having a Fair Market Value in excess of $1,000,000. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

          (a) (i) sales and other dispositions of inventory in the ordinary course of business by the Company or its Restricted Subsidiaries and (ii) any sale, lease, transfer, conveyance or other disposition of capacity on any cable or fiber system owned, controlled or operated by the Company or any Restricted Subsidiary thereof or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary thereof, in each case in the ordinary course of business; provided, that
     (x) any sale, lease, conveyance or other disposition of capacity on any such cable or fiber system, or of any such telecommunications capacity or transmission rights, shall not be considered to be in the ordinary

                                    Indenture
                                    ---------
     course of business for purposes hereof if, after giving effect to such sale, the Company and its Restricted Subsidiaries no longer operate and control the cable or fiber system of which such capacity or rights is a part and (y) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof;

          (b) a sale, transfer, swap or other disposition of Property by the Company to any of its Wholly Owned Restricted Subsidiaries that is a Credit Party or by any of its Restricted Subsidiaries to the Company or to a Wholly Owned Restricted Subsidiary of the Company that is a Credit Party;

          (c) an issuance of Equity Interests by (i) any Credit Party to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Credit Party or (ii) by any Restricted Subsidiary of the Company that is not a Credit Party to the Company or any Restricted Subsidiary of the Company;

          (d) a Permitted Investment, or a Restricted Payment that is permitted by Section 4.07 hereof;

          (e) a sale, transfer or other disposition of cash or Cash Equivalents (including the transfer of cash to make payments in respect of obligations), and the conversion of Receivables into cash;

          (f) a sale, transfer, swap, disposition or abandonment of obsolete or worn-out equipment or equipment that is no longer useful in the conduct of a Permitted Business and that is disposed of in the ordinary course of business;

          (g)  Specified Subsidiary Asset Sales;

          (h) sales, transfers or other dispositions of Receivables to a Receivables Entity for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (h), notes received in exchange for the transfer of Receivables will be deemed cash if the Receivables Entity or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; and

          (i) transfers and other conveyances of Receivables (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction.

                                    Indenture
                                    ---------

          "Asset Sale Proceeds Account" means an account established and maintained by the Trustee under this Indenture into which proceeds of Asset Sales hereunder are to be deposited from time to time in accordance with the provisions of this Indenture or established and maintained under the last paragraph of Article III of the Intercreditor Agreement.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bank" means (a) a banking institution organized under the laws of the United States, or any branch or agency of any non-US banking institution licensed under the laws United States or any State thereof, (b) a member bank of the Federal Reserve System, and (c) a banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is supervised and examined by State or Federal banking authorities having supervision over banks.

          "Bankruptcy Code" has the meaning provided in the recitals hereto.

          "Bankruptcy Court" has the meaning provided in the recitals hereto.

          "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law or any similar provisions of Bermuda law or any relevant law outside the United States and Bermuda, for the relief of debtors.

          "Belgian Floating Charge Lienholder" has the meaning assigned to such term in Section 11.05(a)(ii).

          "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

          "Beneficially Own" means "beneficially own" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, and "Beneficial Ownership" has a meaning correlative thereto.

          "Bermuda Court" has the meaning provided in the recitals hereto.

          "Bermuda Debtors" has the meaning provided in the recitals hereto.

          "Bermuda Orders" has the meaning provided in the recitals hereto.

                                    Indenture
                                    ---------

          "Board of Directors" means, in the case of any Credit Party, the board of directors or other governing body of such Credit Party.

          "Board Resolution" means, in the case of any Credit Party, a copy of a resolution, certified by an appropriate Officer or director of such Credit Party to have been duly adopted by the Board of Directors of such Credit Party and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in (a) the State of New York and (b) (i) the city where the Corporate Trust Office of the Trustee is located or (ii) the place of payment is authorized or required by law, regulation or executive or emergency order to be closed.

          "Camelot" means Camelot Group plc, a company registered under the laws of England and Wales, and its legal successors and permitted assigns.

          "Camelot Deed" means the Deed of Debenture dated July 1, 2002 between GCUK Telecom and Camelot, (as amended but without giving effect to any amendments subsequent to such date that expand the scope of the collateral thereunder or obligations secured thereby), together with the Deed of Priority, dated __________, 2003, among Camelot, the Trustee and GCUK Telecom (which the Trustee and GCUK Telecom shall execute on the Issue Date) and the Camelot Guarantee.

          "Camelot Guarantee" means that certain Deed of Guarantee and Undertaking dated December __, 2003 made by Global Crossing Limited.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, the issuing Person.

          "Cash Collateral" means any Collateral consisting of cash, Cash Equivalents (including Qualified Cash Equivalents) or any other security entitlements (as defined in the Uniform Commercial Code), and any financial assets (as so defined), and not constituting Possessory Collateral.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, Bermuda, Switzerland or any member of the European Union (provided that the

                                    Indenture
                                    ---------
full faith and credit of the United States, Bermuda, Switzerland or any member of the European Union is pledged in support thereof), having maturities of not more than 365 days from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 90 days and overnight bank deposits, in each case with any commercial bank organized under the law of the United States or any State thereof, Bermuda, Switzerland or any member of the European Union having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency), whose long-term debt is rated A-3 or A- or higher or, with respect to Switzerland or any country in the European Union, Aa2 or AA or higher according to Moody's or S&P, and denominated in a freely-convertible currency, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in the preceding clause (b),
(d) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, issued by a corporation organized under the law of the United States or any State thereof, Bermuda, Switzerland or any member of the European Union and denominated in any freely-convertible currency and (e) money market funds at least 95% of the assets of which constitute Cash Equivalents of the types and maturities described in the preceding clauses (a) through (c).

          "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation, seizure, appropriation, expropriation or other taking of, such Property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds (other than proceeds with respect to a claim for Motor Vehicles), or proceeds of a condemnation award, settlement or other compensation.

          "Change of Control" means the occurrence of any of the following: (a) any "person" (for purposes of this definition, as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, (b) Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (c) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (i) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property with the effect that the Beneficial Owners of the outstanding Voting Stock of the Company immediately prior to such transaction, Beneficially Own, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction, (ii) with a Restricted Subsidiary of the Company that is a Credit Party or (iii) with a Person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted

                                    Indenture
                                    ---------

Holders or (d) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole to any Person.

          "Classified Subsidiary" means any entity that is solely engaged in the business of performing highly sensitive and confidential U.S. governmental contracts and that, under applicable Federal law, regulation, administration or Federal contracting requirement, is required to be classified.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means, collectively, (a) all buildings, plants, network facilities, structures, improvements and equipment of the Credit Parties and all other Property of the Credit Parties, (b) all the issued and outstanding Equity Interests held by the Credit Parties in any Subsidiaries of the Credit Parties,
(c) all cash held by the Trustee (or by the respective agent under any Working Capital Facility) pursuant to this Indenture or the Security Documents (and under any "Working Capital Facility Security Documents" referred to in the Intercreditor Agreement), (d) all other Property of the Credit Parties enumerated under the Security Documents and (e) all proceeds of any of the foregoing (including any proceeds of a sale of the foregoing); provided that Excluded Collateral shall not constitute Collateral hereunder.

          "Collateral Agent" means the Trustee in its capacity as "Collateral Agent" or any like term in any jurisdiction outside the United States, under and as defined in the Security Documents, together with its agents thereunder, and any successor thereto in such capacity.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, the body performing such duties at such time.

          "Company" means the party named as such in the preamble to this Indenture until a Successor Entity replaces it pursuant to Article V hereof, and thereafter means such Successor Entity.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent that any of the following items were deducted or added (without duplication) in computing such Consolidated Net Income, (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, plus (b) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, plus (c) depreciation,

                                    Indenture
                                    ---------
amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, minus (d) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a Consolidated basis and determined in accordance with GAAP.

          Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of such Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders (other than a Working Capital Facility to the extent such restrictions are in compliance with Section 4.08 hereof).

          "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated net interest expense included in a consolidated income statement (after deduction of interest income to the extent not included in Net Income) of such Person and its consolidated Restricted Subsidiaries for such period, including without duplication (or, to the extent not so included, with the addition of), (i) amortization of debt issuance costs and original issue discount, (ii) non-cash interest payments (other than interest payments payable solely in Equity Interests, other than Disqualified Capital Stock),
(iii) the interest component of any deferred payment obligations, (iv) the interest component of all payments associated with Capital Lease Obligations,
(v) imputed interest with respect to Attributable Debt, (vi) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptance financings, (vii) commissions, discounts, yield and other fees and charges Incurred in connection with any Qualified Receivables Transaction, (viii) the accretion of principal of a non-interest bearing or other discount security and (ix) net payments (if any) pursuant to Hedging Obligations.

          In calculating pro forma Consolidated Interest Expense for purposes of determining pro forma Consolidated Cash Flow as contemplated by the second paragraph of the definition of "Consolidated Leverage Ratio" in this Section 1.01, interest on Indebtedness determined on a fluctuating basis as of the date of determination shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination, taking into account any net payments to be received or made in respect of Hedging Obligations.

                                    Indenture
                                    ---------

          "Consolidated Leverage Ratio" means, with respect to any Person as of any date of determination, the ratio of (a) the aggregate consolidated principal amount of Indebtedness outstanding and the liquidation preference of Disqualified Stock as of the most recent quarterly or annual balance sheet date, after giving pro forma effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness Incurred and Disqualified Stock issued since such balance sheet date to (b) Consolidated Cash Flow for the Reference Period ending on or prior to the date of Incurrence of such Indebtedness or issuance of such Disqualified Stock for which consolidated financial statements are available (it being understood that if the Reference Period shall consist of fewer than four complete fiscal quarters, then Consolidated Cash Flow for the Reference Period shall be multiplied by a factor, the numerator of which is four and the denominator of which is such number of complete fiscal quarters fewer than four).

          For purposes of this definition, the Consolidated Leverage Ratio shall be calculated on a pro forma basis, after giving effect to (i) the Incurrence of the Indebtedness of such Person and the issuance of the Disqualified Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or Disqualified Stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such Incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such acquisition or disposition (including the Incurrence, assumption or liability for, or repayment of, any such Indebtedness and the issuance of such Disqualified Stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period, without giving effect to any anticipated cost or expense reductions or savings which are not calculated in compliance with Regulation S-X of the Exchange Act.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the sum, without duplication, of (a) the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP plus (b) to the extent that any of the following items were deducted in computing such Consolidated Net Income, (i) non-recurring non-cash charges (other than charges arising from write-downs of assets) and (ii) non-cash compensation charges arising from stock options or other similar employee benefit compensation plans, provided that, without duplication, (A) the Net Income (but not loss) of any Unrestricted Subsidiary or any other Person that is not a Restricted Subsidiary that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (but not in excess of the amount of the net income of such

                                    Indenture
                                    ---------
other Person for such period), (B) the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders (other than any Working Capital Facility to the extent such restrictions are in compliance with Section 4.08 hereof), provided that the Net Income of any Restricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, (C) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (D) the cumulative effect of a change in accounting principles shall be excluded.

          "Continuing Directors" means individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors (a) whose election by such Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (b) who were designated by any one of the Permitted Holders or any combination thereof or were nominated or elected by any Permitted Holder or any designee thereof.

          "Corporate Trust Office" means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which at the Issue Date is the address of the Trustee specified in
Section 12.02 hereof, or such other address as to which the Trustee shall have given notice to the Credit Parties.

          "Credit Agreement" has the meaning provided in the recitals hereto.

          "Credit Parties" has the meaning provided in the preamble hereto.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

          "Debtors" has the meaning provided in the recitals hereto.

          "Deed of Grant of Use" means the deed of grant of use dated 30 June 1994 between GCUK Telecom (formerly known as BR Telecommunications Limited) and Network Rail Infrastructure Limited (formerly known as Railtrack PLC).

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                                    Indenture
                                    ---------

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.02(e) hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" means or include such successor.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control and asset sale provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Sections 4.15 and 4.10(a) hereof, respectively, and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase or redemption of such Notes as are required to be repurchased or redeemed pursuant to Sections 4.15 and 4.10(a) hereof, respectively.

          "Eastern Time" means Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect at the relevant time.

          "ECS" means ECS United Kingdom Plc, a company registered under the laws of England and Wales, and its legal successors and permitted assigns.

          "Employee Entitlements" means workers' compensation, social security, unemployment insurance, employment taxes and other statutory obligations.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Ericsson" means Ericsson Limited, a company registered under the laws of England and Wales, and its legal successors and permitted assigns.

                                    Indenture
                                    ---------

          "Euro" means the single currency (whether known as the euro or otherwise) of the participating member states of the European Union.

          "Euroclear" means JPMorgan Chase Bank, Brussels office, as operator of The Euroclear System.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" means the Equity Interests in each Excluded Subsidiary and the assets listed on Schedule 1 hereto.

          "Excluded Collateral" means, collectively, (a) the Excluded Assets and
(b) any Property subject to (i) the Camelot Deed or the RNSA, (ii) the FTN Agreement, (iii) the GCUK Finance Lease and the Deed of Grant of Use and (iv) the Freenet Agreement.

          "Excluded Subsidiary" means (a) each of the Persons listed on Schedule 2 hereto and (b) each Classified Subsidiary required to be formed after the Issue Date for so long as it remains a Classified Subsidiary.

          "Existing Indebtedness" means (a) Indebtedness of the Company and its Restricted Subsidiaries in existence on September 30, 2002 that is in existence on the Issue Date (including the obligations of (A) GCUK Telecom to (1) Camelot with respect to the Camelot Deed, the Camelot Guarantee and the RNSA, (2) Network Rail under the GCUK Finance Lease and the Deed of Grant of Use and (3) Ericsson under the Freenet Agreement and (B) Global Crossing (UK) Telecommunications Networks Limited to ECS under the FTN Agreement, but excluding in all cases Indebtedness under or in respect of any Working Capital Facility and the Notes and the Notes Guarantees) and (b) Capital Lease Obligations not to exceed $25,000,000 incurred after September 30, 2002 and prior to the Issue Date.

          "Fair Market Value" means fair market value as determined in good faith by the Board of Directors of the owner of the Property.

          "Freenet Agreement" means the agreement dated March 20, 1996 between Racal Network Services Limited (predecessor to GCUK Telecom) and Ericsson Limited (agreement no. 1331) as novated by a novation agreement dated September 11, 2002 between GCUK Telecom, Damovo (UK) Limited and Ericsson, (as amended but without giving effect to any amendments subsequent to the Issue Date that expand the scope of the collateral or obligations thereunder).

          "FTN Agreement" means the agreement for the provision of global telecommunications services dated 10 May 2000 between GCUK Telecom and the Foreign and Commonwealth Office, reference: ICP/413/004/100, as novated by a novation agreement dated January 17, 2001 (as amended but without giving effect to any

                                    Indenture
                                    ---------
amendments subsequent to the Issue Date that expand the scope of the collateral or obligations thereunder).

          "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

          "GCUK" means Global Crossing (Bidco) Limited, a company organized under the laws of England and Wales.

          "GCUK Finance Lease" means the finance lease dated 30 June 1994 between GCUK Telecom (formerly known as BR Telecommunications Limited) and Network Rail, (as amended but without giving effect to any amendments subsequent to the Issue Date that expand the scope of the collateral or obligations thereunder).

          "GCUK Telecom" means Global Crossing (UK) Telecommunications Limited, a company organized under the laws of England and Wales.

          "Global Marine" means Global Marine Systems Limited, a company organized under the laws of England and Wales.

          "Global Note" means any Note issued hereunder in registered global form in the name of the Depositary or its nominee.

          "Global Note Legend" has the meaning provided in Section 2.05(d) hereof.

          "Global Security Agreement" means the Global Security Agreement, substantially in the form of Exhibit D hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantee Supplement" means a Supplement to this Indenture, substantially in the form of Exhibit B hereto, executed after the date hereof by any Subsidiary of the Company.

          "Guaranteed Obligations" means the obligation of the Issuer to make the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption, by required repurchase or

                                    Indenture
                                    ---------
otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes.

          "Guarantors" means each party named as such on the signature pages to this Indenture, and each party that shall become a Guarantor hereunder after the date hereof pursuant to Section 4.19 hereof.

          "GX" means the party named as such in the recitals hereto.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

          "Holder" means a Person in whose name a Note is registered.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property or representing any Hedging Obligations (taking into account such Hedging Obligations' mark-to-market value), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), all obligations of such Person in respect of any Qualified Receivables Transaction and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (iii) in the case of a Qualified Receivables Transaction which provides for the sale of Receivables, the aggregate amount of Receivables transferred pursuant to such Qualified Receivables Transaction (x) in the case of Receivables transferred as part of an asset securitization facility, the outstanding amount of funding under such facility at such time of determination, and, in the case of Receivables sold pursuant to a factoring or sale arrangement, the aggregate consideration received by the Company or any of its

                                    Indenture
                                    ---------

Domestic Subsidiaries pursuant to such arrangements minus the sum of (y) for any such Receivables that have been paid (whether by the underlying account obligor or a guarantor or surety therefor) the amount paid by the purchaser thereof to the Company and its Domestic Subsidiaries pursuant to such arrangement in respect of such Receivables and (z) the amount repaid by the Company in respect of any such Receivables that have been retransferred to the Company or any of its Domestic Subsidiaries by the respective purchaser thereof in such arrangement.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indenture Exclusive Collateral" means (a) all Equity Interests in GCUK and Global Marine and their respective Subsidiaries, (b) all Collateral owned by GCUK and Global Marine and their respective Subsidiaries, (c) any amounts standing to the credit of the Specified Subsidiary Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account and (d) all proceeds of any of the foregoing (including any proceeds of a sale of the foregoing).

          "Independent" when used with respect to any specified Person means such a Person who (a) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary, the Trustee or in any Affiliate of any of them and (b) is not connected with the Company or any Subsidiary, the Trustee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

          "Intercreditor Agreement" means an Intercreditor Agreement, substantially in the form of Exhibit C hereto, or in such other form as shall be satisfactory in form and substance to the Holders of a majority of the Notes, as the same shall be modified and supplemented and in effect from time to time.

          "Interest Payment Date" means each semi-annual interest payment date which shall fall on May 15 and November 15 of each year, and the date of the Stated Maturity of the Notes, subject in each case to Section 12.06 hereof. Interest on the Notes will accrue on the principal amount of the Notes from the Issue Date.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                                    Indenture
                                    ---------

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (including in connection with any merger or consolidation), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.07 hereof.

          "Issue Date" means ___________, 2003, the date on which the Notes were originally issued.

          "Issuer" means the party named as such in the preamble hereto until a Successor Entity replaces it, and thereafter means such Successor Entity.

          "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by an Officer of the Issuer with actual authority to bind the Issuer on such matters, and delivered to the Trustee.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, attachment, hypothec or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Lien(s) of the Trustee" means the Liens of the Trustee under any Security Document and the Lien of the Belgian Floating Charge Lienholder under the floating charge referred to in Section 11.05(a)(ii) hereof.

          "Management Advances" means advances made to directors, officers or employees of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including in respect of travel, entertainment or moving-related expenses, in an aggregate amount as to all such advances to all directors, officers and employees not exceeding $1,000,000 at any one time outstanding.

          "Material Subsidiary" means (a) the Issuer and any Subsidiary of the Company that is a Guarantor on the Issue Date (and any one or more Subsidiaries into

                                    Indenture
                                    ---------
which any such Guarantor is merged or consolidated, or to which all or substantially all of its assets are transferred), (b) GCUK, Global Marine and any of their respective Subsidiaries, (c) any one or more Restricted Subsidiaries of the Company (including any Restricted Subsidiaries formed or acquired after the Issue Date) in which the aggregate Investment (whether in the form of equity or debt, and whether made in an individual transaction or series of related transactions) by the Company and its Restricted Subsidiaries exceeds $5,000,000, (d) any Restricted Subsidiary of the Company that has aggregate outstanding Indebtedness of $1,000,000 or more, (e) any Restricted Subsidiary of the Company that Guarantees any Indebtedness under any Working Capital Facility,
(f) any Restricted Subsidiary of the Company whose revenues for the period of the four most recently ended fiscal quarters is 2% or more of the aggregate consolidated revenues of the Company and its Restricted Subsidiaries, (g) any Restricted Subsidiary that owns any cable or fiber capacity (or rights to any cable or fiber capacity) that is a necessary link (assuming no cable or fiber capacity or rights thereto are available from any other provider) to enable any other Material Subsidiary to conduct any material portion of its operations or business, (h) any of the so-called "buy-sell" Subsidiaries of the Company (i.e., any Subsidiary of the Company that, although it may not own any network assets, acts as the sales or marketing arm for or on behalf of one or more other Subsidiaries of the Company that own network assets); provided that this clause
(h) shall not include any such "buy-sell" Subsidiaries of the Company for so long as any such Subsidiary has no assets in excess of $5,000 and conducts no business, as certified in an Officers' Certificate of the Company delivered to the Trustee, (i) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture and (j) any Restricted Subsidiary of the Company that owns any Equity Interest in any Material Subsidiary; provided that, notwithstanding the foregoing, no Excluded Subsidiary shall constitute a Material Subsidiary.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Motor Vehicles" means automobiles and passenger trucks and similar motor vehicles.

          "Net Cash Proceeds" means the aggregate amount of Qualified Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event, as the case may be (including any Qualified Cash Equivalents received upon the sale or other disposition of any other consideration received in any Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event, as the case may be, or otherwise received or realized in respect of such other consideration), net of (a) the direct costs relating to such Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event, as the case may be (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (b) taxes and other amounts required to be paid by mandatory provisions of law, paid or payable as a result thereof (after taking into account any available credits or deductions in

                                    Indenture
                                    ---------
respect thereof and any tax or other sharing arrangements), (c) any repayments by the Company and its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien (other than a Lien that is junior to the Lien of the Trustee hereunder and under the Security Documents) on the property that is the subject of such Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property and (d) any reserve for adjustment in respect of an Asset Sale (other than a Casualty Event that would otherwise constitute an Asset Sale) or Specified Subsidiary Asset Sale established in accordance with GAAP; provided that upon any later recharacterization of such reserve on the balance sheet of the Company and its Restricted Subsidiaries as no longer necessary or applicable, the amount of such reserve shall be deemed to be Net Cash Proceeds hereunder.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event (including dispositions made pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary and non-recurring gain or loss, together with any related provision for taxes on such extraordinary and non-recurring gain or loss.

          "Network Rail" means Network Rail Infrastructure Limited (formerly known as Railtrack plc), and its legal successors and permitted assigns.

          "New Preferred Shares" means shares of New Preferred Stock (as such term is defined in the Plan).

          "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any Restricted Subsidiary thereof (i) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise) and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary thereof to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Note Guarantee" means the Guarantee of the Notes provided in Article XI hereof.

          "Note Register" has the meaning provided in Section 2.03 hereof.

                                    Indenture
                                    ---------

          "Notes" has the meaning provided in the recitals hereto.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Credit Party, the Chairman of the Board, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer, or the Secretary or any other person who has actual authority to bind such Credit Party thereto on such matters.

          "Officers' Certificate" means a certificate signed by two Officers of the applicable Credit Party which complies with the requirements hereof, each of which shall include the statements provided for in Section 12.04 hereof.

          "Official Creditors' Committee" means the statutory committee of unsecured creditors appointed in the Debtors' cases under chapter 11 of the Bankruptcy Code, as constituted from time to time.

          "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to the Company or the Trustee, and which Opinion of Counsel shall include the statements provided for in Section 12.04 hereof.

          "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or any of its Restricted Subsidiaries on the date of this Indenture, and shall include the activities of any Restricted Subsidiary in respect of any Qualified Receivables Transaction.

          "Permitted Holder" means Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore, and its Subsidiaries and Affiliates.

          "Permitted Investments" means (a) any Investment in cash and Cash Equivalents; (b) any Investment in the Company or in Restricted Subsidiaries of the Company that are Credit Parties and that are engaged in a Permitted Business; (c) any Investment by the Company or any of its Restricted Subsidiaries in any Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company that is a Credit Party that is engaged in a Permitted Business or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Credit Party that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of consideration other than Qualified Cash Equivalents from (1) an Asset Sale that was made pursuant to and in compliance with Section 4.10(a) hereof or (2) a Specified Subsidiary Asset Sale that was made pursuant to and in compliance with Section 4.10(b) hereof; (e) any acquisition of Property solely in

                                    Indenture
                                    ---------
exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) the acquisition by a Receivables Entity in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Entity to effect such Qualified Receivables Transaction, and any other any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction (so long as any such other Investment is in the form of a note or other instrument that the Receivables Entity or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction), provided that the amount of Investments pursuant to this clause (f) do not exceed, in the aggregate, $5,000,000.

          "Permitted Liens" means:

          (a) Liens to secure Indebtedness and other Obligations under any Working Capital Facility permitted to be Incurred under this Indenture; provided that (i) the aggregate principal amount of Indebtedness under all Working Capital Facilities secured by such Liens shall not exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof and (ii) such Liens do not extend to the Property of or Equity Interests in GCUK or Global Marine or any of their respective Subsidiaries;

          (b) Liens to secure Obligations under the Notes, the Note Guarantees and the Security Documents;

          (c) Liens by any Subsidiary of the Company (other than GCUK and its Subsidiaries and Global Marine and its Subsidiaries) in favor of any Credit Party;

          (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, insurance premium financings, performance bonds or other obligations of a like nature in each case incurred in the ordinary course of business;

          (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (f) Liens, pledges and deposits made in the ordinary course of business in connection with Employee Entitlements;

          (g) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, indemnities, performance or

                                    Indenture
                                    ---------
     other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (h) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

          (i) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary thereof with respect to which the Company or such Restricted Subsidiary is contesting in good faith or prosecuting an appeal or proceeding for review and, in each case, for which the Company or such Restricted Subsidiary, as the case may be, is maintaining adequate reserves in accordance with GAAP;

          (j) Liens incurred in the ordinary course of business (including materialman's, mechanics', carriers', workmans' and repairmans' liens) of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $2,500,000 at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credits in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

          (k)  Liens securing Purchase Money Indebtedness referred to in clause
     (f) of the second paragraph of Section 4.09 hereof or in Section 4.13 hereof; provided that the aggregate amount of Indebtedness entitled to the benefits of such Liens (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness) shall not exceed $50,000,000 at any time outstanding;

          (l) Liens constituting any interest or title of a lessor, a licensor or either's creditors in the Property subject to any lease (other than a capital lease) or license;

          (m) Liens arising in connection with a Qualified Receivables Transaction; provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the amount of Indebtedness permitted to be Incurred in connection therewith pursuant to clause (b) of the second paragraph of Section 4.09 hereof and (ii) such Liens do not extend to the Property of or Equity Interests in the Company or any Restricted Subsidiary other than the respective Receivables being acquired and, if the purchaser thereof is a Receivables Entity, the Equity Interests in such Receivables Entity;

                                    Indenture
                                    ---------

          (n) Liens existing on September 30, 2002 that are in existence on the Issue Date;

          (o) Liens in respect of Capital Lease Obligations not to exceed $25,000,000 and incurred after September 30, 2002 and prior to the Issue Date; and

          (p) extensions, renewals or replacements of any Lien referred to in clauses (a) through (o) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          For purposes hereof, any Liens Incurred by the Company or any of its Restricted Subsidiaries subsequent to September 30, 2002 (other than Liens described in clause (o) above) shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Liens would not have been permitted to have been Incurred at such time, the Company shall be deemed to be in breach of
Section 4.12 hereof).

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes and Note Guarantees on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) such Indebtedness is Incurred either by the Company or the Restricted Subsidiary thereof who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (e) such Indebtedness is not entitled to the benefits of any Liens upon any Property of the Company or any Restricted Subsidiary except to the extent of Liens on Property that constituted collateral security for the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock

                                    Indenture
                                    ---------
company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Plan" has the meaning provided in the recitals hereto.

          "Possessory Collateral" means any Shared Collateral consisting of a security (as defined in the Uniform Commercial Code) evidenced by a security certificate (as so defined), negotiable documents, instruments, tangible chattel paper and any Shared Collateral in which a Lien may, under applicable law, only be perfected through physical possession by the secured party or any agent therefor of an instrument or other document evidencing such Shared Collateral.

          "Preferred Stock," of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of Property upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

          "Property" means any interest in any rights, assets or property of any kind whatsoever (including all cash, Cash Equivalents, Receivables and Equity Interests), whether real, personal or mixed and whether tangible or intangible, whether now existing or hereafter arising and wherever located.

          "Purchase Money Indebtedness" means Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary thereof.

          "Qualified Cash Equivalents" means (a) U.S. Dollars, Euros, English Pounds Sterling and Swiss Francs, (b) securities issued or directly and fully guaranteed or insured by the government, or any agency or instrumentality, of the United States, France, Germany, Switzerland or the United Kingdom (each, a "Qualified Country"), provided that the full faith and credit of such Qualified Country is pledged in support thereof, having maturities of not more than 90 days from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 90 days and overnight bank deposits, in each case with any commercial bank organized under the law of a Qualified Country, having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency), and whose long-term debt is rated A-3 or A- or higher or, with respect to Switzerland or any country in the European Union, and Aa2 or AA or higher according to Moody's or S&P, and denominated in U.S. Dollars, Euros or English Pounds Sterling, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in the preceding clause (c),
(e) commercial paper having the highest rating obtainable from

                                    Indenture
                                    ---------

Moody's or S&P and in each case maturing within 90 days after the date of acquisition, issued by a corporation organized under the law of a Qualified Country and denominated in U.S. Dollars, Euros or English Pounds Sterling and
(f) money market funds at least 95% of the assets of which constitute Qualified Cash Equivalents of the types and maturities described in the preceding clauses
(b) through (d).

          "Qualified GCUK Asset Sale" means a sale of all or substantially all of the assets or Equity Interests of GCUK and its Subsidiaries to, or a merger of GCUK with, a Person who is not an Affiliate of the Company, in any case so long as (a) the Company, directly or indirectly, owns greater than 50%, in the case of a non-public entity, or 35%, in the case of a public entity, of the Voting Stock of such Person (measured by voting power rather than number of shares) immediately following such sale or merger and (b) the aggregate net amount of Investments made by the Company and its Restricted Subsidiaries in GCUK and its Subsidiaries, and Property transferred by the Company and its Restricted Subsidiaries to GCUK and its Subsidiaries, after September 30, 2002 and prior to the date upon which such sale or merger shall occur (if, as a result of such sale or merger, none of GCUK or any of its Subsidiaries is any longer a Credit Party hereunder) shall not exceed $5,000,000; provided that such $5,000,000 limit shall not be applicable to Investments in cash made to GCUK and its Subsidiaries in the ordinary course of business to finance working capital needs of GCUK and its Subsidiaries, or to finance capital expenditures of GCUK and its Subsidiaries with respect to businesses conducted by GCUK and its Subsidiaries on the Issue Date.

          "Qualified Internet Site" means Intralinks or any other similar internet web site that (i) enables a Holder to access such site without charge and (ii) provides e-mail notification to each Holder upon any posting to such site.

          "Qualified Lien Release" means any release by the Trustee or the Belgian Floating Charge Lienholder under any Security Document covering Collateral in any jurisdiction, which release satisfies the following conditions: (a) it is necessary in order to permit a Working Capital Facility to have the benefits of a senior Lien on such Collateral that the Lien in favor of such Working Capital Facility be recorded prior in time to the Lien in favor of the Trustee or the Belgian Floating Charge Lienholder, as applicable, under such Security Documents, (b) at the time that such Lien in favor of such Working Capital Facility is to be created, the Trustee or the Belgian Floating Charge Lienholder, as applicable, already has a Lien on such Collateral, (c) the Issuer requests that the Trustee or the Belgian Floating Charge Lienholder, as applicable, release its Lien on such Collateral, (d) immediately following such release, such Lien in favor of the Working Capital Facility is recorded and (e) immediately following the recordation of such Lien in favor of the Working Capital Facility, a Lien in favor of the Trustee or the Belgian Floating Charge Lienholder, as applicable, is recorded that is substantively equivalent to the Lien in favor of the Trustee or the Belgian Floating Charge Lienholder, as applicable, that was released, so that the Trustee or the Belgian Floating Charge Lienholder, as applicable, is restored to the benefits of the Lien it enjoyed prior to such release (but for the fact that its restored Lien is now junior to such Working Capital Facility). As a condition to any such release of Collateral by the Trustee or the Belgian

                                    Indenture
                                    ---------

Floating Charge Lienholder hereunder, the Trustee shall have been requested to authorize such release pursuant to an Issuer Order, accompanied by an Opinion of Counsel, to the effect that each of the conditions set forth in clauses (a) through (e) above have been (or immediately following such release, will be) satisfied.

          "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (ii) any other Person (in the case of a sale, conveyance, transfer or grant of a security interest by a Receivables Entity) any Receivables (whether now existing or hereafter arising) of the Company or any of its Restricted Subsidiaries.

          "Qualified Restricted Subsidiary" means any Restricted Subsidiary of the Company (other than a Restricted Subsidiary, or any successor thereto, that is a Restricted Subsidiary of the Company on the Issue Date) that (a) becomes a Restricted Subsidiary of the Company engaged in a Permitted Business after the Issue Date as a result of a Restricted Investment by the Company in compliance with Section 4.07 hereof and (b) as to which

          (1) the Company makes all commercially reasonable efforts to comply with the first paragraph of Section 4.19 hereof but, notwithstanding such efforts, is unable to so comply and

          (2) the Company delivers to the Trustee and each of the Holders (including each Beneficial Owner of the Notes to the extent practicable), at the Company's expense, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that (A) such Restricted Investment (or, as applicable, Qualified GCUK Asset Sale) has been approved by the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) and (B) the Board of Directors of the Company (after having taken advice on the Restricted Investment from an Independent accounting, appraisal or investment banking firm or firms of recognized national standing in the United States) in good faith determines that such Restricted Investment (or, as applicable, Qualified GCUK Asset Sale) will not result in any decline in value of the Collateral (including the equity thereof) represented by such Restricted Subsidiary (including, as applicable, GCUK and its Subsidiaries) and will not result in a decline in the market value of the Notes;

it being understood that, if the Company does not comply with sub-clause (2) above, the Company shall be required to comply with the requirements of the first paragraph of Section 4.19 hereof.

          "Receivables" means all accounts receivable of the Company or any Restricted Subsidiary arising out of the sale of inventory, or capacity on any cable or fiber system owned, controlled or operated by the Company or any Restricted Subsidiary

                                    Indenture
                                    ---------
thereof or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary thereof, or the provision of services by the Company or any of its Restricted Subsidiaries, in each case, in the ordinary course of business, together with any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and including VAT and similar refunds.

          "Receivables Entity" means a Subsidiary of the Company, or any other Person, organized for the purpose of the factoring or securitization of Receivables, that engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of Obligations, other than the principal of, premium, if any, and interest on, Indebtedness, pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than Receivables), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's or other Person's financial condition or cause such Subsidiary or other Person to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Record Date" means (a) for the interest payable (i) on any Interest Payment Date, the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and (ii) on the date of the Stated Maturity of the Notes, the day (whether or not a Business Day) immediately preceding such date and (b) for the interest payable on any other date or for any other purpose, the date specified as such in accordance with the terms of this Indenture.

                                    Indenture
                                    ---------

          "Reference Period" means, as of any date of determination, the period of four complete fiscal quarters ending prior to such date of determination for which financial statements of the Company are available, or such fewer number of complete fiscal quarters as have lapsed subsequent to the Issue Date for which such financial statements are available.

          "Responsible Officer", when used with respect to the Trustee, means
(i) any officer of the Trustee with direct responsibility for the administration of this Indenture, (ii) any authorized officer within the Corporate Trust Office (or any successor group of the Trustee), (iii) any other authorized officer of the Trustee customarily performing functions similar to those performed by any of the aforementioned officers, and (iv) also means, with respect to a particular corporate trust matter, any other authorized officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RNSA" means the Replacement Network Services Agreement dated July 2, 2002 between Global Crossing Limited, GCUK Telecom and Camelot, (as amended but without giving effect to any amendments subsequent to the Issue Date that expand the scope of the collateral thereunder or obligations secured thereby).

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

          "Schemes of Arrangement" has the meaning provided in the recitals hereto.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Documents" means, collectively, the Global Security Agreement, the Affiliate Subordination Agreement and each security agreement, pledge agreement, assignment, mortgage or other similar instrument or document entered into or delivered pursuant to the Global Security Agreement or pursuant to Article VI hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

                                    Indenture
                                    ---------

          "Shared Collateral" means all Collateral other than the Indenture Exclusive Collateral; provided that in no event shall the Shared Collateral include any Excluded Collateral.

          "Specified Subsidiary Asset Sale" means the sale, lease, conveyance or other disposition (including any dividend or distribution) of any Property of, and including the issuance of Equity Interests by, any of GCUK or its Subsidiaries (including any Qualified GCUK Asset Sale) or Global Marine or its Subsidiaries, or the sale of Equity Interests in GCUK (including any Qualified GCUK Asset Sale) or Global Marine or any of their respective Subsidiaries, in the case of any of the preceding, whether in a single transaction or a series of related transactions (x) that have a Fair Market Value in excess of $500,000 or
(y) for consideration having a Fair Market Value in excess of $500,000. Notwithstanding the foregoing, the following items will not be deemed to be Specified Subsidiary Asset Sales:

          (a) (i) sales of inventory in the ordinary course of business and (ii) any sale, lease, transfer, conveyance or other disposition of capacity on any cable or fiber system owned, controlled or operated by GCUK, Global Marine or any of their respective Subsidiaries or of telecommunications capacity or transmission rights acquired by GCUK, Global Marine or any of their respective Subsidiaries, in each case in the ordinary course of business; provided that, any sale, lease, conveyance or other disposition of capacity on any such cable or fiber system, or of any such telecommunications capacity or transmission rights, shall not be considered to be in the ordinary course of business for purposes hereof if, after giving effect to such sale, GCUK and its Subsidiaries, or Global Marine and its Subsidiaries, as applicable, no longer operate and control the cable or fiber system of which such capacity or rights is a part;

          (b) a sale, transfer or conveyance of Property by GCUK to any of its Wholly Owned Subsidiaries that is a Credit Party or by any of its Subsidiaries to GCUK or to another Wholly Owned Subsidiary of GCUK that is a Credit Party, and a sale, transfer or conveyance of Property by Global Marine to any of its Wholly Owned Subsidiaries that is a Credit Party or by any of its Subsidiaries to Global Marine or to a Wholly Owned Subsidiary of Global Marine that is a Credit Party;

          (c) an issuance of Equity Interests to (x) GCUK or a Wholly Owned Subsidiary of GCUK that is a Credit Party by a Subsidiary of GCUK or (y) Global Marine or a Wholly Owned Subsidiary of Global Marine that is a Credit Party by a Subsidiary of Global Marine;

          (d) a Restricted Payment that is permitted by Section 4.07 hereof, other than (x) a Restricted Payment (or any dividend or distribution) by GCUK or any of its Subsidiaries to or in the Company or any of the Subsidiaries of the Company other than GCUK and its Subsidiaries or (y) a Restricted Payment (or any dividend or distribution) by Global Marine or any of its Subsidiaries to or in

                                    Indenture
                                    ---------
     the Company or any of the Subsidiaries of the Company other than Global Marine and its Subsidiaries;

          (e)  the sale or other disposition of cash or Cash Equivalents;

          (f) a disposition of obsolete or worn-out equipment or equipment that is no longer useful in the conduct of the business of GCUK and its Subsidiaries, or Global Marine and its Subsidiaries, as applicable, and that is disposed of in the ordinary course of business.

          Notwithstanding anything to the contrary in this definition of "Specified Subsidiary Asset Sale," the sale of all or substantially all of the assets or Equity Interests of GCUK or any of its Subsidiaries (including pursuant to a Qualified GCUK Asset Sale) or Global Marine or any of its Subsidiaries, in any case in one transaction or a series of related transactions, shall constitute a "Specified Subsidiary Asset Sale."

          "Specified Subsidiary Asset Sale Proceeds Account" means an account established and maintained by the Trustee under this Indenture into which proceeds of Specified Subsidiary Asset Sales hereunder are to be deposited from time to time in accordance with the provisions of this Indenture.

          "Specified Subsidiary Casualty Event" means any Casualty Event with respect to any Property of GCUK, Global Marine or any of their respective Subsidiaries.

          "Specified Subsidiary Casualty Event Proceeds Account" means an account established and maintained by the Trustee under this Indenture into which proceeds of Specified Subsidiary Casualty Events hereunder are to be deposited from time to time in accordance with the provisions of this Indenture.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                                    Indenture
                                    ---------

          "Successor Entity" means any Person which, as a result of a Person converting into, or merging, consolidating or amalgamating with or into, or selling, assigning, transferring or conveying all or substantially all of its Property to, or being liquidated into, such Person, succeeds to the interests of such Person.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbb), as in effect from time to time until this Indenture is qualified under the Trust Indenture Act and, after such qualification, means such Act as in effect on the date of such qualification, except as provided in Section 10.06 hereof, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture of 1939 as so amended.

          "Trust Moneys" has the meaning provided in Section 9.01 hereof.

          "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the provisions of Sections 8.08 and
8.09 hereof, and, thereafter, such term means such successor.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is a Receivables Entity and that is designated by the Board of Directors of the Company as an "Unrestricted Subsidiary" pursuant to a Board Resolution of the Company, but only to the extent that: (a) such Subsidiary has no Indebtedness other than Non-Recourse Debt; (b) such Subsidiary does not own any Equity Interest in any Material Subsidiary; (c) neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve the financial condition of such Subsidiary or to cause such Subsidiary to achieve any specified levels of operating results; and (d) such Subsidiary has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, any Restricted Subsidiary that sells Receivables to an Unrestricted Subsidiary that is a Receivables Entity shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

          If, at any time, any Subsidiary that is a Receivables Entity designated as an "Unrestricted Subsidiary" would fail to meet the foregoing requirements (other than by reason of such Subsidiary no longer being a Subsidiary of the Company), then such Subsidiary shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and all Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if Indebtedness is not permitted to be Incurred as of such date, the Company shall be in default hereunder).

          "U.S. Debtors" has the meaning provided in the recitals hereto.

                                    Indenture
                                    ---------

          "U.S. Dollars" or the sign "$" means the currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Working Capital Facility" means, any facility entered into by the Issuer, as borrower, and one or more of the Guarantors as guarantors, with one or more banks or other institutional lenders who are not Affiliates of the Company providing for (a) the making of revolving credit loans or advances to the Issuer and/or (b) the issuance of letters of credit for the account of the Issuer, each as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that such term shall not include (i) any facility or agreement in respect of a Qualified Receivables Transaction and (ii) any financing arrangements and agreements permitted under clauses (d) through (j) and (l) of Section 4.09 hereof.

          "Working Capital Facility Limit" means, at any time, (a) $150,000,000 minus (b) the sum of (i) the aggregate amount of any Net Cash Proceeds of an Asset Sale applied by the Company or any of its Restricted Subsidiaries to the payment of any amount outstanding under any Working Capital Facility (whether or not resulting in a related reduction in commitments to extend credit thereunder) and (ii) the aggregate payments of principal of the Working Capital Facilities made from the proceeds of Shared Collateral either following a default in payment under any Working Capital

                                    Indenture
                                    ---------

Facility or the foreclosure or other exercise or remedies by the lenders (or the agent therefor) under any Working Capital Facility in respect of any Lien therein.

          SECTION 1.02.  Other Definitions.
                         -----------------

                                   Defined in
Term                                Section
--------------------------------   ----------

"Affiliate Transaction"                  4.11
"Asset Sale Offer"                       4.10
"Authorized Agent"                      12.15
"Change of Control Offer"                4.15
"Change of Control Payment"              4.15
"Change of Control Payment Date"         4.15
"Designated Holder"                      4.04
"Event of Default"                       7.01
"Excess Proceeds"                        4.10
"Indemnified Parties"                   12.17
"Judgment Currency"                     12.17
"Offer Amount"                           3.09
"Offer Period"                           3.09
"Paying Agent"                           2.03
"Purchase Date"                          3.09
"Registrar"                              2.03
"Restricted Payments"                    4.07
"Restrictive Legend"                     2.05

          SECTION 1.03.  Trust Indenture Act Definitions.
                         -------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" means a Credit Party.

                                    Indenture
                                    ---------

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04.  Rules of Construction.
                         ---------------------

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it in this Indenture;

               (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural and words in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

               (6) "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (7) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

               (8)  "including" means "including without limitation"; and

               (9) all references to "Sections" or "Articles" refer to Sections or Articles of this Indenture unless otherwise indicated.

                              ARTICLE II THE NOTES

          SECTION 2.01.  Form and Dating.
                         ---------------

          (a) Form of Notes. The Notes and the Trustee's certificate of authentication, except as otherwise provided in this Indenture, shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture with the applicable securities legends. The Notes may have notations, legends or endorsements required by law, stock exchange rules or agreements to which the Issuer is subject, if any, or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                                    Indenture
                                    ---------

          (b) Manner of Production. The certificates representing the Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

          (c) Sales of Notes. The Notes will be offered and sold initially in a transaction not subject to the registration requirements of the Securities Act or any other applicable securities law and, accordingly, may not be sold or otherwise transferred under any circumstances that would result in a violation of the registration requirements of the Securities Act or such other law.

          SECTION 2.02.  Execution, Authentication and Denominations.
                         -------------------------------------------

          (a) Execution. Two Officers shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. The seal of the Issuer, if any, shall be reproduced on the Notes. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          (b) Issuance of Notes. The Trustee or any duly appointed authenticating agent shall authenticate and deliver Notes upon receipt of an Issuer Order and an Officers' Certificate and, if so requested by the Trustee, an Opinion of Counsel of the Issuer or the Company that it may reasonably request in connection with such authentication of Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Unless otherwise specified in such Issuer Order, the Notes shall be issued as Global Notes. On the date hereof, the aggregate principal amount of Notes outstanding shall equal $200,000,000, and the aggregate principal amount of Notes outstanding at any time thereafter shall not exceed said amount, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.05, 2.06, 2.07 or 2.08 hereof.

          (c) Authentication Agents. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

          (d) Certificates of Authentication. A Note shall not be valid until the Trustee or any duly appointed authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                                    Indenture
                                    ---------

          (e) Global Notes. Unless otherwise specified in an Issuer Order as contemplated by Section 2.02(b) hereof, the Notes shall be issued in the form of Global Notes, and the Depository thereof shall initially be the Depository Trust Company or any successor thereof.

          (f) Denominations. The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of one U.S. Dollar ($1.00).

          SECTION 2.03.  Registrar and Paying Agent.
                         --------------------------

          (a) Registrar. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and, through the Trustee as provided in Section 2.03(d) hereof, an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Note Register shall be kept for both the Global Notes and Definitive Notes and shall record (at minimum) information relating to the names and addresses of the transferor and transferee of any Notes transferred or exchanged, the amount so transferred or exchanged, the date or dates of such transfer or exchange, any payments made with respect to the Notes and any other information the Registrar reasonably deems appropriate. The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional paying agents.

          (b) Agents. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture which shall incorporate the terms of the TIA, to the extent required under the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Issuer fails to maintain a Registrar and/or Paying Agent, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Issuer may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. None of the Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

          (c) Initial Appointments. The Issuer initially appoints the Trustee as Registrar and Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee, on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

                                    Indenture
                                    ---------

          (d) Trustee to Act as Paying Agent. Notwithstanding anything to the contrary herein, the Trustee shall at all times act as the Paying Agent hereunder (although the Trustee may appoint one or more additional Paying Agents).

          SECTION 2.04.  Paying Agent to Hold Money in Trust.
                         -----------------------------------

          Prior to 3:00 p.m., New York City time, on the Business Day immediately preceding each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

          The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest, if any;

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the

                                    Indenture
                                    ---------

Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

          SECTION 2.05.  Transfer and Exchange.
                         ---------------------

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes (i) in whole if the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (ii) in whole if the Company in its sole discretion determines that Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, (iii) in part with respect to the portion thereof attributable to the requesting Holder at any time at the request of such Holder or (iv) in part at the request of the Depositary on behalf of any holder of a beneficial interest in a Global Note. Upon the occurrence of any of the events in the preceding clause (i), (ii), (iii) or (iv), Definitive Notes shall be issued in such names and in such amounts, as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.05 and Sections 2.06 and 2.08 hereof. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.05 or
Section 2.06 or 2.08 hereof, shall be authenticated and, except as provided in the second sentence of this Section 2.05(a), be made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.05(a); provided that beneficial interests in a Global Note may be transferred and exchanged consistent with the provisions hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. If the beneficial interest in the Global Note to be transferred or exchanged is in a Global Note required to bear the Restricted Legend, such Person's request shall provide that such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i) or (ii) below, and are accompanied by the following additional information and documents, as applicable:

                                    Indenture
                                    ---------

          (i) if such beneficial interest is being transferred to the Person designated by DTC as being the beneficial owner, a certification from such Person that such Person is the beneficial owner; or

          (ii) if such beneficial interest is being transferred pursuant to an exemption from registration in reliance upon an exemption from the requirements of the Securities Act: (A) a certification to that effect and which sets forth the applicable exemption and (B) if the Issuer so requests, an opinion of counsel and other evidence reasonably satisfactory to it to the effect that such transfer is in compliance with the Securities Act and as to compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(ii) hereof.

          (c) Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.05(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. If such Definitive Notes are required to bear the Restricted Legend, such Holder's request shall provide that such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i), (ii) or (iii) below, and are accompanied by the following additional information and documents, as applicable:

          (i) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

          (ii) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

          (iii) if such Definitive Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the requirements of the Securities Act: (A) a certification to that effect and
     (B) if the Issuer so requests, an opinion of counsel and other evidence reasonably satisfactory to it to the effect that such transfer is in compliance with the Securities Act and as to compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(ii) hereof.

          (d)  Legends.

          (i) Each Global Note shall bear a legend in substantially the following form (the "Global Note Legend"):

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE

                                    Indenture
                                    ---------

          OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED, IF IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND, IF IN PART, TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (ii) Each Note shall, except as otherwise provided in this Indenture, bear a legend in substantially the following form (the "Restrictive Legend"):

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER THE CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF SAID ACT OR SUCH OTHER LAW."

          (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction. At any time prior to such cancellation, subject to Section 2.05(c) hereof, if any Definitive Note is exchanged for or transferred to a Person who will take delivery in the form of a beneficial interest in a Global Note, the principal amount of Notes represented by such Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

                                    Indenture
                                    ---------

Transfers or exchanges of Definitive Notes for beneficial interests in Global Notes may only be affected pursuant to Applicable Procedures.

          (f)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, provided that the Issuer may require a payment of a sum sufficient to cover transfer tax, assessments, or similar governmental charges payable in connection therewith.

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note that is to be redeemed in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall constitute the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) Neither the Issuer nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the date of any redemption of Notes under Article III hereof and ending at the close of business on the date of such redemption or (B) to register the transfer of or to exchange a Note between a Record Date and the Interest Payment Date corresponding thereto.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Issuer, the Trustee and any Agent may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Issuer, the Guarantors, the Trustee or any Agent shall be affected by notice to the contrary.

          (g) Restrictive Legend and Removal of Legends. If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Restrictive Legend set forth on the form of Note attached hereto as Exhibit A, or if a request has been made to remove the Restrictive Legend on a Note, the Note so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Registrar satisfactory evidence, which shall include an Opinion of Counsel, as may reasonably be required by

                                    Indenture
                                    ---------
the Company and the Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, including, if applicable, that such Note are not "restricted securities" within the meaning of Rule 144 under the Securities Act and may be transferred pursuant to the requirements of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and the Registrar of the effectiveness of a registration statement with respect to the Notes, the Trustee, upon the receipt of an Issuer Order, shall authenticate and deliver a Note that does not bear the Restrictive Legend.

          SECTION 2.06.  Replacement Notes.
                         -----------------

          (a) Mutilated Notes, Etc. If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser and if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder sufficient in the judgment of the Trustee and the Issuer to protect the Issuer and the Trustee and any agent of the Issuer and the Trustee from any loss which any of them may suffer if a Note is replaced. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may redeem such Note instead of issuing a new Note in replacement thereof.

          (b) Replacement Notes. Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture and of the Security Documents.

          SECTION 2.07.  Outstanding Notes.
                         -----------------

          (a) Outstanding Generally. Notes outstanding at any time shall include all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. If a Note is replaced pursuant to Section
2.06 hereof, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the Paying Agent separates and holds in trust, on a maturity date, money sufficient to pay Notes on such date, then on and after such date, such Notes cease to be outstanding hereunder and interest thereon shall cease to accrue.

          (b) Notes Held by Issuer or Affiliates. Subject to Section 7.07 hereof, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds such Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any Credit Party or any other obligor upon the Notes shall be disregarded and deemed not to be

                                    Indenture
                                    ---------
outstanding (in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned, as conclusively evidenced by the Note Register, shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes.

          On the Issue Date, the Issuer shall furnish the Trustee with an Officers' Certificate certifying the names of all Subsidiaries of the Company. The Issuer shall update such information from time to time by further Officers' Certificates delivered promptly, after each request therefor from the Trustee. The Trustee may conclusively rely on the most recent such Officers' Certificate received by it.

          To the extent of any inconsistency between the TIA and the provisions of this Section 2.07 the provisions of the TIA shall be controlling.

          SECTION 2.08.  Temporary Notes.
                         ---------------

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers of the Issuer executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.09.  Cancellation.
                         ------------

          The Issuer at any time may deliver Notes to the Trustee for cancellation (and shall deliver to the Trustee for cancellation any Notes purchased by it pursuant to Section 4.10 or 4.15 hereof). The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no other Person shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

                                    Indenture
                                    ---------

          SECTION 2.10.  CUSIP Numbers.
                         -------------

          The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers, if any, printed on the Notes.

          SECTION 2.11.  Defaulted Interest.
                         ------------------

          If the Issuer defaults in a payment of interest on the Notes, it shall pay or cause to be paid, or shall deposit or cause to be deposited with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and payment date to the reasonable satisfaction of the Trustee and shall, at least 15 days before the subsequent Special Record Date, mail to each Holder and the Trustee a notice that states the Special Record Date, the payment date and the amount of defaulted interest to be paid. A "Special Record Date", as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day.

          SECTION 2.12.  Noteholder Lists.
                         ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Credit Parties shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.13.  Communication By Holders with Other Holders.
                         -------------------------------------------

Pursuant to Section 312(b) of the TIA, Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and the Paying Agent shall be entitled to the protections of Section 312(c) of the TIA.

                      ARTICLE III REDEMPTION AND PREPAYMENT

          SECTION 3.01.  Notices to Trustee.
                         ------------------

          If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, or is required to redeem Notes pursuant to Section 3.08 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officers'

                                    Indenture
                                    ---------

Certificate setting forth (i) the provision of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          SECTION 3.02.  Selection of Notes to Be Redeemed.
                         ---------------------------------

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall redeem or purchase Notes, or portions thereof, in such amounts as shall be necessary so that such redemption or purchase is applied to the principal amount of the Notes on a pro rata basis. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03.  Notice of Redemption.
                         --------------------

          At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense, provided that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                                    Indenture
                                    ---------

          SECTION 3.04.  Effect of Notice of Redemption.
                         ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          SECTION 3.05.  Deposit of Redemption Price.
                         ---------------------------

          Prior to 10 a.m. on the applicable redemption date, the Issuer shall, to the extent sufficient funds are not already on deposit with the Trustee in the Specified Subsidiary Asset Sale Proceeds Account, deposit with the Trustee or with the Paying Agent U.S. Dollars sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any U.S. Dollars deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

          SECTION 3.06.  Notes Redeemed in Part.
                         ----------------------

          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 3.07.  Optional Redemption.
                         -------------------

          The Issuer may at any time, and from time to time, at its option, redeem the Notes in whole or in part, in a minimum aggregate redemption amount of $5,000,000, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant interest Record Date to receive interest due on the relevant Interest Payment Date). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    Indenture
                                    ---------

          SECTION 3.08.  Mandatory Redemption.
                         --------------------

          (a) Specified Subsidiary Asset Sales. Except as provided in Section 3.08(b) hereof, in the event of one or more Specified Subsidiary Asset Sales, the Company shall, upon receipt by the Company or the applicable Subsidiary of the Net Cash Proceeds of such Specified Subsidiary Asset Sale, deposit, or cause to be deposited, and thereafter retain, the entire amount of such Net Cash Proceeds into the Specified Subsidiary Asset Sale Proceeds Account. Once the aggregate amount of such Net Cash Proceeds shall exceed $5,000,000 or more then, upon not less than 30 nor more than 60 days' notice (but in no event more than 70 days after such Specified Subsidiary Asset Sale), the Issuer shall instruct the Trustee to use the Net Cash Proceeds then held in the Specified Subsidiary Asset Sale Proceeds Account to redeem the maximum principal amount of the Notes that may be redeemed out of such Net Cash Proceeds at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Amounts so deposited into the Specified Subsidiary Asset Sale Proceeds Account may not be withdrawn except to effect such redemption as provided herein unless all Notes have been redeemed or otherwise paid in full in cash or discharged in accordance with the provisions of this Indenture.

          (b) Non-Cash Consideration. To the extent that the Company or any of its Restricted Subsidiaries receive consideration as a result of or in connection with a Specified Subsidiary Asset Sale that are not Net Cash Proceeds thereof, such consideration shall become part of the Collateral and, with respect to such consideration, the Issuer shall not be required to comply with
Section 3.08(a) hereof.

          (c) General Redemption Provisions Applicable. Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          SECTION 3.09.  Offer to Purchase by Application of Excess Proceeds.
                         ---------------------------------------------------

          In the event that, pursuant to Section 4.10(a) hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                                    Indenture
                                    ---------

          If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10(a) hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (f) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the principal of the Notes to be purchased on a pro rata basis; and

                                    Indenture
                                    ---------

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before 10:00 a.m. on the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                              ARTICLE IV COVENANTS

          SECTION 4.01.  Payment of Notes.
                         ----------------

          The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary or Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          The Credit Parties may terminate their obligations under this Indenture, the Notes and the Security Documents if (A) all Notes previously authenticated and delivered, if any (other than destroyed, lost or stolen Notes that have been replaced

                                    Indenture
                                    ---------
pursuant to Section 2.06 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 2.04) have been delivered to the Trustee for cancellation and the Credit Parties have irrevocably paid all amounts payable by them hereunder and
(B) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, at the cost and expense of the Company, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 4.02.  Maintenance of Office or Agency.
                         -------------------------------

          The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands (which, with respect to demands, must be an office or agency of the Issuer and may not be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the corporate trust office of the Trustee's agent c/o The Depository Trust Company, 1/st/ Floor, TADS Department, 55 Water Street, New York, New York 10041 as one such office or agency of the Issuer.

          SECTION 4.03.  Reports.
                         -------

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and make available to the Holders on a Qualified Internet Site (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all

                                    Indenture
                                    ---------
current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. Furthermore, for so long as any Notes remain outstanding (and regardless of the immediately preceding sentence), the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule l44(c)(2) under the Securities Act. Notwithstanding anything to the contrary above in this Section 4.03, the Company shall not be required by the terms of this Section 4.03 to include in any filing, or to furnish any information with respect to, financial information of the Company for its fiscal years ended December 31, 2001 or December 31, 2000, or any interim period in such years (including any Management's Discussion and Analysis of Financial Condition and Results of Operations with respect to any such periods), unless and until such information becomes available (whether or not pursuant to any filing with the SEC).

          SECTION 4.04.  Compliance Certificate, Etc.
                         ---------------------------

          (a) Compliance Certificate. The Issuer, on behalf of itself and each Guarantor, shall deliver to the Trustee (to the extent that such Guarantor is so required under the TIA), within 90 days after the end of each fiscal year ending after the date of this Indenture, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Credit Parties have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Credit Parties have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Credit Parties are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Credit Parties are taking or propose to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          (b) Reports from Independent Accountants. So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section
4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation in the United States) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Section 3.08, 3.09, Article IV, V or VI hereof or, if any such

                                    Indenture
                                    ---------
violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) Notice of Defaults. In the event that any Credit Party becomes aware of any events which would constitute a Default or Event of Default, the Company within five Business Days after it becomes aware thereof, shall give to the Trustee written notice of such events, their status and the nature of any actions taken or proposed to be taken by the Company in respect of such events.

          (d) Certain Inspection and Information Rights. So long as any Holder that is a Bank and that is party to the Credit Agreement on the Issue Date shall continue to hold any of the Notes distributed to it on the Issue Date (any such Holder being herein called a "Designated Holder"), the Company will, in order to permit such Designated Holder to continue to hold the Notes issued to it in accordance with safe and sound banking practices, following a written request therefor delivered to the Company 30 days prior to the date requested for review, furnish to such Designated Holder, in addition to the financial information, reports, certificates and other information required to be delivered from time to time pursuant to Sections 4.03 hereof, such other information regarding the operations, business affairs and financial condition of the Company and its Subsidiaries as such Designated Holder may reasonably request. No Holders other than Designated Holders (including any transferee of the Notes from any Designated Holder) shall be entitled to the benefits of this
Section 4.04(d).

          (e) TIA Reports. Notwithstanding anything in Section 4.03 and 4.04 of this Indenture, the Credit Parties shall comply with the requirements of Section 314(a) of the TIA.

          SECTION 4.05.  Taxes.
                         -----

          Without prejudice to the Security Documents, the Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of the Company or any such Subsidiary which is a corporation or (iii) the Property of the Company or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, would, by operation of law, become a Lien upon the Property of the Company or any such Subsidiary, provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (1) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if any, in conformity with GAAP, have been established or (2) which does not exceed $500,000.

                                    Indenture
                                    ---------

          SECTION 4.06.  Stay, Extension and Usury Laws.
                         ------------------------------

          Each of the Issuer and the Guarantors agrees (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein or any payments required under any Security Documents, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.07.  Restricted Payments.
                         -------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees (other than, so long as no Event of Default shall have occurred and be continuing, unremedied and unwaived, any such payment, purchase, redemption, defeasance or other acquisition or retirement of intercompany Indebtedness exclusively between or among the Credit Parties; provided, that the exception of this parenthetical shall not apply to any intercompany indebtedness owed by GCUK and its Subsidiaries (other than intercompany indebtedness between and among GCUK and its Subsidiaries) or Global Marine and its Subsidiaries (other than intercompany indebtedness between and among Global Marine and its Subsidiaries)), except a payment of interest, premium or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in the preceding clauses (i) through (iv) being collectively referred to as "Restricted Payments"); provided, that the Company and its Restricted Subsidiaries may make Restricted Investments if, at the time of and after giving effect to such Restricted Investment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                                    Indenture
                                    ---------

          (b) the Company would, at the time of such Restricted Investment and after giving pro forma effect thereto have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section
     4.09 hereof; and

          (c) such Restricted Investment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (i) and (ii) of the next succeeding paragraph, but including any Restricted Payments permitted by clauses (iii) (to the extent paid to a Person other than the Company or a Restricted Subsidiary thereof), (iv),
     (v), (vi) and (vii) of such paragraph), is less than the sum, without duplication, of

               (i) if, on the date of such proposed Restricted Investment, at least one complete fiscal quarter has elapsed subsequent to the Issue Date, and for which financial statements of the Company are available, the remainder of (A) 50% of the cumulative Consolidated Cash Flow of the Company (or, in the case Consolidated Cash Flow of the Company shall be negative, less 100% of such deficit) for the period (taken as one accounting period) beginning on the first day of the fiscal quarter of the Company following the Issue Date and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment minus (B) the product of 2.00 times the cumulative Consolidated Interest Expense of the Company from the first day of the fiscal quarter of the Company following the Issue Date through the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment, plus

               (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests sold to a Subsidiary of the Company), plus the net amount of cash received by the Company or any Restricted Subsidiary thereof upon such conversion or exchange (in each case of this clause (ii) other than pursuant to an issue or sale to a Subsidiary of the Company), plus

               (iii) the aggregate amount of (A) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of cash to the Company or any Restricted Subsidiary thereof from an Unrestricted Subsidiary, (B) cash proceeds realized by the Company or any Restricted Subsidiary thereof upon the sale of such Restricted Investment in an Unrestricted Subsidiary to a Person other than the Company or a Restricted Subsidiary of the Company or (C) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with Section 4.18 hereof, not to exceed in the case of any of the immediately preceding clauses (A), (B) or (C) the aggregate amount of

                                    Indenture
                                    ---------
          the Restricted Investments made by the Company or any Restricted Subsidiary thereof in the applicable Unrestricted Subsidiary after the Issue Date, plus

               (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount of proceeds (net of any cost of disposition) from such sale or liquidation received by the Company or a Restricted Subsidiary of the Company, not to exceed the amount of such Restricted Investment originally made.

          The foregoing provisions will not prohibit (without duplication) (i) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Guarantor or of Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (ii) the defeasance, redemption, retirement, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness; (iii) the payment of any dividend in cash by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period (with unused amounts being carried over to succeeding twelve-month periods, subject to a maximum of $2,500,000 in any twelve-month period); (v) required dividend payments on the New Preferred Shares at the rate applicable to such shares on the Issue Date; (vi) Restricted Payments of the type described in clause (iii) of the first clause of the first paragraph of this Section 4.07 (so long as such payments are made to a Person that is not an Affiliate of the Company), or clause (iv) of the first clause of said paragraph, in an aggregate amount not to exceed $5,000,000; and (vii) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Investments in cash or by extension of credit not to exceed, in the aggregate, $75,000,000; provided that no more than $25,000,000 (of such $75,000,000) may constitute Restricted Investments in Persons other than Qualified Restricted Subsidiaries or Restricted Subsidiaries that are Credit Parties.

          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. If the Fair Market Value of any asset(s) or securities that are required to be valued by this covenant exceeds $5,000,000, the

                                    Indenture
                                    ---------
valuation shall be based upon an opinion or appraisal issued by an Independent accounting, appraisal or investment banking firm of national standing.

          For purposes hereof, any Investments made by the Company or any of its Restricted Subsidiaries subsequent to September 30, 2002 shall be deemed to have been made on the Issue Date (and, to the extent that such Investments would not have been permitted to be made at such time under this Section 4.07, the Company shall be deemed to be in breach of this Section 4.07).

          SECTION 4.08.  Certain Dividend and Other Payment Restrictions.
                         -----------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its Property to the Company or any of its Restricted Subsidiaries.

          Notwithstanding the foregoing, the provisions of the preceding paragraph will not apply to encumbrances or restrictions existing under or by reason of:

          (a) Existing Indebtedness and other agreements as in effect on the Issue Date (it being understood that any extension, renewal, refinancing or modification thereof after the Issue Date shall be required to comply with the provisions of this Section 4.08);

          (b) agreements governing any Working Capital Facility or the security documents related thereto, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such encumbrances or restrictions in any Working Capital Facility and such security documents and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive than those contained in this Indenture;

          (c) this Indenture, the Notes, the Note Guarantees and the Security Documents;

          (d)  applicable law;

          (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                                    Indenture
                                    ---------

          (f) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, and no less favorable to the Holders, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (h)  Liens securing Purchase Money Indebtedness referred to in clause
     (k) of the definition of Permitted Liens that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the Property subject to such Liens;

          (i) provisions with respect to the disposition or distribution of Property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (k) encumbrances or restrictions on a Receivables Entity in respect of a Qualified Receivables Transaction, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that encumbrances or restrictions, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (i) are no more restrictive than those contained in this Indenture and (ii) are applicable only to a Receivables Entity.

          SECTION 4.09.  Incurrence of Indebtedness and Issuance of Preferred
                         ----------------------------------------------------
                         Stock.
                         -----

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, provided that the Company may Incur Indebtedness, and any other Credit Party (other than GCUK, Global Marine or any of their respective Subsidiaries) may Incur Indebtedness, at any time after the date upon which at least one complete fiscal quarter has elapsed subsequent to the Issue Date for which financial statements of the Company are available if:

          (i) the Company's Consolidated Leverage Ratio is less than 3.00 to 1; and

          (ii) any such Indebtedness is (A) expressly subordinated in right of payment to the Company's or such other Credit Party's, as applicable, obligations

                                    Indenture
                                    ---------
     under this Indenture, (B) does not require or permit payment of principal thereon prior to the date that is 91 days after the Stated Maturity of the principal amount of the Notes, (C) may not at the option of the holder thereof be required to be repurchased, redeemed, retired, repaid, prepaid or called prior to the date 91 days after the date on which the Notes mature and (D) is not convertible or exchangeable into any security or instrument that does not comply with the restrictions in the foregoing sub-clauses (A), (B) and (C); provided that this clause (ii) shall not prohibit the Company or any other Credit Party from Incurring Indebtedness with change of control repurchase, redemption or prepayment provisions similar to those contained in Section 4.15 hereof with respect to any Indebtedness otherwise permitted hereunder (it being understood that no subordinated Indebtedness may be repurchased, redeemed or prepaid prior to the Change of Control Payment Date referred to in paragraph (a) of Section
     4.15 hereof, except as otherwise permitted by this Indenture).

          Notwithstanding the foregoing, the provisions of the preceding paragraph will not apply to the Incurrence (without duplication) of any of the following Indebtedness:

          (a) the Incurrence by the Issuer or any Guarantor (other than GCUK, Global Marine or any of their Subsidiaries) of Indebtedness under Working Capital Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed at any time (i) the Working Capital Facility Limit then in effect minus (ii) the aggregate amount of Indebtedness then outstanding in connection with Qualified Receivables Transactions;

          (b) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with Qualified Receivables Transactions (including any such Incurrence through the sale by the Company or any of its Restricted Subsidiaries of Receivables) not to exceed at any time (i) the Working Capital Facility Limit then in effect minus (ii) the aggregate amount of Indebtedness outstanding under all Working Capital Facilities;

          (c) the Incurrence by the Issuer and the Guarantors of Indebtedness represented, respectively, by the Notes to be issued on the date of this Indenture and the Note Guarantees in connection therewith;

          (d)  Existing Indebtedness;

          (e) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, or the issuance of Preferred Stock by any

                                    Indenture
                                    ---------

     Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company, provided that:

               (i) if the Issuer or any Guarantor is obligated in respect of such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to
          (A) the Notes, in the case of the Issuer, or (B) the Note Guarantees, in the case of a Guarantor, in each case pursuant to an Affiliate Subordination Agreement in substantially the form of Exhibit E-1 hereto, and shall not be secured by any Lien on any Property of the Company or any of its Subsidiaries; and

               (ii) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than a Credit Party, and any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is not a Credit Party, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
          (e);

          (f) the Incurrence by the Company or any of its Restricted Subsidiaries of Purchase Money Indebtedness, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (f), not exceeding $50,000,000 at any time outstanding;

          (g) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, or for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (h) the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted to be Incurred pursuant to this Section 4.09 in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any such Indebtedness Incurred pursuant to this clause (h), not exceeding $10,000,000;

          (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred pursuant to the first paragraph of this Section 4.09 or clause (d), (f) or (h) of this paragraph;

                                    Indenture
                                    ---------

          (j) the Incurrence by the Company of additional Indebtedness in respect of loans by shareholders of the Company to the Company; provided such loans (i) do not bear interest or fees (including up-front or similar fees) payable in cash at a rate per annum greater than 11%, (ii) are unsecured and contractually subordinated in right of payment to the Notes and the Note Guarantees pursuant to an Affiliate Subordination Agreement in substantially the form of Exhibit E-1 hereto, (iii) do not have any required payments, prepayments or redemptions of principal prior to the date 91 days after the date on which the Notes mature, (iv) may not at the option of the holder thereof be required to be repurchased, redeemed, retired, repaid, prepaid or called prior to the date 91 days after the date on which the Notes mature and (v) are not convertible or exchangeable into any security or instrument that does not comply with the restrictions in the foregoing sub-clauses (i), (ii) and (iii);

          (k) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be Incurred by any other provisions of this Section 4.09; and

          (l) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (other than Indebtedness for borrowed money) constituting bid, performance or surety bonds, or insurance premium financings, and related guarantees in the ordinary course of business consistent with past practices.

          Anything herein to the contrary notwithstanding,

          (i) the Company will not, and will not permit any Credit Party to, Incur any Indebtedness (including any Acquired Debt and any Guarantee referred to in clause (k) of the second paragraph of this Section 4.09, but excluding any Working Capital Facility, Purchase Money Indebtedness, Hedging Obligations and Existing Indebtedness, and any Indebtedness referred to in clauses (c), (e), (j) or (l) of the second paragraph of this
     Section 4.09) unless such Indebtedness is contractually subordinated in right of payment to the Notes and the Note Guarantees upon terms in substantially the form of Exhibit E-2 hereto,

          (ii) in no event will GCUK, Global Marine or any of their respective Subsidiaries be obligated, directly or indirectly, in respect of any Indebtedness (other than (A) Existing Indebtedness of GCUK and its Subsidiaries, or Global Marine and its Subsidiaries, respectively, and Permitted Refinancing Indebtedness in respect thereof, (B) Indebtedness under this Indenture, the Notes and the Note Guarantees, (C) Purchase Money Indebtedness of GCUK and its Subsidiaries, or Global Marine and its Subsidiaries, respectively, arising out of the purchase, construction or improvement of Property of GCUK and its Subsidiaries, or Global Marine and its Subsidiaries, as applicable, (D) Indebtedness permitted under clause
     (h) of this Section 4.09, including Indebtedness in respect of letters of credit, up to $5,000,000 in the aggregate and (E) intercompany Indebtedness

                                    Indenture
                                    ---------
     between and among GCUK and its Subsidiaries that are Credit Parties and Global Marine and its Subsidiaries that are Credit Parties pursuant to clause (e) of this Section 4.09); and

          (iii) any Indebtedness of the Issuer or any Guarantor of the type described in clause (e) or (j) of the second paragraph of this Section 4.09 and outstanding on the Issue Date shall be required to be subordinated to the obligations of the Issuer and the Guarantors in respect of the Notes and the Note Guarantees as required under clause (e) or (j), as the case may be, of said second paragraph.

          For purposes hereof, any Indebtedness Incurred by the Company or any of its Restricted Subsidiaries subsequent to September 30, 2002 (other than the Capital Lease Obligations referred to in clause (b) of the definition of "Existing Indebtedness" in Section 1.01 hereof) and still outstanding upon consummation of the Plan on the Issue Date shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Indebtedness would not have been permitted to be Incurred at such time under this Section 4.09, the Company shall be deemed to be in breach of this Section 4.09).

          SECTION 4.10.  Asset Sales and Specified Subsidiary Asset Sales and
                         ----------------------------------------------------
                         Casualty Events.
                         ---------------

          (a) Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale (if other than a Casualty Event) at least equal to the Fair Market Value (taking into account the value of all consideration received in connection therewith and set forth in an Officers' Certificate delivered to the Trustee) of the Property or Equity Interests that are the subject of such Asset Sale, (ii) at least 80% of the consideration therefor (if other than a Casualty Event) is in the form of Qualified Cash Equivalents, (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale shall be remitted, subject to any Intercreditor Agreement, to the Trustee for deposit into the Asset Sale Proceeds Account free of any Lien (other than the Liens of the Security Documents and any Working Capital Facility), and (iv) the Company (or such Restricted Subsidiary, as the case may be) shall take such action as shall be necessary under 6.03 hereof in order to maintain the Lien of the Trustee on any other consideration received in such Asset Sale. The Net Cash Proceeds from such Asset Sale shall be retained in the Asset Sale Proceeds Account and shall be available pursuant to Sections 9.03 and 9.04 hereof (x) in the case of Net Cash Proceeds of a Casualty Event, to be applied to the repair, rebuilding or replacement of the Property subject to such Casualty Event and (y) in the case of any other Net Cash Proceeds of such Asset Sale, to the reinvestment into Property that is used or useful in a Permitted Business, provided that to the extent all of the Net Cash Proceeds have not been so applied to such repair, rebuilding, replacement or reinvestment within 365 days following the receipt of such Net Cash Proceeds (or within such shorter period as shall be specified by the Company), such remaining Net Cash Proceeds shall be applied to the making of an Asset Sale Offer as provided in the next-following paragraph. The aggregate amount of the Net Cash Proceeds remaining at the end of such period after the application of such Net Cash

                                    Indenture
                                    ---------

Proceeds to the repair, rebuilding, replacement or reinvestment referred to therein, shall constitute "Excess Proceeds."

          When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Issuer will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Article III hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

          (b) Specified Subsidiary Asset Sales and Casualty Events. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Specified Subsidiary Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) shall ensure that the consideration received at the time of such Specified Subsidiary Asset Sale is at least equal to the Fair Market Value (including as to the value of all consideration other than Qualified Cash Equivalents and set forth in an Officers' Certificate delivered to the Trustee) of the Property or Equity Interests issued or sold or otherwise disposed of, (ii) at least 80% of the consideration therefor shall be in the form of Qualified Cash Equivalents (provided that the foregoing requirement that 80% of the consideration be in the form of Qualified Cash Equivalents shall not apply to a Qualified GCUK Asset Sale), (iii) in the case of any sale of Global Marine, GCUK or any of their Subsidiaries, any Indebtedness of the Company or any of its Subsidiaries to the entity being sold shall have been repaid or satisfied, (iv) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Specified Subsidiary Asset Sale shall be remitted to the Trustee for deposit into the Specified Subsidiary Asset Sale Proceeds Account free of any Lien (other than the Lien of the Security Documents, the Camelot Deed, the FTN Agreement, the GCUK Finance Lease, the Deed of Grant of Use and the Freenet Agreement), and the Company (or such Restricted Subsidiary, as the case may be) shall take such action as shall be necessary under 6.03 hereof in order to maintain the Lien of the Trustee on any other consideration received in such Specified Subsidiary Asset Sale and (v) such Net Cash Proceeds shall be applied in accordance with
Section 3.08 hereof; provided that, notwithstanding anything in this Section 4.10(b), any Property subject to (A) the RNSA and the Camelot Deed, (B) the FTN Agreement, (C) the GCUK Finance Lease and the Deed of Grant of Use and (D) the Freenet Agreement may be transferred in accordance therewith, any proceeds from the sale or other disposition of such Property shall be remitted promptly to Camelot, ESC, Network Rail or Ericcson, respectively, to the extent of the obligations owed to such respective parties under those respective agreements, and may be retained by those respective parties to such extent, and the Trustee shall hold in trust and promptly deliver to any such respective party any Property which the Trustee

                                   Indenture
                                   ---------
receives and for which the Trustee has been informed in writing by the Company as set forth in an Officers' Certificate of the Company that such Property is subject to Liens under such respective aforementioned agreement, until such time as the obligations under such agreements, respectively, have been paid and performed in full.

          Upon any Specified Subsidiary Casualty Event, (i) the Net Cash Proceeds received by the Company (or any of its Restricted Subsidiaries) from such Specified Subsidiary Casualty Event shall be remitted to the Trustee for deposit into the Specified Subsidiary Casualty Event Proceeds Account free of any Lien (other than the Lien of the Security Documents, the Camelot Deed, the FTN Agreement, the GCUK Finance Lease, the Deed of Grant of Use and the Freenet Agreement) and (ii) such Net Cash Proceeds shall be retained in the Specified Subsidiary Casualty Event Proceeds Account and applied to the repair, rebuilding or replacement of the Property subject to such Specified Subsidiary Casualty Event, provided that if such Net Cash Proceeds shall not have been so applied within 360 days following the receipt of such Net Cash Proceeds (or within such shorter period as shall be specified by the Company), the balance of such Net Cash Proceeds shall be transferred to the Specified Subsidiary Asset Sale Proceeds Account and shall be applied in accordance with the provisions of the preceding paragraph as if such Net Cash Proceeds constituted proceeds of a Specified Subsidiary Asset Sale; provided further that, notwithstanding anything in this Section 4.10(b), any proceeds from any Specified Subsidiary Casualty Event in respect of Property subject to (A) the Camelot Deed or the RNSA, to the extent of the obligations owed to Camelot under the Camelot Deed or the RNSA, as the case may be, shall promptly be remitted to Camelot and may be retained by Camelot, (B) the FTN Agreement, to the extent of the obligations owed to ECS, shall be remitted promptly to ECS and may be retained by ECS, (C) the GCUK Finance Lease and the Deed of Grant of Use, to the extent of the obligations owed to Network Rail, shall be remitted promptly to Network Rail and may be retained by Network Rail and (D) the Freenet Agreement, to the extent of the obligations owed to Freenet , shall be remitted promptly to Freenet and may be retained by Freenet, and the Trustee shall hold in trust and promptly deliver to any such respective party any Property which the Trustee receives and for which the Trustee has been informed in writing by the Company as set forth in an Officers' Certificate of the Company that such Property is subject to Liens under such respective aforementioned agreement, until such time as the obligations under such agreements, respectively, have been paid and performed in full.

          For the avoidance of doubt, nothing in this Indenture shall be deemed to imply any right of Global Crossing (UK) Telecommunications Limited to act in contravention of the Camelot Deed or the RNSA.

          (c) Determination of Cash Proceeds. The amount of (i) any liabilities of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or Note Guarantees), in each case as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet, that are assumed by the transferee of any such Property pursuant to an agreement that releases the Company and any Restricted Subsidiary, as applicable, from all liability in respect thereof, (ii) Indebtedness of any

                                   Indenture
                                   ---------

Restricted Subsidiary of the Company that is no longer a Restricted Subsidiary of the Company as a result of an Asset Sale or Specified Subsidiary Asset Sale, to the extent that the Company and each other Restricted Subsidiary of the Company are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale or Specified Subsidiary Asset Sale and such Indebtedness is Non-Recourse Debt and (iii) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into Qualified Cash Equivalents (to the extent of the Qualified Cash Equivalents received), will be deemed to be Qualified Cash Equivalents for purposes of determining the percentage of the consideration received in connection with any Asset Sale or Specified Subsidiary Asset Sale that consists of Qualified Cash Equivalents.

          (d) Compliance with Applicable Law. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event provisions of this Indenture, as the case may be, by virtue thereof.

          SECTION 4.11.  Transactions with Affiliates.
                         ----------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its Property to, or purchase any Property from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company or of its Restricted Subsidiaries (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary thereof than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the preceding clause (a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving consideration in excess of $10,000,000, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view from an Independent accounting, appraisal or investment banking firm of recognized national standing in the United States.

                                   Indenture
                                   ---------

          Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (a) the receipt by any Affiliate who is an individual serving as a director, officer or employee of the Company or any of its Subsidiaries of reasonable compensation for his or her services in such capacity;

          (b) transactions between or among the Company and its Restricted Subsidiaries;

          (c) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (d) the execution, delivery or performance in the ordinary course of business of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement with or for any employee, officer or director, including vacation, health, insurance, deferred compensation, stock option, retirement, savings or other similar plans, provided that the aggregate amount paid under this clause (d) during any year to all employees, officers and directors constituting Affiliates shall not exceed $2,500,000;

          (e) the making of Management Advances, and payments in respect thereof;

          (f) Affiliate Transactions in existence on the Issue Date, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company or the relevant Restricted Subsidiary than the terms of such agreement prior to such amendment);

          (g) transactions between the Company and shareholders of the Company permitted under Section 4.09(j) hereof;

          (h) transactions with respect to joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary thereof and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (h), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, are either (i) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (ii) involve the provision by the Company or a Restricted Subsidiary thereof to an Unrestricted Subsidiary of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as

                                   Indenture
                                   ---------
     determined by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) above its expenses of providing such services;

          (i) any transaction entered into in the ordinary course of business between the Company or any Restricted Subsidiary thereof and any Unrestricted Subsidiary (provided that in the case of this clause (i), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party);

          (j)  Restricted Payments that are permitted by Section 4.07 hereof;
     and

          (k) transactions with a Receivables Entity in connection with a Qualified Receivables Transaction.

          Notwithstanding anything to the contrary herein, any Affiliate Transaction involving, directly or indirectly, (i) GCUK or any of its Subsidiaries and the Company or any of its other Subsidiaries or (ii) Global Marine or any of its Subsidiaries and the Company or any of its other Subsidiaries, shall in each case be on terms that are not materially less favorable to GCUK or such Subsidiary, or Global Marine or such Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at arms-length with an unrelated Person.

          SECTION 4.12.  Liens.
                         -----

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their Property, now owned or hereafter acquired.

          SECTION 4.13.  Sale and Leaseback Transactions.
                         -------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, provided that any Credit Party may enter into a sale and leaseback transaction if (a) such Credit Party could have (i) Incurred Indebtedness under Section 4.09 hereof in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 hereof (taking into account the definition of "Permitted Liens" in Section 1.01 hereof), (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as set forth in an Officers' Certificate delivered to the Trustee) of the Property that is the subject of such sale and leaseback transaction and (c) the transfer of Property in such sale and leaseback transaction is treated as an Asset Sale or Specified Subsidiary Asset Sale, as applicable, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof and Section 3.08 or
3.09 hereof, as the case may be.

                                   Indenture
                                   ---------

          SECTION 4.14.  Corporate Existence.
                         -------------------

          Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries, provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).

          SECTION 4.15.  Offer to Repurchase Upon Change of Control.
                         ------------------------------------------

          (a) Change of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to purchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), provided that the Issuer shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 hereof. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

          (b) Change of Control Payment Date. On the Change of Control Payment Date, the Issuer will, to the extent lawful, (l) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the

                                   Indenture
                                   ---------

Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Offers by Third Parties. Notwithstanding anything to the contrary in this Section 4.15, the Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (d) Other Change of Control Offers. Nothing herein shall be deemed to prohibit the Company or any of its Subsidiaries from entering into similar change of control repurchase, redemption or prepayment provisions with respect to any other Indebtedness permitted hereunder (it being understood that no subordinated Indebtedness may be repurchased, redeemed or prepaid prior to the Change of Control Payment Date referred to in paragraph (a) of this Section 4.15, except as otherwise permitted by this Indenture).

          SECTION 4.16.  Business Activities; Holding Company Status.
                         -------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

          The Company will not engage in any business or other activity other than the business of holding Equity Interests in its Subsidiaries and activities reasonably related thereto, including (a) the Incurrence of Indebtedness permitted to be Incurred hereunder and (b) the payment of (i) directors' fees, salaries and fees, costs and expenses in respect of professional and related services which may be rendered on behalf of the Company and its Subsidiaries from time to time, including the fees and expenses of accountants, lawyers, investment bankers and other consultants retained in connection with matters affecting the Company and its Subsidiaries collectively, (ii) premiums, fees and expenses in connection with insurance policies and employee benefit programs (including workmen's compensation) and other Employee Entitlements maintained on behalf of the Company or any of its Subsidiaries and (iii) fees, costs and expenses incurred in connection with sales, dispositions, transfers, acquisitions and financings/refinancings including banking and underwriting fees (including underwriters discounts).

                                   Indenture
                                   ---------

          SECTION 4.17.  Issuances and Sales of Certain Equity Interests.
                         -----------------------------------------------

          The Company (a) will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and
(ii) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Sections 3.08 or 3.09 hereof, as the case may be, and 4.10 hereof, as applicable, and (b) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company. Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any Equity Interest in the Issuer if, after giving effect thereto, the Issuer shall cease to be a Wholly Owned Restricted Subsidiary of the Company.

          SECTION 4.18.  Designation and Revocation of Designation of
                         --------------------------------------------
                         Unrestricted Subsidiaries.
                         -------------------------

          The Company may designate a Restricted Subsidiary that is a Receivables Entity to be an Unrestricted Subsidiary if (1) such designation is in compliance with the provisions of the definition of "Unrestricted Subsidiary," and (2) such designation is evidenced to the Trustee by delivering to the Trustee of a copy of a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that (a) such designation complies with the requirements of the definition of Unrestricted Subsidiary and (b) the Company was permitted to make a Permitted Investment or Restricted Investment at the time of such designation in an amount equal to the Company's interest in the Fair Market Value of such Subsidiary on such date.

          The Company may revoke the designation of a Subsidiary as an Unrestricted Subsidiary by delivering to the Trustee a Board Resolution of the Company, provided that the Company shall not revoke such designation unless (x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such revocation and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if Incurred by a Restricted Subsidiary at such time, have been permitted to be Incurred at such time for all purposes under this Indenture. To be effective, any such revocation delivered to the Trustee shall be accompanied by an Officers' Certificate of the Company to the effect that the requirements of this Section 4.18 shall have been satisfied with respect to such revocation.

                                   Indenture
                                   ---------

          SECTION 4.19.  Guarantee Supplements.
                         ---------------------

          If at any time after the date hereof the Company shall form or acquire any new Subsidiary that shall constitute a Material Subsidiary (other than a Receivables Entity), or if after the Issue Date any Subsidiary not a Material Subsidiary (whether or not in existence on the Issue Date) shall become a Material Subsidiary (other than a Receivables Entity), the Company will within 10 days thereof cause such new or existing Subsidiary to execute and deliver to the Trustee a Guarantee Supplement in substantially the form of Exhibit B hereto, and thereby to become a "Guarantor" and a "Credit Party" hereunder and under the Global Security Agreement, and will (i) deliver such Opinions of Counsel in New York and applicable foreign jurisdictions as to (x) the valid existence of such Guarantor, (y) the due authorization, execution and enforceability of such Guarantee Supplement and (z) such other matters as the Trustee may reasonably request and (ii) take such action (including executing and delivering such Security Documents, instruments of further assurance and amendments or supplements thereto, and delivering such additional Opinions of Counsel and other documents or instruments as required under Section 6.03(c) hereof), in order that such new or existing Subsidiary shall grant Liens on all Property of such Subsidiary then existing or thereafter arising that are included in the definition of "Collateral" in Section 1.01 hereof (but subject to Section 6.02 hereof).

          Notwithstanding the foregoing, the Company shall not be required to cause a Subsidiary of the Company to comply with the first paragraph of this
Section 4.19 in connection with a Qualified GCUK Asset Sale, or any Restricted Investment by the Company in any Restricted Subsidiary (including the surviving or continuing entity following a Qualified GCUK Asset Sale), so long as after giving effect thereto, such surviving or continuing entity, or such Restricted Subsidiary, is a Qualified Restricted Subsidiary; provided that if the surviving or continuing entity in such Qualified GCUK Asset Sale or any Subsidiary thereof, or if any Qualified Restricted Subsidiary or any Subsidiary thereof, Guarantees any Indebtedness or other obligations of any Credit Party, or grants a Lien upon the Property of such entity or Qualified Restricted Subsidiary or any Subsidiary of either thereof securing any Indebtedness or other obligations of any Credit Party (including any Indebtedness under any Working Capital Facility) then the Company shall be required to comply with the first paragraph of this Section 4.19 with respect to such entity, Qualified Restricted Subsidiary or Subsidiary, as the case may be, and the Property thereof.

          SECTION 4.20.  Further Instruments and Acts.
                         ----------------------------

          Each Credit Party agrees that at any time and from time to time, upon the written request of the Trustee, it shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem desirable in obtaining the full benefits of this Indenture and of the rights and powers herein granted.

                                   Indenture
                                   ---------

          SECTION 4.21.  Payments for Consent.
                         --------------------

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any of the Security Documents unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend such terms or provisions of this Indenture, the Notes or the Security Documents in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

              ARTICLE V CONSOLIDATION, MERGER AND SALE OF PROPERTY

          SECTION 5.01.  Merger, Consolidation, or Sale of Property.
                         ------------------------------------------

          The Company will not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person unless: (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, France, Germany, the United Kingdom, Switzerland, Luxembourg, Belgium, the Netherlands or Bermuda; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under its Note Guarantee, this Indenture and the Security Documents pursuant to agreements in form and substance satisfactory to the Trustee; (c) immediately after such transaction no Default or Event of Default has occurred and is continuing, unremedied and unwaived; and (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,
(i) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof or (ii) not have a higher Consolidated Leverage Ratio than the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such sale, assignment, transfer, conveyance or other disposition. The Company will not, directly or indirectly, lease all or substantially all of its Property, in one or more related transactions, to any other Person. The provisions of this Section 5.01 will not be applicable to a sale, assignment, transfer, conveyance or other disposition of Property between or among the Company and the other Credit Parties.

                                   Indenture
                                   ---------

          SECTION 5.02.  Successor Entity Substituted.
                         ----------------------------

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition described in Section 5.01 hereof, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Security Documents referring to the Company shall refer instead to the successor entity and not to the Company), and may exercise every right and power of the Company under this Indenture and the Security Documents with the same effect as if such successor Person had been named as the Company herein and therein; provided that the predecessor Company shall not be relieved from its obligations in respect of the Notes or the Note Guarantee, as applicable, except in the case of a sale of all of the Company's and its Restricted Subsidiaries' Property that meets the requirements of Section 5.01 hereof.

                          ARTICLE VI SECURITY DOCUMENTS

          SECTION 6.01.  Collateral and Security Documents.
                         ---------------------------------

          (a) Execution of Security Documents. On the Issue Date, the Credit Parties and the Trustee (and, to the extent contemplated in Section 11.05, the Belgian Floating Charge Lienholder), for the benefit of itself and the Holders, will enter into the Global Security Agreement, and such other security agreements, pledge agreements, assignments, mortgages or other similar instruments or documents as shall be necessary to create, perfect and make enforceable Liens upon the Property subject to the Lien of the Global Security Agreement as provided in the last paragraph of Section 3 of the Global Security Agreement (but subject to Sections 6.02 and 6.03 hereof), in order that the Trustee shall enjoy, for the benefit of the Trustee and the Holders, a Lien on substantially all of the Property of the Credit Parties described in the definition of "Collateral" in Section 1.01 hereof, now existing or hereafter arising, and wherever located (or, in the case of the floating charge in Belgium referred to in Section 11.05(a) hereof, Liens in favor of the Belgian Floating Charge Lienholder securing the Parallel Debt referred to in said Section 11.05(a)). Concurrently with the execution and delivery of the agreements, assignments, mortgages and other instruments or documents referred to above, the Credit Parties will, in accordance with the requirements of Exhibit F furnish to the Trustee Opinions of Counsel, documents and instruments, and will take the actions, identified on Exhibit F hereto, each of which shall be deemed reasonably satisfactory to the Holders unless the Trustee receives notification to the contrary.

          The Trustee and the Credit Parties hereby acknowledge and agree that the Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of this Indenture and the Security Documents. The Trustee is hereby appointed and authorized to act as agent on behalf of and in the name of the Holders in connection with the Security Documents and the Collateral, including taking,

                                   Indenture
                                   ---------
managing, releasing and enforcing security, and any and all matters incidental or related thereto; and each Holder, by accepting a Note, shall be deemed to have agreed to such appointment and authorization. Each Holder, by accepting a Note, shall be deemed to have agreed to all the terms and provisions of the Security Documents.

          (b) Equal and Ratable Lien. As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

          (c) Use of Collateral. In the absence of notice to the Issuer of a continuing, unremedied and unwaived Event of Default and subject to the provisions of this Indenture and the applicable Security Documents, the Credit Parties shall be suffered and permitted to possess, divest, charter, lease, use, manage, operate and enjoy the Collateral and all rights appurtenant thereto (other than any (i) Cash Collateral constituting part of the Collateral and deposited or required to be deposited with the Trustee in (w) the Specified Subsidiary Asset Sale Proceeds Account, (x) the Asset Sale Proceeds Account, (y) the Specified Subsidiary Casualty Event Proceeds Account or (z) for any payment on or redemption or purchase of any Notes and (ii) Possessory Collateral to the extent not otherwise permitted under this Indenture or applicable Security Documents).

          (d) Authorization to Trustee. Each Holder, by accepting a Note, authorizes and directs the Trustee to enter into the Intercreditor Agreement and each of the Security Documents contemplated hereby and to perform all of the obligations of the Trustee thereunder.

          (e) General Notification Agreement. Each Credit Party agrees on the Issue Date to become a party to a General Notification Agreement in substantially the form of Exhibit H hereto, and thereafter whenever a Subsidiary shall become a Guarantor hereunder to cause such Subsidiary to similarly become a party to such General Notification Agreement.

          SECTION 6.02.  Exclusion of Certain Liens.
                         --------------------------

          Notwithstanding anything in Section 6.01 or 6.03 hereof (except as otherwise provided in clauses (i) through (vi) of Section 6.03(a)) or in any of the Security Documents to the contrary (but without limiting the obligation of each Credit Party to execute and deliver the Global Security Agreement), the Credit Parties shall not be required to take any action to create, perfect and make enforceable any Lien on any Property of any Credit Party in any jurisdiction outside of the United States to the extent that any of the following conditions shall be applicable, the determination of such applicability to be (x) deemed acceptable to the Holders unless the Trustee receives notification to the contrary, and (y) made by the Company with respect to any such determination to be made after the Issue Date, it being understood that if the Company shall determine after the Issue Date that any of such conditions are applicable with respect to any Property of any Credit Party in any jurisdiction acquired after the Issue Date, the Company shall deliver an Officers' Certificate to such effect to the Trustee

                                   Indenture
                                   ---------
identifying the Property as to which such condition is applicable and the basis upon which such determination has been made:

          (i) the taking of such action to create, perfect or make enforceable such Lien with respect to such Property is (x) prohibited under applicable law, or (y) requires that a governmental or regulatory approval or registration (other than merely ministerial acts, notices and the like) or a third party consent be obtained, which approval, registration or consent has not yet been obtained or has been denied; provided that each Credit Party agrees to use its commercially reasonable efforts to obtain any such governmental or regulatory approval, registration or third party consent on or before the Issue Date (with respect to any such Property owned by it on the Issue Date), and as promptly as practicable thereafter (with respect to any such Property owned by it on the Issue Date if governmental approval or third party consent has not been obtained on the Issue Date, and with respect to Property acquired by it after the Issue
     Date), it being understood that the failure, after expending commercially reasonable efforts, to so obtain an approval or consent shall not constitute an Event of Default hereunder;

          (ii) any of the following conditions shall exist, namely (x) no law is applicable to the taking of a Lien on such Property (such as with respect to undersea cables in international waters) or (y) applicable law requires a metes and bounds description (or equivalent) in order to create, perfect or make enforceable a Lien on such Property and it is not practicable to prepare such a description; provided that to the extent that a generic description of such Property may be sufficient to create, perfect or make enforceable such Lien and thereby gain priority over certain creditors of the Credit Party (even though such Lien would not be enforceable against all creditors to the same extent as a Lien under the Uniform Commercial Code is enforceable against creditors with respect to Property in the United States of a debtor located in the United States), such Credit Party will nevertheless take such action as shall be appropriate to create, perfect and make enforceable such Lien against such smaller category of creditors;

          (iii) the aggregate cost of obtaining and maintaining a Lien upon the Property (other than real property or real property interests) of such Credit Party and other Credit Parties in such jurisdiction through the Stated Maturity of the Notes (including all recording and stamp fees, taxes, notary fees and local counsel legal expenses, but excluding fees of any Credit Party's counsel other than local counsel in the jurisdiction of any such Lien or Property, New York counsel to the Trustee and the Holders and any costs that arise at the time of the enforcement of such Lien) is
     (A) reasonably estimated to exceed 5% of the aggregate Fair Market Value of the Property of such Credit Party located in such jurisdiction; provided that the foregoing shall not be applicable to any jurisdiction to the extent that such costs shall not be greater than $80,000 with respect to Liens being taken in such jurisdiction on the Issue Date, or not be greater than $80,000 during any calendar year with respect to Liens being taken in such jurisdiction after the Issue Date and (B) such Property is immaterial in relation to the aggregate value of the Property

                                   Indenture
                                   ---------
     of all of the Credit Parties in which the Trustee is obtaining a valid, perfected and enforceable Lien and is not a necessary link or equipment (assuming no cable or fiber capacity or rights thereto are available from any other provider) to enable any Material Subsidiary to conduct any material portion of its operations or business and

          (iv) such Property consists of a parcel of real property or real property interests and the aggregate cost of obtaining and maintaining a Lien upon such Property in such jurisdiction through the Stated Maturity of the Notes (including all recording and stamp fees, taxes, notary fees and local counsel legal expenses, but excluding fees of New York counsel to the Trustee and the Holders and any costs that arise at the time of the enforcement of such Lien) are reasonably estimated to exceed 5% of the aggregate Fair Market Value of such parcel and shall be greater than $80,000 with respect to Liens being taken in such jurisdiction on the Issue Date, and greater than $80,000 during any calendar year with respect to Liens being taken in such jurisdiction after the Issue Date, or greater than $30,000 for any individual parcel of Property (such latter estimate to be taken as an average of the costs of taking Liens on all parcels of real property or real property interests in the respective jurisdiction on the Issue Date and thereafter, and not on the cost of obtaining a Lien on any particular parcel in such jurisdiction) and such Property is immaterial in relation to the aggregate value of the Property of all of the Credit Parties in which the Trustee is obtaining a valid, perfected and enforceable Lien and is not a necessary link (assuming no cable or fiber capacity or rights thereto are available from any other provider) to enable any Material Subsidiary to conduct any material portion of its operations or business; and

provided, however, that:

          (x) in the event that any Credit Party shall take action to create, perfect or make enforceable Liens in favor of any Working Capital Facility on Property of any Credit Party in any jurisdiction, the foregoing conditions shall be deemed inapplicable to such Property;

          (y) none of the foregoing conditions shall be applicable to the taking of any Lien in Possessory Collateral, or in the Equity Interests of any Issuer under and as defined in the Global Security Agreement or, after the occurrence and during the continuance of an unremedied and unwaived Event of Default and delivery of notice thereof to the Issuer, Cash Collateral not held in the Asset Sale Proceeds Account, the Specified Subsidiary Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account and

          (z) so long as no Event of Default shall have occurred and be continuing, unremedied and unwaived, the Credit Parties shall not be required to take any action to create, perfect and make enforceable any Lien in Cash Collateral (other than any Cash Collateral held in the Asset Sale Proceeds

                                   Indenture
                                   ---------

     Account, the Specified Subsidiary Asset Sale Proceeds Account and the Specified Subsidiary Casualty Event Proceeds Account); provided, however, that the Credit Parties will create Liens on Cash Collateral only to the extent of a floating charge, blanket lien or similar filing which does not provide the Trustee with any ability to exercise any control over or dominion of the Cash Collateral prior to the occurrence and continuance of an Event of Default that is unremedied and unwaived.

          In determining under this Section 6.02 whether a Lien may be created, perfected or made enforceable with respect to any Property in any particular jurisdiction, the Credit Parties acknowledge that it is not the intent of this
Section 6.02 to dispense with the requirement that action be taken with respect to a Lien simply because there may be qualifications or exceptions to the Liens taken, or because there may be qualifications or exceptions to any required opinion of counsel in the applicable jurisdiction by reason of legal uncertainties as to the manner in which a Lien is to be taken, as to the applicable law or for any other reason. In addition, to the extent that, although there may be uncertainty under applicable local law as to the manner in which to create, perfect or make enforceable a Lien on any Property, there is an accepted practice in the relevant jurisdiction that is typically undertaken to take a Lien on such Property, it is nevertheless the intent of the Credit Parties that the actions and Security Documents customarily adopted in such jurisdiction shall be taken and executed, as applicable. Without limiting the generality of the foregoing, it is recognized by the parties that Liens in certain countries (such as Mexico, Colombia, Venezuela or Argentina) may be granted to creditors not through a direct pledge, but through a transfer of title in Property to a trustee, such as under a fideicomiso, and that creating, perfecting and making enforceable a Lien in such manner is agreed to be an acceptable method of taking a Lien on Property in any jurisdiction. The parties hereto also recognize that it may be necessary in certain countries to appoint a local trust company to act as a trustee in such country or countries for the Holders.

          For purposes of clause (i) of the first paragraph of this Section 6.02, notwithstanding that a Lien may to a certain extent or in certain circumstances be prohibited under applicable law, the respective Credit Party shall nevertheless take action to create, perfect and make enforceable such Lien if the relevant Security Document states that such Lien is being taken "to the maximum extent permitted under applicable law" (or words of similar import), unless such Credit Party delivers an Opinion of Counsel from the respective jurisdiction that such a qualification in such Security Document would be ineffective for purposes of avoiding a violation of law.

          For purposes of clauses (iii) and (iv) of the first paragraph of this
Section 6.02, the term "jurisdiction" shall refer to a country (such as Canada or Mexico) and not to the particular provinces, States or other political subdivisions within such country.

                                   Indenture
                                   ---------

          SECTION 6.03. Maintenance of Liens.
                        --------------------

          (a) Maintenance and Preservation of Liens. The Credit Parties will (subject to Section 6.02 hereof) take or cause to be taken all action required to maintain, preserve and protect the Liens on the Collateral granted by the Security Documents, including causing any Security Document, instruments of further assurance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times (except as otherwise permitted to be released pursuant to this Indenture or applicable Security Documents) to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places and at such times as are prescribed in the Security Documents or in this Indenture and as may be required by law to fully preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to the Collateral. In that connection, it is understood and agreed that:

          (i) as to Property of any Credit Party located in any jurisdiction owned by such Credit Party on the Issue Date that is not covered by the Lien of a particular Security Document other than the Global Security Agreement, such Credit Party shall be deemed to have complied with the requirements of this paragraph if, as contemplated by Exhibit F hereto, unless the initial Holders of the Notes shall have given notice to the Trustee that the conditions set forth in said Exhibit F have not been satisfied;

          (ii) as to Property of any Credit Party located in any jurisdiction, whether now owned or hereafter acquired, that is covered by the Lien of a particular Security Document other than the Global Security Agreement (or that is contemplated by such Security Document to be covered by such Lien if acquired after the Issue Date), such Credit Party shall be deemed to have complied with the requirements of this paragraph if such Credit Party complies with the requirements of such Security Document;

          (iii) as to all other Property hereafter acquired by any Credit Party, such Credit Party shall (subject to Section 6.02) comply with the requirements of this paragraph (except with respect to Property in any jurisdiction to the extent that a Security Document expressly provides that the respective Credit Party need not take action to create, perfect or make enforceable a Lien with respect to such Property);

          (iv) as to any contract or agreement to which any Credit Party is a party on the Issue Date that requires the consent of a third party in order to create a lien in such contract or agreement, such Credit Party shall be deemed to have complied with the requirements of this paragraph if, after utilizing commercially reasonable efforts to so obtain such consent, as contemplated by Exhibit F hereto, unless the initial Holders of the Notes shall notify the Trustee that the conditions set forth in said Exhibit F have not been satisfied;

                                    Indenture
                                    ---------

          (v) as to any contract or agreement to which any Credit Party becomes a party after the Issue Date that requires the consent of a third party in order to create a lien in such contract or agreement, such Credit Party shall be deemed to have complied with the requirements of this paragraph, notwithstanding that such consent has been refused, if it shall have used commercially reasonable efforts to obtain such consent (and shall so certify in the first Officers' Certificate delivered pursuant to paragraph (c)(ii)(B) below after the date of such refusal); and

          (vi) as to any portion of the cable network and its related equipment in the Netherlands that is deemed to be immovable Property under Dutch law, the Credit Parties shall not be required to create and grant any mortgage on any such Property until such Property has been registered in the Public Register of The Netherlands.

          Without limiting the generality of the foregoing, if after the Issue Date the Company or any of its Restricted Subsidiaries shall create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its Property to secure any Working Capital Facility (which Property is not already subject to the Lien of the Security Documents or to perfection thereunder), the Company shall, or shall cause such Restricted Subsidiary to, as the case may be, (i) execute and file, as applicable, any and all further Security Documents and other instruments required under applicable law, upon substantially the same terms as the security documents securing a Working Capital Facility, as shall be necessary to effectuate a Lien subject to any Working Capital Facility and the Permitted Liens referred to in clauses (e),
(h), (i), (j), (k), (l), (m), (n) and (o) of the definition of such term in
Section 1.01 hereof upon such Property for the benefit of the Holders, unless such Lien cannot be effectuated under applicable law and (ii) deliver an Opinion of Counsel reasonably satisfactory to the Trustee that such Security Documents are valid, binding and enforceable obligations, it being understood that in no event will any Working Capital Facility be entitled to the benefit of any Liens on any of the Indenture Exclusive Collateral.

          (b) Recording and Filing Fees. The Credit Parties will, from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

          (c) Confirmatory Action Regarding Liens. The Credit Parties will furnish to the Trustee:

          (i) without limiting the provisions of Exhibit F hereto with respect to documents to be delivered on the Issue Date (which provisions shall govern documents to be delivered on the Issue Date) and subject to Section
     6.02 hereof, promptly after the execution and delivery of this Indenture, the Security Documents, each amendment or supplement to a Security Document or other instrument of further assurance, an Opinion or Opinions of Counsel stating that, in the opinion of such counsels, this Indenture, the Security Documents, any such

                                    Indenture
                                    ---------
     amendment or supplement to a Security Document and other instruments of further assurance have been properly recorded, endorsed, registered and filed, or have been received by the applicable governmental authority for recording, filing or registration, to the extent necessary (but subject to Section 6.02 hereof) to make effective and perfect the Liens intended to be created by this Indenture and the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective;

          (ii) on or before February 28 in each year beginning with February 28, 2005, (A) an Opinion or Opinions of Counsel, dated as of a date not earlier than 60 days prior to such date, either stating that, in the opinion of such counsels, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, the Security Documents, of all amendments or supplements to the Security Documents, financing statements, continuation statements or other instruments of further assurances as is necessary (but subject to Section 6.02 hereof) to maintain the Lien of the Security Documents (including the Lien on any Property acquired by the Issuer or any Guarantor since the end of the preceding calendar year) to the extent required under the provisions of the applicable Security Documents and the provisions of this Article VI, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and (B) an Officers' Certificate of the Issuer, dated as of a date not earlier than 60 days prior to such date, stating that all fees required to be paid under each Security Document have been paid and that the Credit Parties have used commercially reasonable efforts to obtain any consent referred to in clause (v) of paragraph (a) above; and

          (iii) from time to time, notice of any recording, registration, filing, payment or other action taken in accordance with the provisions of
     Section 6.03(a) hereof, in each case as promptly as practicable after taking any such action.

          The Credit Parties will comply with Section 314(b) of the TIA.

          (d) Insurance. The Company will cause all casualty insurance maintained by the Company or any of the other Credit Parties with respect to any of the Collateral to designate the Trustee as the loss payee thereof (or, in the case of Shared Collateral, to designate the agent under a Working Capital Facility as loss payee, with the Trustee being designated as an additional insured), as its interests may be, and shall provide copies of certificates for or endorsements to any such policies (showing such designation) to the Trustee on the Issue Date and annually thereafter on each February 28, beginning with February 28, 2005, and shall deliver an Officers' Certificate, together with copies of appropriate certificates or endorsements, showing that such designation continues to be in effect; provided that the Company shall not be required to undertake

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                                    ---------

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                                     - 80 -

any of the foregoing with respect to any insurance policies maintained by a Credit Party (x) for the benefit of any governmental authority as required by law or (y) covering Motor Vehicles.

          (e) Amendments to Security Documents. The Company will not, and will not permit any Restricted Subsidiary thereof to, take or omit to take any action which action or omission might or would have the result of impairing the Lien with respect to the Collateral for the benefit of the Trustee and the Holders, and the Company shall not, and shall not permit any Restricted Subsidiary thereof to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders, any interest whatsoever in any of the Collateral, except as expressly permitted under this Indenture and the Security Documents; provided that nothing herein shall be deemed to prohibit any amendment, modification or supplement of this Indenture or any Security Document (i) in order to effectuate the subordination of the Lien of the Trustee and the Holders under the Security Documents to any Lien securing a Working Capital Facility as contemplated by Section 6.04 hereof or (ii) in connection with the release by the Trustee of any Lien upon any Property of the Company or any Restricted Subsidiary thereof that is the subject of a sale or other disposition (including any Asset Sale or any Specified Subsidiary Asset Sale) permitted hereunder or under the Security Documents, to the extent such release is required pursuant to
Section 6.05 hereof.

          SECTION 6.04. Subordination to Working Capital Facilities.
                        -------------------------------------------

          The Liens created pursuant to the Security Documents shall be subject to no other Lien other than (a) in the case of any Collateral, Permitted Liens referred to in clauses (e), (h), (i), (j), (k), (l), (m), (n) and (o) of the definition of such term in Section 1.01 hereof and (b) in the case of the Shared Collateral, Liens securing the obligations of the Credit Parties under and in respect of any Working Capital Facility. In the event that the Company or any of its Restricted Subsidiaries shall at any time Incur Indebtedness in respect of any Working Capital Facility and such Indebtedness shall be secured by any of the Property of the Company or any of its Restricted Subsidiaries, the Trustee shall, upon receipt of an Issuer Order to such effect, execute and deliver an Intercreditor Agreement in substantially the form of Exhibit C hereto, together with such other documents and instruments as shall be necessary, and to the maximum extent permitted under applicable law, to effect the subordination of the Liens of the Security Documents to the Liens securing such Working Capital Facility, insofar as relating to the Shared Collateral, in each case to the extent set forth in an Issuer Order and an Opinion of Counsel. Each Holder, by acceptance of the Notes, agrees to be bound by the provisions of the Intercreditor Agreement upon execution and delivery thereof.

          SECTION 6.05. Release of Liens.
                        ----------------

          (a) Releases Generally. Subject to paragraphs (b), (c) and (d) of this Section 6.05 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of this Indenture, the Security Documents, the Intercreditor Agreement, and the Trust Indenture Act. Collateral shall be released at any time that the Notes have

                                    Indenture
                                    ---------
been irrevocably paid in full or otherwise irrevocably discharged pursuant to the terms of this Indenture.

          (b) Releases upon Issuer Request. So long as no Default or Event of Default shall have occurred and be continuing unremedied and unwaived, or would be caused thereby, upon the request of the Issuer pursuant to an Issuer Request, accompanied by an Officers' Certificate certifying, that all conditions precedent to such release hereunder have been met, and without the consent of any Holder, the Credit Parties will be entitled to release of Property included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

          (i) to enable the Issuer or any Guarantor to consummate any sale, lease, conveyance or other disposition (including by way of merger or consolidation) of any Property in compliance with and not prohibited by Articles IV and V hereof, and any other provision hereunder; provided that
     (A) all other Liens on such Property securing any Working Capital Facility are similarly released and (B) only the Property issued, sold, leased, conveyed or otherwise disposed (including by way of merger or consolidation) is subject to such release;

          (ii) to permit a Credit Party to incur and suffer to exist any Permitted Lien on Property described under clauses (k), (m) or (o) of the definition of "Permitted Liens" in Section 1.01 hereof, if (A) such Permitted Lien would not be prohibited under Article IV hereof or any other provision hereunder, (B) the release of such Lien is reasonably necessary to effect any such Permitted Lien, (C) such release does not extend to any Property other than that subject to such Permitted Lien and (D) all Liens on such Property securing Obligations under all Working Capital Facilities are released;

          (iii) if, in compliance with Section 4.18 hereof, the Company shall designate a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall be released from its obligations under its Note Guarantee and from the Lien created by this Indenture and the Security Documents; provided that all guarantees of such Subsidiary in favor of any Working Capital Facility, and all Liens on such Property securing all Working Capital Facilities, are released;

          (iv) pursuant to an amendment, supplement or waiver entered into in accordance with Article 9 hereof; and

          (v)   pursuant to a Qualified Lien Release.

          In the case of any release of Collateral from the Liens securing the Notes in accordance with one or more of the foregoing clauses in this paragraph that constitutes an Asset Sale or Specified Subsidiary Asset Sale, it shall also be a condition precedent to any release that, (x) the Company shall have delivered an Officers' Certificate to the Trustee setting forth the aggregate amount of the Net Cash Proceeds to be received upon such Asset Sale or Specified Subsidiary Asset Sale, (y) the Trustee shall have receipt of

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                                    ---------
such Net Cash Proceeds for deposit into the Specified Subsidiary Asset Sale Proceeds Account or the Asset Sale Proceeds Account, as applicable and (z) the Company shall have taken all actions necessary to create, perfect and make enforceable the Lien on any other consideration received in connection with such Asset Sale or Specified Subsidiary Asset Sale.

          Upon receipt of such required Officers' Certificate or Officers' Certificates, as the case may be, and any required Opinion of Counsel, pursuant and subject to the provisions of this Section 6.05 hereof, the Collateral Agent shall execute, deliver or acknowledge, at the expense of the Credit Parties, any reasonably necessary or proper instruments of termination, satisfaction or release to evidence the release (prepared by the Issuer or the Company) of any Collateral permitted to be released (and the release of any Guarantee, if applicable) pursuant to this Indenture, the Intercreditor Agreement and the Security Documents.

          (c) No Impairment of Continuing Security. The release of any Collateral from the Lien of the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof, if and to the extent Collateral is released pursuant to the terms hereof and of the Security Documents. Notwithstanding anything to the contrary contained herein, the Company and its Restricted Subsidiaries are authorized to sell Collateral in the ordinary course of business free of all Liens of the Trustee and the Holders under the Security Documents without any action on the part of the Trustee, the Holders or otherwise; provided that upon receipt by the Trustee of an Issuer Order requesting confirmation by the Trustee in writing of such release (which Issuer Order shall be accompanied by an Officers' Certificate in substantially the form of Exhibit G hereto to the effect that the particular Collateral the subject of such request was sold in the ordinary course of business), the Trustee shall so confirm that such Property has been released from the Lien of the Security Documents. The Trustee shall have no duty or obligation to verify the facts or statements set forth in the Issuer Order or Officers' Certificate to be provided to the Trustee in accordance with this Section. In connection herewith, the Company agrees that, unless not required by the TIA, every February 28 and August 31 of each year commencing February 28, 2004 after the Issue Date, the Company shall deliver to the Trustee, on behalf of the Holders, an Officers' Certificate stating that all sales of Collateral in the six months preceding the date of delivery of such certificate either (i) were in the ordinary course of business or (ii) otherwise complied with the terms of this
Section 6.05, the other terms of this Indenture and the Security Documents and the terms of the TIA.

          (d) Compliance with TIA. The Issuer will cause TIA Section 313(b) (including the provisions thereof relating to the delivery of reports), and TIA
Section 314(d) (including the provisions thereof relating to the release of property or securities from the Lien and security interest of the Security Documents), to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by any Officer of the Issuer or the Company; provided that, to the extent required by Section 314(d) of the Trust Indenture Act, any such certificate or opinion shall be

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                                    ---------
made by an "independent appraiser" or other "expert" (as such terms are set forth in Section 314(d) of the Trust Indenture Act).

          SECTION 6.06. Collateral Agent.
                        ----------------

          (a) Trustee Acting as Collateral Agent. The Trustee shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own negligence or willful misconduct. For so long as the Trustee shall act as Collateral Agent hereunder, the Collateral Agent shall be afforded the same rights, protections, immunities and indemnities provided the Trustee herein. The Trustee shall not be liable for the acts, omissions, fees or expenses of any co-Collateral Agent appointed by it with due care. The Credit Parties agree to pay the fees and expenses of any such co-Collateral Agents.

          (b) Authorization to Collateral Agent. The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in this Indenture, the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under this Indenture, the Security Documents and the Intercreditor Agreement.

          (c) Release Certificates of the Trustee. In the event that the Issuer wishes to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent, the Trustee will determine whether it has received all documentation required by this Indenture in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

          (d) Termination of Security Interest. Upon payment or irrevocable discharge in accordance with the terms of this Indenture in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, including pursuant to the last paragraph of Section 4.01 hereof and Section 8.07 hereof, in the event that the Trustee is not itself also the Collateral Agent, the Trustee will, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full or otherwise irrevocably discharged in accordance with the terms of this Indenture, and instruct the Collateral Agent to release and terminate the Liens granted pursuant to the Security Documents.

          SECTION 6.07. Trustee in its Individual Capacity.
                        ----------------------------------

          The parties hereto acknowledge that the Trustee is executing certain of the Security Documents in its individual capacity, and not as Trustee for the benefit of the

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                                    ---------

Holders under this Indenture. Accordingly, the parties hereto agree that with regard to such Security Documents the Trustee, acting in such individual capacity, shall be subject to the duties and responsibilities of the Trustee and receive the benefits of the indemnities set forth in this Indenture.

                        ARTICLE VII DEFAULT AND REMEDIES

          SECTION 7.01. Events of Default.
                        -----------------

          The following events shall, so long as the same shall have occurred and be continuing, constitute an "Event of Default" hereunder:

          (a) default for 30 or more successive days in the payment when due of interest on the Notes;

          (b) default in the payment when due (at Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise) of the principal of or premium, if any, on the Notes;

          (c) failure by the Company or any of its Restricted Subsidiaries to comply with Section 3.08, 3.09 or 4.15 hereof, or with Article V hereof;

          (d) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16,
     4.17 or 4.19 for 20 or more successive days after notice specifying such failure shall have been given to the Company by the Trustee or the Holders of at least 25% or more in aggregate principal amount of the Notes then outstanding;

          (e) failure by the Company or any of its Restricted Subsidiaries for 45 or more days after notice from the Trustee, or Holders of 25% or more of the aggregate principal amount of the Notes, to comply with any of its other agreements in this Indenture or any of the Security Documents;

          (f) default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any sums under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, to the extent that the aggregate amount of Indebtedness in respect of which such default occurs is $2,500,000 or more;

          (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $2,500,000 or more (net of applicable insurance coverage which is acknowledged in writing by the

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                                    ---------
     insurer), which judgments are not paid, discharged or stayed for a period of 30 or more days;

          (h) except as provided by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

          (i) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its Property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)   generally is not paying its debts as they become due;

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Material Subsidiaries,

               (ii) appoints a custodian of the Company or any of its Material Subsidiaries or for all or substantially all of the Property of the Company or any of its Material Subsidiaries; or

               (iii) orders the liquidation of the Company or any of its Material Subsidiaries; and the order or decree remains unstayed and in effect for 30 or more consecutive days; or

          (k) commencing 90 days after the Issue Date, any of the following shall occur and continue for a period of 15 consecutive days: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the Property of the Credit Parties taken as a whole, not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein and is permissible or achievable under applicable law) in favor of the Trustee for the benefit of the Holders hereunder, free and clear of all other Liens (other than Liens not prohibited under Section 4.12 hereof or under the respective

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                                    ---------

     Security Documents); (ii) except for expiration in accordance with its terms or the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the Property of the Credit Parties taken as a whole; or (iii) any Liens created by the Security Documents shall, with respect to any material portion of the Property of the Credit Parties taken as a whole, be declared invalid or unenforceable or any Credit Party shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable.

          SECTION 7.02. Acceleration.
                        ------------

          If any Event of Default occurs and is continuing, unremedied and unwaived, by written notice to the Issuer, the Trustee or the Holders of a majority in aggregate principal amount of the then-outstanding Notes may declare the unpaid principal of, premium, if any, accrued and unpaid interest, and any other amounts due on all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in paragraph (i) or (j) of Section 7.01 hereof occurs, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

          SECTION 7.03. Other Remedies.
                        --------------

          If an Event of Default with respect to outstanding Notes occurs and is continuing, unremedied and unwaived, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, interest and any other amounts due, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 7.04. Waiver of Past Defaults.
                        -----------------------

          Subject to Sections 7.02, 7.07 and 10.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes

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                                    ---------

(including in connection with a required redemption or an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 7.05. Control by Majority.
                        -------------------

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

          SECTION 7.06. Limitation on Suits.
                        -------------------

          A Holder of a Note may pursue a remedy with respect to this Indenture to the extent it relates to the Notes, this Indenture or the Security Documents only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default and the remedy requested, or the Trustee shall have distributed notice of an Event of Default to Holders in accordance with the provisions of this Indenture;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue such remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and any requested provision of indemnity; and

          (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          SECTION 7.07. Rights of Holders of Notes to Receive Payment.
                        ---------------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on such Note on or after the respective due dates expressed in such Note (including in connection

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                                    ---------
with a required redemption or an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 7.08. Collection Suit by Trustee.
                        --------------------------

          (a)  Suit Upon Payment Default. If an Event of Default specified in
Section 7.01(a) or (b) hereof occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and the Guarantors for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          (b) Suit Generally Upon Default. If an Event of Default occurs and is continuing, unremedied and unwaived, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or, in any Security Document, or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject, however, to Section 7.05 hereof.

          SECTION 7.09. Trustee May File Proofs of Claim.
                        --------------------------------

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be paid out of any and all distributions, dividends, money, securities and other Property that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to

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                                    ---------
authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 7.10. Priorities.
                        ----------

          If the Trustee collects any money with respect to any Notes pursuant to this Article VII, or pursuant to any of the Security Documents, it shall, after any application required pursuant to any Intercreditor Agreement, pay out the money in the following order:

          First: to the Trustee, its agents and attorneys (including the Collateral Agent and the Belgian Floating Charge Lienholder) for amounts due and payable under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Credit Parties or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

          SECTION 7.11. Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

          SECTION 7.12. Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent

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                                    ---------
permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 7.13. Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 7.14. Restoration of Rights and Remedies.
                        -----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 7.15. Power of Attorney for Collateral in Quebec.
                        ------------------------------------------

          For the purposes of the security on the Collateral located in the Province of Quebec, Canada, the validity, publication or perfection of which is governed by the laws of the Province of Quebec, each of the Holders, by acceptance of the benefits hereof, hereby irrevocably grants to the Trustee, for the purposes of holding, on behalf of and for the benefit of all present and future Holders, the Liens granted by any Credit Party covering property located in the Province of Quebec, a power of attorney within the meaning of Section 2692 of the Civil Code of Quebec (the "Power of Attorney"). The Trustee hereby accepts such Power of Attorney for the purposes of holding such Liens on behalf of and for the benefit of all present and future Holders. Without limiting the generality of the foregoing, to the extent that any Person becomes a Holder by accepting, purchasing or acquiring a Note, such Person shall be automatically deemed to have ratified and consented to the Power of Attorney constituted hereunder. Each Holder, by acceptance of the benefits hereof, agrees that, notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), the Trustee shall not, as the Person holding the Power of Attorney, be prohibited from acquiring any title to any indebtedness secured by any hypothec executed in its favor pursuant to this Indenture or the Notes or any other document contemplated hereunder (including acquiring for its own account title to any of the Notes issued hereunder).

                                    Indenture
                                    ---------

                              ARTICLE VIII TRUSTEE

          SECTION 8.01. General.
                        -------

          The duties and responsibilities of the Trustee shall be as provided by the TIA and as specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If an Event of Default has occurred and is continuing, unremedied and unwaived the Trustee shall exercise the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Article VIII. The rights, privileges, immunities and indemnities of the Trustee set forth in this Article VIII shall apply to the Trustee under each of the Security Documents as if fully set forth therein.

          SECTION 8.02. Certain Rights of Trustee; Reliance on Certificate.
                        --------------------------------------------------

          (a) Reliance by Trustee. Subject to Sections 315(a) through (d) of the TIA:

          (i) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person and conforming to the requirements of this Indenture (and the Trustee need not investigate any fact or matter stated in such document);

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 12.04 hereof and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys, agents, custodians and nominees (including any agent, including the Collateral Agent, for the purpose of holding or foreclosing on Collateral in any jurisdiction) and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care;

                                    Indenture
                                    ---------

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or willful misconduct;

          (vi) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or involving the exercise of any right, duty, trust or power conferred upon the Trustee under the TIA or this Indenture;

          (vii) the Trustee shall not be charged with knowledge of (A) any Default or Event of Default, (B) the identity of any Restricted Subsidiary
     (C) of the existence of any Change of Control, Asset Sale, Specified Subsidiary Asset Sale or Specified Subsidiary Casualty Event, or (D) any default under any Security Documents unless the Trustee shall have received written notice thereof from the Issuer or any Holder;

          (viii) in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture;

          (ix) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and shall not be required to investigate or verify the facts or matters stated therein;

          (x) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts or acted with willful misconduct;

                                    Indenture
                                    ---------

          (xi) anything in this Indenture to the contrary notwithstanding, but subject to the provisions of the TIA as they relate to this Indenture, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action;

          (xii) the Trustee shall not be bound to make any investigation into the facts or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent entitlement order, approval or other paper or document;

          (xiii) the Trustee shall have no obligation to invest and reinvest any cash held in any account in the absence of timely and specific written investment direction from the Issuer or the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of a secured party to provide timely written investment direction;

          (xiv) the Trustee shall have no responsibility or obligation with respect to the preparation, execution or filing of any report or certification to be delivered to the SEC with respect to the Issuer;

          (xv) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Indenture;

          (xvi) the Trustee may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel; provided that the Trustee's conduct does not constitute negligence or willful misconduct;

          (xvii) except as expressly instructed by the Holders of the Notes or the Issuer or any other Credit Party as contemplated in this Indenture and the Security Documents, the Trustee shall (x) have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (A) create, preserve, perfect or validate the security interest granted to the Trustee pursuant to the Security Documents or (B) enable the Trustee to exercise and enforce its rights under the Security Documents with respect to such pledge and security interest and (y) the Trustee have no responsibility or liability (A) in connection with the acts or omissions of the Credit Parties in respect of the

                                    Indenture
                                    ---------
     foregoing or (B) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest; and

          (xviii) the Trustee is hereby authorized to provide powers of attorney to such Persons as it deems necessary and desirable to fulfill its obligations under this Indenture and the Security Documents and in no event shall the Trustee be liable for the acts or omissions of such Persons in their exercise of such powers if such Persons were appointed with due care.

          (b) Instructions by Beneficial Owners of Notes. Notwithstanding the provisions of the foregoing paragraph (a), the Trustee, in receiving instructions of Holders, shall be entitled to conclusively rely and shall follow the instruction of any Person that it reasonably believes to be a Beneficial Owner of Notes, provided that such instruction is accompanied by (i) certification by an officer of such Beneficial Owner, stating the outstanding principal amount of Notes beneficially held by it, and (ii) an indemnity agreement (if such indemnity is otherwise required under the provisions of this Indenture) in form reasonably satisfactory to the Trustee, executed by such Person agreeing to indemnify the Trustee against claims, damages and losses incurred in reliance on said officer's certificate.

          SECTION 8.03.  May Hold Notes.
                         --------------

          The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 310(b) and 311 of the TIA.

          SECTION 8.04.  Trustee's Disclaimer.
                         --------------------

          The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes and (b) shall not be responsible for (i) any statement in the Notes other than its certificate of authentication or (ii) any statements in other Security Documents by other parties.

          SECTION 8.05.  Notice of Default.
                         -----------------

          If any Default or any Event of Default occurs and is continuing, unremedied and unwaived and if (a) such Default or Event of Default is actually known to a Responsible Officer of the Trustee or (b) written notice of such Default or Event of Default has been given to the Trustee at its Corporate Trust Office, the Trustee shall mail to each Holder in the manner and to the extent provided in Section 313(c) of the TIA notice of the Default or Event of Default within 90 days after the same shall become known to the Trustee, unless such Default or Event of Default has been cured, provided that, except in the case of a default in the payment of the principal of, premium, if any, or

                                    Indenture
                                    ---------
interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

          SECTION 8.06.  Reports by Trustee to Holders.
                         -----------------------------

          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder as provided in
Section 313(c) of the TIA a brief report, dated as of such May 15, if required by Section 313(a) of the TIA. The Trustee shall also comply with TIA Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 8.07.  Compensation and Indemnity.
                         --------------------------

          (a) Compensation. The Issuer shall pay to the Trustee and the Belgian Floating Charge Lienholder such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Belgian Floating Charge Lienholder upon request for all reasonable expenses and disbursements incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's, and the Belgian Floating Charge Lienholder's, agents and counsel.

          (b) Indemnification. Subject to Sections 315(a) through (d) of the TIA, the Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the execution, acceptance or administration of this Indenture, the Notes, the Note Guarantees, the Security Documents and any other agreement executed in connection therewith and its duties under this Indenture, the Notes, the Note Guarantees, the Security Documents and any other agreement executed in connection therewith, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the Security Documents.

          For purposes hereof, the parties hereby agree that the Belgian Floating Charge Lienholder shall be deemed to be an agent of the Trustee hereunder and, as such, solely in such capacity and with respect to actions taken in such capacity, entitled to the benefits of this Section 8.07(b) and, the Credit Parties and the Trustee each agrees with and for the benefit of the Belgian Floating Charge Lienholder that any loss, liability or expense incurred by the Belgian Floating Charge Lienholder shall be treated as a loss,

                                    Indenture
                                    ---------
liability or expense of the Trustee and shall, accordingly, be entitled to the benefits of the Trustee's Lien under each Security Document (and the Trustee agrees with the Belgian Floating Charge Lienholder to pay over to the Belgian Floating Charge Lienholder any amounts received or collected by it pursuant to any Security Document in respect of such loss, liability or expense).

          (c) Lien of Trustee. To secure the Issuer's payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or other Property held or collected by the Trustee, in its capacity as Trustee, except money or other Property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          (d) Expenses During Bankruptcy. If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in
Section 7.01(i) or (j) hereof, the expenses and the compensation for the services shall be intended to constitute expenses of administration under the Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          (e) Payments in U.S. Dollars, Withholding Taxes, etc. (i) All amounts to be paid to the Trustee and the Belgian Floating Charge Lienholder under this Agreement shall be payable when due in U.S. Dollars in the full amount due, without deduction for any variation in any rate of exchange. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          (ii) Amounts payable to the Trustee and the Belgian Floating Charge Lienholder by the Credit Parties hereunder or in the Indenture shall be payable free and clear of any an all present and future taxes, withholdings and any other charges or deductions of the jurisdictions of the applicable Credit Party or any political subdivision thereof or any jurisdiction from which the Credit Parties may make such payment ("Withholding Taxes"). If any Credit party is prevented by operation of law or otherwise from paying, causing to be paid, or remitting that portion of amounts payable to the Trustee or the Belgian Floating Charge Lienholder hereunder represented by Withholding Taxes withheld or deducted, then amounts payable hereunder shall be increased to such amount as is necessary to yield and remit to the Trustee or the Belgian Floating Charge Lienholder, as the case may be, the applicable amount specified herein after provision for payment of Withholding Taxes.

          (f) Survival. The provisions of this Section 8.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture or the Security Documents.

          SECTION 8.08.  Replacement of Trustee.
                         ----------------------

          (a) Effectiveness of Resignation or Removal. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective

                                    Indenture
                                    ---------
only upon the successor Trustee's acceptance of appointment as provided in this
Section 8.08.

          (b) Resignation and Removal. The Trustee may resign by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer. The Issuer may remove the Trustee if:

          (i)   the Trustee fails to comply with Section 8.10 hereof;

          (ii)  the Trustee is adjudged a bankrupt or an insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its Property; or

          (iv)  the Trustee becomes incapable of acting.

          (c) Appointment of Successor. If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d) Acceptance by Successor. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 8.07 hereof, (i) the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          (e)  Removal by Court. If the Trustee fails to comply with Section
8.10 hereof, any Holder who satisfies the requirements of Section 310(b) of the TIA may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Rights of Retiring Trustee. Notwithstanding resignation or replacement of the Trustee pursuant to this Section 8.08, the Issuer's obligations under Section 8.07 hereof shall continue for the benefit of the resigning or retiring Trustee. Within 30 days after such resignation or replacement, the Issuer agrees to pay all compensation and reasonable fees and expenses which are due and payable to such resigning or replaced Trustee.

                                    Indenture
                                    ---------

          SECTION 8.09.  Successor Trustee by Merger, Etc.
                         ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 8.10.  Eligibility; Disqualification.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee and the Issuer shall comply with Section 310(b) of the TIA; provided that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met; provided that nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the TIA.

          SECTION 8.11.  Money Held in Trust.
                         -------------------

          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 8.12.  Withholding Taxes.
                         -----------------

          The Trustee, as Paying Agent for the Issuer, shall exclude and withhold from each payment of principal, premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto to the extent that the Trustee has been specifically instructed by the Issuer that stated amounts for taxes should be withheld. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever it has been so instructed that any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, (i) shall withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, (ii) shall file in a timely manner any necessary withholding tax returns or statements that it is required to file by law and (iii) as promptly as possible after the payment thereof, it shall deliver to each Holder such documentation (if any) as it may be required by law to deliver, showing the payment thereof.

          SECTION 8.13.  Preferential Collection of Claims Against the Issuer.
                         ----------------------------------------------------

          The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                    Indenture
                                    ---------

                     ARTICLE IX APPLICATION OF TRUST MONEYS

          SECTION 9.01.  "Trust Moneys" Defined.
                         ----------------------

          All Cash Collateral received by the Trustee at any time (including Qualified Cash Equivalents deposited in the Asset Sale Proceeds Account, the Specified Subsidiary Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account pursuant to the terms of this Indenture or any Security Document):

          (a) upon the release of Property from the Lien of this Indenture and the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations;

          (b) as Net Cash Proceeds deposited in the Asset Sale Proceeds Account, Specified Subsidiary Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account (including investment income thereon);

          (c) as other proceeds of insurance upon any part of the Collateral (other than insurance proceeds on Motor Vehicles and any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

          (d) for application under this Article IX as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee in its name for the benefit of the Holders as a part of the Collateral as provided in the Security Documents, shall be held in United States dollars or U.S. Dollar denominated obligations, and, upon any entry upon or sale of the Collateral or any part thereof pursuant to Article VII hereof, said Trust Moneys shall be applied in accordance with Section 7.10 hereof; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in any Intercreditor Agreement, if applicable, and Sections 9.02 to
9.04 hereof, inclusive, and may be applied by the Trustee as provided in Section 9.08(b) hereof.

          SECTION 9.02.  Retirement of Notes.
                         -------------------

          Other than Trust Moneys which shall be, from time to time (i) deposited or held in the Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account and applied in accordance with Sections 9.03 and
9.04 hereof or (ii) set aside, segregated or earmarked, from time to time for any redemption or repurchase of Notes required under the terms of this Indenture, including Sections 3.08, 4.10 or 4.15

                                    Indenture
                                    ---------
hereof and otherwise, the Trustee shall apply Trust Moneys to the ratable payment of the principal of, premium, if any, or interest on any Notes, at final maturity or to the redemption thereof, as the Issuer shall direct pursuant to an Issuer Order.

          SECTION 9.03.  Withdrawals of Insurance Proceeds and Condemnation
                         --------------------------------------------------
                         Awards.
                         ------

          Trust Moneys from time to time held in the Asset Sale Proceeds Account and the Specified Subsidiary Casualty Event Proceeds Account, and representing the Net Cash Proceeds of a Casualty Event (or investment earnings upon such Net Cash Proceeds), may be withdrawn by the Company and shall be paid by the Trustee to reimburse the Company for expenditures made, or to pay costs incurred, by the Company or the Restricted Subsidiary that was the subject of such Casualty Event to repair, rebuild or replace the Property destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i) and (vi), by an Independent contractor, setting forth:

               (i) that expenditures have been made, or costs incurred, or will be incurred simultaneously with such withdrawal of Trust Moneys, by the Company or the applicable Subsidiary in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company or such Subsidiary at the date of the acquisition thereof by the Company or such Credit Party;

               (ii) that no part of such expenditures or costs, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 9.03;

               (iii) that no part of such expenditure or costs has been paid out of any award for or the proceeds from any of the Collateral being taken not required to be paid into the Asset Sale Proceeds Account or Specified Subsidiary Casualty Event Proceeds Account, as the case may be;

               (iv) that there is no outstanding Indebtedness or other obligation, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborer's, materialmen's statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such

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                                    ---------
          certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

               (v) that the Property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or the applicable Subsidiary's business;

               (vi) that no Default or Event of Default shall have occurred and be continuing, unremedied and unwaived;

               (vii) that the Trust Moneys that will remain after such withdrawal will be sufficient to complete the repair, rebuilding or replacement of the Property destroyed, damaged or taken; and

               (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with; and

          (b)  an Opinion of Counsel substantially stating:

               (i) that the instruments that have been or are therewith delivered to the Trustee conform to the applicable requirements of this Indenture and the Security Documents, and that, upon the basis of such request by the Company and the accompanying documents specified in this Section 9.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

               (ii) that the Company or the applicable Subsidiary has acquired, or upon payment of the costs to be paid will acquire, title to such repairs, rebuildings and replacements at least equivalent to its title to the Property destroyed, damaged or taken; and

               (iii) that all the Company's or the applicable Subsidiary's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then or, upon payment of the costs to be paid will be, subject to the Lien of the Security Documents to the same extent as the Property that was the subject of such Casualty Event.

          Upon compliance with the foregoing provisions of this Section 9.03, the Trustee shall pay on Issuer Request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate delivered pursuant to Section 9.03(a) hereof, or the fair value to the Company or the applicable Restricted Subsidiary thereof of such repairs, rebuildings and replacements stated in such Officers' Certificate, whichever is less.

                                    Indenture
                                    ---------

          SECTION 9.04.  Withdrawals of Sale Proceeds.
                         ----------------------------

          To the extent that any Trust Moneys consist of Net Cash Proceeds of any Asset Sale (other than a Casualty Event) and the Company elects to reinvest such Net Cash Proceeds (or any portion thereof) into Property that is used or useful in a Permitted Business as contemplated by clause (v) of Section 4.10(a) hereof, such Trust Moneys may be withdrawn by the Company to enable such reinvestment, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, setting forth:

               (i) that expenditures have been made, or costs incurred, or will be incurred simultaneously with such withdrawal of Trust Moneys, by the Company or a Restricted Subsidiary thereof in a specified amount for the purpose of acquiring such Property, which shall be briefly described, and stating the fair value thereof to the Company at the date of the acquisition thereof by the Company or such Subsidiary;

               (ii) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 9.04;

               (iii) that the Property to be acquired is necessary or desirable in the conduct of the Company's or Subsidiary's business;

               (iv) that the Company or the applicable Subsidiary has acquired or, upon payment of the costs to be paid will acquire, title to such Property at least equivalent to its title to the Property that was the subject of such Asset Sale;

               (v) that no Default or Event of Default shall have occurred and be continuing, unremedied and unwaived; and

               (vi) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with; and

          (b)  an Opinion of Counsel substantially stating:

               (i) that the instruments that have been or are therewith delivered to the Trustee conform to the applicable requirements of this Indenture and the Security Documents, and that, upon the basis of such request by the Company and the accompanying documents specified in this Section 9.04, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with; and

                                    Indenture
                                    ---------

               (ii) that all the Company's or the applicable Subsidiary's right, title and interest in and to said Property are then subject to the Lien of the Security Documents to the same extent as the Property that was the subject of such Asset Sale.

          Upon compliance with the foregoing provisions of this Section 9.04, the Trustee shall pay on Issuer Request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate delivered pursuant to Section 9.04(a) hereof, or the fair value to the Company or the applicable Credit Party of such Property stated in such Officers' Certificate, whichever is less.

          The foregoing provisions are subject to compliance with the other terms of this Indenture, including the applicable redemption, purchase and other requirements of Sections 3.08 and 4.10 hereof.

          SECTION 9.05.  Powers Exercisable Notwithstanding Event of Default.
                         ---------------------------------------------------

          In case a Default or an Event of Default shall have occurred and shall be continuing, unremedied and unwaived, the Credit Parties, while in possession of the Collateral (other than Cash Collateral, Possessory Collateral and other Property held by, or required to be deposited with the Trustee hereunder or pledged under the Security Documents), may do any of the things enumerated in Sections 9.02 through 9.04 hereof if the Holders of a majority in aggregate principal amount of the outstanding Notes, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing, unremedied and unwaived. This Section 9.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 7.01(i) or (j) hereof.

          SECTION 9.06.  Powers Exercisable by Trustee or Receiver.
                         -----------------------------------------

          In case the Collateral (other than any Cash Collateral, Possessory Collateral and other Property held by, or required to be deposited or pledged with the Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article IX conferred upon the Credit Parties with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article IX. If the Trustee shall be in possession of any of the Collateral hereunder or under the Security Documents, such powers may be exercised by the Trustee in its discretion (it being understood that the Trustee shall have no obligation to exercise such powers).

                                    Indenture
                                    ---------

          SECTION 9.07.  Disposition of Notes Retired.
                         ----------------------------

          All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article IX, if not otherwise cancelled, shall be promptly cancelled and disposed of by the Trustee pursuant to Section 2.09 hereof.

          SECTION 9.08.  Investment and Use of Trust Moneys.
                         ----------------------------------

          (a) Investment of Trust Moneys. All or any part of any Trust Moneys held by the Trustee hereunder shall from time to time be invested by the Trustee, upon the specific instructions of the Company, in Qualified Cash Equivalents, and any interest on such investments which may be received by the Trustee shall be retained by the Trustee as Trust Moneys. Such deposits shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof. The Trustee shall not be liable or responsible for any loss resulting from such deposits except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 9.08.

          (b) Application by Trustee of Trust Moneys. If the Company shall fail to perform any of its covenants in this Indenture or under any Security Document, the Trustee may (but shall not be required to) at any time and from time to time, use, apply and advance any Trust Moneys held by it under this
Article IX or make advances to effect performance of any such covenant on behalf of the Company as contemplated by this Indenture or the Security Documents; provided that (i) the Trustee shall not be required to make any such advances from its own funds and (ii) all moneys so used or advanced by the Trustee, together (in the case of funds advanced by the Trustee) with interest at the rate borne by the Notes shall be repaid by the Issuer upon demand and shall be entitled to the benefit of the Liens of the Security Documents. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under this Article IX but no such use of Trust Moneys or advance shall relieve the Issuer from any Default or Event of Default.

                  ARTICLE X AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 10.01. Without Consent of Holders.
                         --------------------------

          The Credit Parties, when authorized by a Board Resolution, and the Trustee may amend, supplement or waive any provision of, this Indenture, the Notes or the Security Documents without notice to or the consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document; provided that such amendments, supplements or waivers shall not adversely affect the interests of the Holders in any material respect;

          (ii) to comply with Article V hereof and, with respect to the Security Documents, Article VI hereunder;

                                    Indenture
                                    ---------

          (iii) through the execution and delivery of one or more Guarantee Supplements;

          (iv)    to provide additional security for the Notes;

          (v) to add to the covenants of the Credit Parties for the benefit of the Holders or to surrender any right or power conferred upon the Credit Parties;

          (vi) to make any change that does not adversely affect the rights of any Holder of the Notes;

          (vii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (viii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee in accordance with the terms of this Indenture; or

          (ix) to correct or amplify the description of any Property at any time subject to the Lien of this Indenture or the Security Documents, or to subject additional Property to the Lien of this Indenture or the Security Documents, or to release Property subject to the Lien of this Indenture or any Security Document in accordance with the provisions of this Indenture and the Security Documents.

          After an amendment, supplement or waiver under this Section 10.01 becomes effective, the Issuer make available to the Holders on a Qualified Internet Site notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 10.02. Consent of Holders.
                         ------------------

          (a) Consent by Majority Holders. Without prior notice to the Holders, the Credit Parties, when authorized by their respective Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes, the Security Documents and the Intercreditor Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of at least a majority of the principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by any Credit Party with any provision of this Indenture, the Notes or the Security Documents; provided that, other than for Lien releases and terminations in accordance with this Indenture and the Security Documents and Qualified Lien Releases, the Holders of at least 85% in aggregate principal amount of the Notes then outstanding shall be required to consent to the release of any substantial portion of Collateral from the Lien of the Security Documents. The consent of the Holders shall not be required for any amendment, modification or supplement of this Indenture or any Security Document

                                    Indenture
                                    ---------
solely (i) in order to effectuate the subordination of the Lien of the Security Documents to any Lien securing a Working Capital Facility as contemplated by
Section 6.04 hereof or (ii) in connection with the release by the Trustee of any Lien upon any Property of the Company or any Subsidiary that is the subject of a sale or other disposition permitted hereunder, to the extent such release is required pursuant to Section 6.05 hereof.

          (b) Consent by Each Holder. Notwithstanding the provisions of paragraph (a) of this Section 10.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 7.04 hereof, may not:

          (i) reduce the amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest on any Note;

          (iii) reduce the principal of, premium on, or extend the Stated Maturity of any Note;

          (iv) change any place of payment where, or the currency in which, any Note or the interest thereon is payable;

          (v) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (vi) make any change in the amendment provisions or in the waiver provisions of this Indenture (including the provisions of this Article X and Section 7.02 hereof) which require the consent of Holders of all or a specified percentage in principal amount of outstanding Notes;

          (vii)   change the time at which any Note may be redeemed pursuant to
     Article III hereof; or

          (viii) amend the provisions of Section 3.08, 3.09, 4.10 or 4.15 hereof.

          (c) Form of Consents. It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) Notice of Amendment. After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer shall mail copies of any such amendment, supplement or waiver to Holders upon

                                    Indenture
                                    ---------
request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 10.03. Revocation and Effect of Consent.
                         --------------------------------

          (a) Notice of Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          (b) Record Dates. The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

          SECTION 10.04. Notation on or Exchange of Notes.
                         --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for a Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.

          SECTION 10.05. Trustee to Sign Amendments, Etc.
                         --------------------------------

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel (at the cost and expense of the Issuer) meeting the requirements of Sections 12.03 and 12.04 hereof and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture and that all conditions precedent have been satisfied. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                    Indenture
                                    ---------

          SECTION 10.06. Conformity with Trust Indenture Act.
                         -----------------------------------

          Every amendment, supplement and waiver executed pursuant to this
Article X shall conform to the requirements of the TIA as then in effect.

          SECTION 10.07. Amendments to Security Documents.
                         --------------------------------

          Except as otherwise provided in Sections 10.01 and 10.02 hereof, the Credit Parties shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, this Indenture, the Notes or the Security Documents.

                            ARTICLE XI NOTE GUARANTEE

          SECTION 11.01. Note Guarantee.
                         --------------

          Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The obligations of the Guarantors under this Article XI are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article XI that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the

                                    Indenture
                                    ---------
following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any Lien granted to, or in favor of, the Trustee as security for any of the Guaranteed Obligations (including pursuant to any of the Security Documents) shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee or any Holder exhaust any right, power or remedy or proceed against the Issuer under this Indenture, the Notes or the Security Documents, or any other agreement or instrument referred to herein or therein, or against any other Person (including any other Guarantor hereunder) under any other guarantee of, or security for, any of the Guaranteed Obligations.

          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VII hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII hereof, such obligations (whether or not due and

                                    Indenture
                                    ---------
payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          SECTION 11.02. Limitation on Guarantor Liability.
                         ---------------------------------

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article XI shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under this
Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Without limiting the generality of the foregoing, the obligations of each Guarantor identified in
Schedule 3 hereto shall be limited as set forth therein.

          SECTION 11.03. Rights of Contribution.
                         ----------------------

          The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Property, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.03 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XI and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 11.03, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Property of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated,

                                    Indenture
                                    ---------
unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Property of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Issuer and the Guarantors hereunder and under the Security Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the Issue Date and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

          SECTION 11.04. Parallel Debt Structure - Relevant Jurisdictions.
                         ------------------------------------------------

          (a) Creation of Parallel Obligations. For purposes of (x) creating a Lien in the Collateral in or subject to the laws of any jurisdiction (each being herein called a "Relevant Jurisdiction"), such as Austria, France, Hungary, Luxembourg, The Netherlands, Spain, Sweden or Switzerland, but excluding Belgium (as to which the provisions of Section 11.05 hereof shall be applicable) that only permits Liens of a certain type to be granted to the Trustee to secure obligations directly held by the Trustee and (y) ensuring the continued validity of any such Lien, the Trustee and the Credit Parties, and each Holder by acceptance of the Notes, agrees that notwithstanding anything to the contrary contained in this Indenture or any Note or Security Document:

          (i) for purposes of this Section 11.04, "Principal Obligations" means in respect of each Relevant Jurisdiction and in relation to a Credit Party having assets in such Relevant Jurisdiction, any sums owing by it to the Holders under this Indenture, the Notes or any Security Document;

          (ii) such Credit Party shall be obligated to the Trustee an amount equal to, and in the same currency of, its Principal Obligations as and when the same become due and payable under this Indenture, the Notes or the relevant Security Document (the "Parallel Obligations"); provided that the total amount of the Parallel Obligations of such Credit Party shall never exceed the total amount of the Principal Obligations of such Credit Party;

          (iii) the rights of the Holders to receive payment of the Principal Obligations are several from the rights of the Trustee to receive payment of the Parallel Obligations;

          (iv) the Trustee shall have an independent right, in its own name and stead, to demand payment of the Parallel Obligations by the Credit Parties upon the occurrence and during the continuance of an unremedied and unwaived Event of Default (except that, in the case of an Event of Default specified in paragraph (i) or (j) of Section 7.01 hereof, the Parallel Obligations shall be due and payable immediately without any such demand or other action or notice);

                                    Indenture
                                    ---------

          (v) the payment by such Credit Party of its Parallel Obligations to the Trustee in accordance with this Section 11.04 (whether through direct payment by such Credit Party or enforcement of its Note Guarantee or any Lien held by the Trustee securing the Parallel Obligations) shall discharge the corresponding Principal Obligations of such Credit Party, and, similarly, the payment by such Credit Party of its Principal Obligations (whether through direct payment by such Credit Party or enforcement of its Note Guarantee or any Lien held by the Trustee securing the Principal Obligations) shall discharge its corresponding Parallel Obligations owed to the Trustee under this Section 11.04; and

          (vi) nothing in this Section 11.04 shall in any way limit the Trustee's right to act in the protection or preservation of, the rights under, or to enforce any, Security Document as contemplated by this Indenture or any Security Document.

          (b)  No Limitation of Principal Obligations. Nothing in this Section
11.04 shall in any way negate or affect the obligations of any Credit Party to the Holders under this Indenture, the Notes and the Security Documents.

          (c) Role and Undertaking of Trustee. For purposes of this Section 11.04, the Trustee acts in its own name and stead and not as agent or trustee of any Holder, and the security granted under the Security Documents to the Trustee to secure the Parallel Obligations is granted to the Trustee in its capacity as a direct creditor in respect of the Parallel Obligations, and not as a trustee or agent for the Holders. The Trustee undertakes to pay to the Holders an amount equal to any amount collected or received by it which it has applied in reduction of the Parallel Obligations as if the corresponding Principal Obligations had not been discharged pursuant to Section 11.04(a)(v) hereof.

          SECTION 11.05. Parallel Debt Structure - Belgium.
                         ---------------------------------

          (a) Creation of Parallel Obligations. For purposes of (x) creating a floating charge by each Guarantor organized under the law of Belgium (herein, a "Belgian Guarantor"), and a mortgage by GC Pan European Global Crossing Belgie BVBA in or subject to the laws of Belgium and (y) ensuring the continued validity of any such Lien, the Trustee and the Belgian Guarantors, and each Holder by acceptance of the Notes, agrees that notwithstanding anything to the contrary contained in this Indenture or any Note or Security Document:

          (i) for purposes of this Section 11.05, "Principal Obligations" means in respect of Belgium and in relation to a Belgian Guarantor, any sums owing by it to the Holders under this Indenture, the Notes or any Security Document;

          (ii) the respective Belgian Guarantor shall pay to the Trustee, with respect to the mortgage granted by GC Pan European Crossing Belgie BVBA, and to a bank that qualifies as an "EU Credit Institution" under Belgium law and that is designated by the Trustee (the "Belgian Floating Charge Lienholder"), with respect to the floating charge granted by such Belgian Guarantor over its

                                    Indenture
                                    ---------
     commercial business, an amount equal to, and in the same currency of, its Principal Obligations as and when the same become due and payable under this Indenture, the Notes and the Security Documents (the "Parallel Obligations"); provided that the total amount of the Parallel Obligations of such Belgium Guarantor shall never exceed the total amount of the Principal Obligations of such Belgium Guarantor;

          (iii) the rights of the Holders to receive payment of the Principal Obligations are several from the rights of the Trustee and the Belgian Floating Charge Lienholder to receive payment of the Parallel Obligations;

          (iv) each of the Trustee and the Belgian Floating Charge Lienholder shall have an independent right, in its own name and stead, to demand payment of the Parallel Obligations by the respective Belgian Guarantor upon the occurrence and during the continuance of an unremedied and unwaived Event of Default (except that, in the case of an Event of Default specified in paragraph (i) or (j) of Section 7.01 hereof, the Parallel Obligations shall be due and payable immediately without any such demand or other action or notice);

          (v) the payment by a Belgian Guarantor of its Parallel Obligations to the Trustee or, as the case may be, the Belgian Floating Charge Lienholder, in accordance with this Section 11.05 (whether through direct payment by such Belgian Guarantor or enforcement of its Note Guarantee or any Lien held by the Trustee or the Belgian Floating Charge Lienholder securing the Parallel Obligations) shall discharge the corresponding Principal Obligations of such Belgian Guarantor, and, similarly, the payment by a such Belgian Guarantor of the Principal Obligations (whether through direct payment by such Belgian Guarantor or enforcement of its Note Guarantee or any Lien held by the Trustee securing the Principal Obligations) shall discharge the corresponding Parallel Obligations owed to the Trustee or, as the case may be, the Belgian Floating Charge Lienholder, under this Section 11.05; and

          (vi) nothing in this Section 11.05 shall in any way limit the Trustee's or the Belgian Floating Charge Lienholder's, right to act in the protection or preservation of, the rights under, or to enforce any, Security Document as contemplated by this Indenture or any Security Document.

          (b)  No Limitation of Principal Obligations. Nothing in this Section
11.05 shall in any way negate or affect the obligations of any Belgian Guarantor to the Holders under this Indenture, the Notes and the Security Documents.

          (c) Role and Undertaking of Trustee and Belgian Floating Charge Lienholder. For purposes of this Section 11.05, each of the Trustee and the Belgian Floating Charge Lienholder acts in its own name and stead and not as agent or trustee of any Holder, and the security granted under the Security Documents to the Trustee or, as the case may be, the Belgian Floating Charge Lienholder to secure the Parallel

                                    Indenture
                                    ---------

Obligations is granted to the Trustee or, as the case may be, the Belgian Floating Charge Lienholder in its capacity as a direct creditor in respect of the Parallel Obligations, and not as a trustee or agent for the Holders. The Trustee undertakes (and the Belgian Floating Charge Lienholder, pursuant to the floating charge referred to in Section 11.05(a)(ii) hereof will undertake) to pay to the Holders an amount equal to any amount collected or received by it which it has applied in reduction of the Parallel Obligations as if the corresponding Principal Obligations had not been discharged pursuant to Section 11.05(a)(v) hereof.

          SECTION 11.06. Guarantee Limitations.
                         ---------------------

          Notwithstanding anything in this Indenture to the contrary, (a) the obligations of any of GCUK or any of its Subsidiaries that are Guarantors shall not in the aggregate exceed $225,000,000 under any Note Guarantee (and, accordingly, the maximum aggregate amount that GCUK and its Subsidiaries are required to pay pursuant to this Article XI shall not exceed $225,000,000) and
(b) the obligations of any of Global Marine or any of its Subsidiaries that are Guarantors shall not in the aggregate exceed $44,200,000 under any Note Guarantee (and, accordingly, the maximum aggregate amount that Global Marine and its Subsidiaries are required to pay pursuant to this Article XI shall not exceed $44,200,000).

                            ARTICLE XII MISCELLANEOUS

          SECTION 12.01. Trust Indenture Act of 1939.
                         ---------------------------

          This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, incorporate and be governed by such provisions.

          SECTION 12.02. Notices.
                         -------

          (a) Addresses for Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, telecopied or mailed by first class mail addressed as follows:

     if to the Issuer or any Guarantor:

          Office of the General Counsel
          Global Crossing Limited
          200 Park Avenue, M  Suite  300
          Florham  Park, NJ 07932
          Facsimile: 973-360-0538

                                    Indenture
                                    ---------
     if to the Trustee:

          Wells Fargo Bank Minnesota, N.A.
          Corporate Trust
          Sixth Street and Marquette Avenue
          MAC N 9303-120
          Minneapolis, MN 55479
          Attention: Corporate Trust
          Facsimile: 612-667-9825

          The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (b) Mailing of Notices to Holders. Any notice or communication mailed to a Holder shall be mailed to him/her at his/her address as it appears on the Note Register by first class mail and shall be sufficiently given to him/her if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. In case by reason of the suspension of first class mail service or by reason of any other cause it shall be impracticable to give such notice by first class mail, then such notification by nationally recognized national or international courier shall constitute a sufficient notification for every purpose hereunder in lieu of notification by first class mail.

          (c) Effectiveness of Notices. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. All notices shall be effective upon receipt by the party to which such notice is directed. If any such notice shall be delivered on a non-Business Day, such notice shall be deemed effective on the next Business Day.

          (d) Waiver of Notice Requirements. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 12.03. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by any Credit Party to the Trustee to take any action under this Indenture, such Credit Party shall furnish to the
Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                    Indenture
                                    ---------

          (b) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

          The Credit Parties shall otherwise comply with Section 314(c) of the TIA.

          SECTION 12.04. Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (c) a statement that, in the opinion of such person, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 12.05. Rules by Trustee, Paying Agent or Registrar.
                         -------------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent and the Registrars may each make reasonable rules for its functions.

          SECTION 12.06. Payment Date Other Than a Business Day.
                         --------------------------------------

          If an Interest Payment Date, redemption date, Change of Control Payment Date, Excess Proceeds Payment Date or Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Change in Control Payment Date, Purchase Date, or redemption date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change in Control Payment Date, Purchase Date, redemption date, Stated Maturity or date of maturity, as the case may be.

                                    Indenture
                                    ---------

          SECTION 12.07. Governing Law.
                         -------------

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE NOTES AND, TO THE EXTENT PROVIDED THEREIN, THE SECURITY DOCUMENTS, IN EACH CASE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 12.08. No Adverse Interpretation of Other Agreements; Use of
                         -----------------------------------------------------
                         English Language.
                         ----------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          This Indenture has been executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In connection with the registration of Security Documents outside of the United States of America, it may be necessary that this Indenture be translated into other languages; provided that it is understood and agreed that the sole official version of this Indenture is the English language version executed by the parties hereto.

          SECTION 12.09. No Recourse Against Others.
                         --------------------------

          Except for the Note Guarantee provided for in Article XI hereof, no director, officer, employee, incorporator, equity holder or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or this Indenture or any Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator, equity holder or stockholder of any of the Guarantors shall have any liability for any obligations of the Guarantors under the Note Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liabilities. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the current view of the Commission that such a waiver is against public policy.

          SECTION 12.10. Successors.
                         ----------

          All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind each of its successors and its assigns by way of merger, amalgamation or otherwise. All agreements of the Trustee in this Indenture shall bind its successor. All agreements made on behalf of the Holders shall bind each successor Holder and its assigns.

                                    Indenture
                                    ---------

          SECTION 12.11. Multiple Originals.
                         ------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.12. Severability.
                         ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.13. Qualification of Indenture.
                         --------------------------

          The Issuer shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuer, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and printing this Indenture. The Trustee shall be entitled to receive from the Issuer any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 12.14. Table of Contents, Headings, Etc.
                         ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          SECTION 12.15. Consent to Jurisdiction.
                         -----------------------

          Each Credit Party hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of or relating to this Indenture or any of the transactions contemplated hereby, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each Credit Party hereby (to the fullest extent it may effectively do so) irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that this Indenture or the subject matter hereof may not be enforced in such courts.

          Each Credit Party hereby irrevocably appoints Corporation Services Company, presently located at 1177 Avenue of the Americas, New York, New York 10036 as its agent (the "Authorized Agent") to receive on behalf of such Credit Party and its Property service of copies of the summons and complaint and any other process which

                                    Indenture
                                    ---------
may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to this Indenture to which such Credit Party is a party. Such service may be made by mailing or delivering a copy of such process to the Authorized Agent, and each Credit Party hereby irrevocably authorize and direct the Authorized Agent to accept such service on its behalf. As an alternative method of service, each Credit Party also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to such Credit Party at its address specified in Section 12.02 hereof. Each Credit Party agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

          Service of process upon the Authorized Agent and written notice of such service to the applicable Credit Party in accordance with Section 12.02 of this Indenture shall be deemed, in every respect, effective service of process upon such Credit Party. Each Credit Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.15 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against any Credit Party or its Property in the courts of any other jurisdictions.

          SECTION 12.16. Waiver of Jury Trial.
                         --------------------

          EACH OF THE CREDIT PARTIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 12.17. Judgment Currency.
                         -----------------

          The Credit Parties shall jointly and severally indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under this Indenture, the Notes or the Note Guarantees and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. Dollars and as a result of any variation as between the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which such Holder on the date of payment of such judgment or order is able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

          The Credit Parties shall jointly and severally indemnify the Trustee and its and its officers, directors, employees, representatives and agents and the Belgian Floating Charge Lienholder (collectively, the "Indemnified Parties") against any loss incurred by

                                    Indenture
                                    ---------
any such Indemnified Party as a result of any judgment or order being given or made for any amount due under this Indenture, the Notes or the Note Guarantees and such judgment or order being expressed and paid in a Judgment Currency other than U.S. Dollars and as a result of any variation as between the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which such Indemnified Party on the date of payment of such judgment or order is able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

          For purposes of this Section 12.17, the term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Dollars.

          SECTION 12.18. Immunity.
                         --------

          To the extent that any Credit Party may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Indenture, the Notes, the Note Guarantees or any of the Security Documents, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Indenture, the Notes, the Note Guarantees or any of the Security Documents, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Credit Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

          SECTION 12.19  Status of Indenture under Japanese Law.
                         --------------------------------------

          This Indenture shall be referred to as (Saimu Bensai Keiyaku) under the laws of Japan and (Saimu Bensai Keiyaku dated November 12, 2003), which shall appear in the registration of the Japanese mortgage on the motor vessel "WAVE MERCURY", shall mean this Indenture.

                                    Indenture
                                    ---------

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in their respective capacities as set forth below as of the date first written above.


                                        ISSUER
                                        ------

                                        GLOBAL CROSSING NORTH AMERICAN
                                         HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS
                                        ----------

                                        GLOBAL CROSSING LIMITED


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   Indenture
                                   ---------

U.S. GUARANTORS
---------------

ALC COMMUNICATIONS  CORPORATION           BUDGET CALL LONG DISTANCE, INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


BUSINESS TELEMANAGEMENT, INC.             GC DEV. CO., INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GC PACIFIC LANDING CORP.                  GLOBAL CROSSING ADVANCED CARD
                                           SERVICES, INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING BANDWIDTH, INC.           GLOBAL CROSSING BILLING, INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING DEVELOPMENT CO.           GLOBAL CROSSING EMPLOYEE SERVICES INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:

                                   Indenture
                                   ---------

GLOBAL CROSSING GLOBALCENTER HOLDINGS,    GLOBAL CROSSING HOLDINGS USA, LLC
 INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING INTERNET DIAL-UP, INC.    GLOBAL CROSSING LATIN AMERICA &
                                           CARIBBEAN CO.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING LOCAL SERVICES, INC.      GLOBAL CROSSING NORTH AMERICA, INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING NORTH AMERICAN            GLOBAL CROSSING TELECOMMUNICATIONS,
 NETWORKS, INC.                            INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING TELEMANAGEMENT, INC.      GLOBAL CROSSING USA INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:

                                   Indenture
                                   ---------

GT LANDING CORP.                          GT LANDING II CORP.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


INTERNATIONAL OPTICAL NETWORK, L.L.C.     IXNET, INC.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


MAC LANDING CORP.                         PAC LANDING CORP.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


RACAL TELECOMMUNICATIONS INC.             SUBSIDIARY TELCO, LLC


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


US CROSSING, INC.


By
  ------------------------------------
  Name:
  Title:

                                   Indenture
                                   ---------

BERMUDAN GUARANTORS
-------------------


ATLANTIC CROSSING HOLDINGS LTD.           ATLANTIC CROSSING LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title: Attorney-in-fact


ATLANTIC CROSSING II LTD.                 GLOBAL CROSSING HOLDINGS LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING INTERNATIONAL, LTD.       GLOBAL CROSSING NETWORK CENTER LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING PORTFOLIO HOLDINGS LTD.   MID-ATLANTIC CROSSING HOLDINGS LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


MID-ATLANTIC CROSSING LTD.                PAC PANAMA LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

PAN AMERICAN CROSSING HOLDINGS LTD.       PAN AMERICAN CROSSING LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


SOUTH AMERICAN CROSSING HOLDINGS LTD.     SOUTH AMERICAN CROSSING LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

CANADIAN GUARANTORS
-------------------


AMERITEL MANAGEMENT, INC.                 GLOBAL CROSSING CONFERENCING-CANADA,
                                            LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:


GLOBAL CROSSING TELECOMMUNICATIONS-       GLOBAL CROSSING WORLDWIDE CUSTOMER
 CANADA, LTD.                              HELP DESK CANADA LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title:                                    Title:

                                   Indenture
                                   ---------

UK GUARANTORS
-------------

Executed as a deed by                     Executed as a deed by
ATLANTIC CROSSING HOLDINGS U.K.           GC PAN EUROPEAN CROSSING UK LTD.
 LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


Executed as a deed by                     Executed as a deed by
GEOCONFERENCE LIMITED                     GLOBAL CROSSING (BIDCO) LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


Executed as a deed by                     Executed as a deed by
GLOBAL CROSSING CONFERENCING LIMITED      GLOBAL CROSSING EUROPE LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

Executed as a deed by                     Executed as a deed by
GLOBAL CROSSING IXNET EMEA HOLDINGS       GLOBAL CROSSING NETWORK CENTER (UK)
 LIMITED                                   LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


Executed as a deed by                     Executed as a deed by
GLOBAL CROSSING (UK)                      GT U.K. LTD.
TELECOMMUNICATIONS LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


Executed as a deed by                     Executed as a deed by
IXNET UK LIMITED                          MID-ATLANTIC CROSSING HOLDINGS UK LTD.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

Executed as a deed by
PAN AMERICAN CROSSING UK LTD.


By
  ------------------------------------
  Name:
  Title: Attorney-in-fact


By
  ------------------------------------
  Name:
  Title: Attorney-in-fact


                                   Indenture
                                   ---------

IRISH GUARANTORS:
-----------------


SIGNED, SEALED and DELIVERED by GC        SIGNED, SEALED and DELIVERED by GLOBAL
HOLDING SPV by its duly appointed         CROSSING IRELAND LIMITED  by  its
attorney:                                 duly appointed attorney:


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:


Witnesseth:                               Witnesseth:
           ---------------------------               ---------------------------
      Name:                                     Name:


SIGNED, SEALED and DELIVERED by GLOBAL    SIGNED, SEALED and DELIVERED by GLOBAL
CROSSING SERVICES EUROPE LIMITED by       CROSSING SERVICES IRELAND LIMITED by
its duly appointed attorney:              its duly appointed attorney:


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:


Witnesseth:                               Witnesseth:
           ---------------------------               ---------------------------
      Name:                                     Name:

                                   Indenture
                                   ---------

EUROPEAN GUARANTORS
-------------------


GC HUNGARY HOLDINGS VAGYONKEZELO          GC LANDING CO. GMBH
 KORLATOLT FELELOSSEGU TARSASAG


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GC PAN EUROPEAN CROSSING BELGIE           GC PAN EUROPEAN CROSSING
 B.V.B.A.                                  DANMARK A.P.S.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GC PAN EUROPEAN CROSSING DEUTSCHLAND      GC PAN EUROPEAN CROSSING FRANCE
 GMBH                                      S.A.R.L.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GC PAN EUROPEAN CROSSING HOLDINGS B.V.    GC PAN EUROPEAN CROSSING ITALIA S.R.L.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: ATTORNEY-IN-FACT BY VIRTUE OF
                                          THE POWER OF ATTORNEY EXECUTED ON
                                          NOVEMBER 6 2003 BEFORE NOTARY MARIA
                                          CELESTE PAMPURI NOTARY PUBLIC IN MILAN


GC PAN EUROPEAN CROSSING LUXEMBOURG       GC PAN EUROPEAN CROSSING LUXEMBOURG
 I S.A.R.L.                                II S.A.R.L.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

GC PAN EUROPEAN CROSSING NEDERLAND        GC PAN EUROPEAN CROSSING NETWORKS B.V.
 B.V.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GC PAN EUROPEAN CROSSING NORGE AS         GC PAN EUROPEAN CROSSING SVERIGE AB


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GC PAN EUROPEAN CROSSING SWITZERLAND      GLOBAL CROSSING BELGIE B.V.B.A.
 GMBH


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING CYPRUS HOLDINGS           GLOBAL CROSSING DANMARK APS
 LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING DEUTSCHLAND GMBH          GLOBAL CROSSING FRANCE SAS


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

GLOBAL CROSSING ITALIA S.R.L.             GLOBAL CROSSING NEDERLAND B.V.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: ATTORNEY-IN-FACT BY VIRTUE OF      Title: Attorney-in-fact
THE POWER OF ATTORNEY EXECUTED ON
NOVEMBER 6 2003 BEFORE NOTARY MARIA
CELESTE PAMPURI NOTARY PUBLIC IN MILAN


GLOBAL CROSSING NORGE AS                  GLOBAL CROSSING SVERIGE AB


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING SWITZERLAND GMBH          GLOBAL CROSSING VENEZUELA B.V.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GT NETHERLANDS B.V.                       INTERNATIONAL EXCHANGE NETWORKS SAS


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

GLOBAL MARINE GUARANTORS:
------------------------

GLOBAL MARINE CABLE SYSTEMS PTE           GLOBAL MARINE SYSTEMS (DEPOTS) LIMITED
 LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Authorized Signatory


                                           Executed as a deed by
GLOBAL MARINE SYSTEMS (JAPAN) LIMITED      GLOBAL MARINE SYSTEMS LIMITED


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


                                          By
                                            ------------------------------------
                                            Name:
                                            Title: Attorney-in-fact


VIBRO EINSPULTECHNIK DUKER- UND
 WASSERBAU GMBH


By
  ------------------------------------
  Name:
  Title: Attorney-in-fact

                                   Indenture
                                   ---------

CARIBBEAN AND LATIN AMERICAN GUARANTORS:
---------------------------------------


GC ST. CROIX COMPANY, INC.                GLOBAL CROSSING MEXICANA S.
                                           DE R.L. DE C.V.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


GLOBAL CROSSING PANAMA INC.               GC SAC ARGENTINA S.R.L.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


SAC BRASIL HOLDING LTDA.                  SAC BRASIL LTDA.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


SAC CHILE S.A.                            SAC COLOMBIA LIMITADA


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact


SAC PANAMA S.A.                           SAC PERU S.R.L.


By                                        By
  ------------------------------------      ------------------------------------
  Name:                                     Name:
  Title: Attorney-in-fact                   Title: Attorney-in-fact

                                   Indenture
                                   ---------

                                        TRUSTEE
                                        -------


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   Indenture
                                   ---------

                                                                      SCHEDULE 1

                                [Excluded Assets]

1. Any rights or interests (direct or indirect) in Telinter, S.A. de C.V. or Telcontrol, S.A. de C.V.

2. Global Crossing Espana S.L., so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

3. Any equity interests (direct or indirect) in NTT World Engineering Marine Corp, International Cableship Pte Limited or Sembawang Cable Depot Plc Limited.


                                    Indenture
                                    ---------

                                                                      SCHEDULE 2

                             [Excluded Subsidiaries]

1. Global Crossing Landing Mexicana S. de R.L. (Mexico), so long as the same conducts business substantially as conducted on the Issue Date.

2. Global Crossing Servicios, S. de R.L. de C.V. (Mexico), so long as the same conducts business substantially as conducted on the Issue Date.

3. Global Crossing Corporacion Mexicana, S. de R.L. de C.V., so long as the same conducts business substantially as conducted on the Issue Date.

4. International Exchange Networks (Mexico), S.A. de C.V., so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

5. Ixnet (South Africa) (Proprietary) Ltd., so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

6. Global Marine Systems Pension Trustee Limited (U.K.), so long as the same shall conduct no business other than holding employee pension assets.

7. GMS Guernsey Pension Trustee Limited (Guernsey, C.I.), so long as the same shall conduct no business other than holding employee pension assets.

8. PT Macaser Indonesia (Indonesia), so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

9. Harmstorf Submarine Systems Sdn Bhd (Malaysia), so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

10. GC Pan European Crossing Czech, so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

11. Global Crossing Espana S.L., so long as the same shall be liquidated and its existence terminated as promptly as practicable following the Issue Date and shall not, after the Issue Date, conduct any business.

                                    Indenture
                                    ---------

12. Global Marine Systems (Federal) Inc., for so long as such Subsidiary is a Classified Subsidiary.

13. Global Marine Systems (Americas) Inc., for so long as such Subsidiary is a Classified Subsidiary.

14.  Global Marine Systems (Bermuda) Ltd.

15.  Global Crossing (Holdco) Ltd.

16.  Global Crossing Communications International Limited

17.  Global Crossing (UK) Internet Services Limited

18.  Global Crossing (UK) Telecommunications Network Limited

19.  International Optical Network Limited

20.  Global Marine Systems (Investments) Limited

21.  Subserv Limited

22.  Subserv Pro Limited

23.  Global Crossing Intermediate UK Holdings Ltd.


                                    Indenture
                                    ---------

                                                                      SCHEDULE 3

                   [Provisions Relating to Certain Guarantors]

Belgium
-------

          The obligations of any Guarantor organized under the laws of Belgium (herein, a "Belgian Guarantor") under the Indenture and any Security Documents to which it is a party shall be limited to the extent that payment of such obligations would cause such Belgian Guarantor's Net Assets to be reduced below one-half of the amount of its registered share capital in accordance with
Article 332 of the Belgian Code of Companies (as amended from time to time), or where such Belgian Guarantor's Net Assets already are below one-half of the amount of its registered share capital, cause such Belgian Guarantor's Net Assets to be further reduced (and in that connection, such Belgian Guarantor agrees not to increase its registered share capital if the effect thereof would be to reduce the amount of the limitation hereunder).

          For purposes hereof, "Net Assets" shall have the meaning given to it by Article 320 of the Belgian Code of Companies (as amended from time to time).

France
------

          The obligations of any Guarantor organized under the laws of France (herein, a "French Guarantor") under the Indenture (and specifically Article XI thereof, and under any Security Documents to which it is a party, shall be limited to an aggregate amount equal to the 85% of the higher of (i) the Net Worth of such French Guarantor at the Issue Date and (ii) the Net Worth of such French Guarantor at the time of the enforcement of such obligations.

          For purposes hereof, "Net Worth" means, in respect of any French Guarantor, such French Guarantor's net worth ("capitaux propres") (including the registered share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) as shown in the most recent financial statements (comptes annuels) of such French Guarantor as certified by the statutory auditors and available at the Issue Date or the date of its enforcement hereunder as the case may be.

Germany
-------

          The obligations of any Guarantor organized under the laws of Germany (herein, a "German Guarantor") under the Indenture and any Security Documents to which it is a party shall be limited to the extent that enforcement of such obligations would cause such German Guarantor's Net Assets (Reinvermogen) to be reduced below the amount of its registered share capital protected by sections 30 and 31 of the German Limited Liability Companies Act (GmbHG), or where such German Guarantor's Net

                                    Indenture
                                    ---------

Assets already are below the amount of its registered share capital, cause such amount to be further reduced.

          For the purpose of this Schedule 3, "Net Assets" shall be defined as the total assets (Section 266(2) German Commercial Code) of the relevant German Guarantor less (i) its accruals (Section 266(3)(B) German Commercial Code), (ii) its liabilities (Section 266(3)(C) German Commercial Code) and (iii) its deferred income (Section 266(3)(D) German Commercial Code); provided that for the purposes of calculating the Net Assets of the relevant German Guarantor the following balance sheet items shall be adjusted as follows:

          (A) the amount of any increase of the registered share capital out of retained earnings (Kapitalerhohung aus Gesellschaftsmitteln) after the Issue Date shall be deducted from the registered share capital of the relevant German Guarantor; and

          (B) loans and other contractual liabilities incurred in violation of the provisions of the Indenture or any security document, including any of the German Security Documents shall be disregarded.

          Furthermore, if and to the extent legally permissible and commercially justifiable in respect of the relevant German Guarantor's business, the relevant German Guarantor shall, in the situation where

          (i)  it does not have sufficient assets to maintain its capital; and

          (ii) its obligations under the Indenture and any Security Documents to which it is a party would therefore be limited under this Schedule 3 in whole or in part,

realize any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is lower than the market value of such assets, and are not essentially necessary for the German Guarantors' business
(betriebsnotwendig).

          If and to the extent legally permissible, the limitations provided for in this Schedule 3 shall cease to apply if the relevant German Guarantor and the shareholder(s) of the German Guarantor enter into a domination agreement (Beherrschungsvertrag) and such domination agreement is registered in the commercial register (Handelsregister) unless such shareholder(s) are unable to fulfill their obligations under such domination agreement due to circumstances that would allow the initiation of insolvency proceedings against it.

Italy
-----

          The obligations of any Guarantor organized under the laws of Italy (herein, an "Italian Guarantor") under the Indenture and any Security Documents to

                                    Indenture
                                    ---------
which it is a party shall be limited to such amount as would not cause such Italian Guarantor's net assets (e.g. net equity as per the Italian Guarantor's Italian financial statements) to be reduced below the amount of its registered share capital as defined by the Italian Civil Code, or where such Italian Guarantor's net assets already are below the amount of its registered share capital cause such amount to be further reduced (and in that connection, such Italian Guarantor, and each Credit Party that is a shareholder of such Italian Guarantor, agrees not to increase its registered share capital (capitale sociale), except to the extent required under mandatory provisions of Italian law).

Luxembourg
----------

          The obligations of any Guarantor organized under the laws of Luxembourg (herein, a "Luxembourg Guarantor") under the Indenture and any Security Documents to which it is a party shall be limited to an amount equal to 95% of the Luxembourg Guarantor's equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) as shown on the latest financial statements available at the date of the relevant payment and approved by such Luxembourg Guarantor's shareholders and certified by the statutory or the independent auditor, as the case may be.

Norway
------

          Without limiting the generality of the foregoing, the obligations of each Guarantor incorporated in Norway shall not cover any Indebtedness which, if covered, would cause an infringement of sections 8-7 or 8-10 cfr. Section 1-4 of the Norwegian Companies Act.

Sweden
------

          The obligations of any Guarantor organized under the laws of the Kingdom of Sweden (herein, a "Swedish Guarantor") under the Indenture, and under any Security Documents to which it is a party, shall be limited to such amount as would not cause such Swedish Guarantor's Net Assets to be reduced below an amount equal to its registered share capital, or where such Swedish Guarantor's Net Assets already are below the amount of its registered share capital, cause such Swedish Guarantor's Net Assets to be further reduced (and in that connection, such Swedish Guarantor, and each Credit Party that is a shareholder of such Swedish Guarantor, does not agree to increase its registered share capital).

          For purposes hereof, "Net Assets" means, in respect of any Swedish Guarantor, such Swedish Guarantor's equity (including the registered share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) as shown on the latest financial statements available at the date of the relevant enforcement hereunder approved by the shareholders of the Swedish Guarantor and certified by the statutory auditors.

                                    Indenture
                                    ---------

Switzerland
-----------

          The obligations of any Guarantor organized under the laws of Switzerland (herein, a "Swiss Guarantor") under the Indenture and any Documents to which it is a party shall be limited to the maximum amount of profits available for distribution by such Swiss Guarantor as dividends at the time or times the obligations of such Swiss Guarantor fall due (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with the Articles 804 et seq. of the Swiss Code of Obligations), as evidenced by an interim balance sheet of the respective Swiss Guarantor.


                                    Indenture
                                    ---------

                                                                       EXHIBIT A
                                 [Form of Note]

                                 (Face of Note)

          [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED, IF IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND, IF IN PART, TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

          [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER THE CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF SAID ACT OR SUCH OTHER LAW.]

                                                               CUSIP No.

REGISTERED NO. [ ]                                             PRINCIPAL AMOUNT:
                                                               $

                  GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

                                      Note
                                      ----

                        11% SENIOR SECURED NOTES DUE 2006

          Global Crossing North American Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Issuer"), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of [AMOUNT IN WORDS] ($_________) on _______________, 2006, and to pay interest thereon from the date of issuance of this Note or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year, commencing May 15, 2004, at a rate per annum provided in the title hereof until the principal hereof is paid or made available for payment, and, to the extent lawful, at the rate equal to 1% per annum in excess of the interest rate then applicable to the Notes on any overdue principal, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Stated Maturity shall be payable to the Person in whose name this Note (or one or more predecessor Notes) is registered on the day (whether or not a Business Day) immediately preceding such date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and shall be paid on the payment date fixed therefore by the Issuer to the Person in whose name this Note is registered on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice whereof shall be mailed to each Holder at least fifteen days before the subsequent special record date.

          The Indenture provides for the Guarantee of the Obligations of the Issuer under the Indenture and in respect of the Notes by the Company and all of the Material Subsidiaries of the Company (other than by the Issuer itself). In addition, the Indenture and related Security Documents provide that the obligations of the Issuer and the Guarantors under and in respect of the Indenture, the Notes and the Security Documents shall be entitled to the benefit of Liens on all of the Property of the Credit Parties that constitutes Collateral granted to the Trustee for the benefit of itself and the Holders as provided in the Indenture and the Security Documents. Except for the Indenture Exclusive Collateral referred to in the Indenture, such Liens in favor of the Trustee are subordinated in priority to any Liens securing obligations in respect of the Working Capital Facility referred to in the Indenture to the extent set forth in the Indenture.

          Payment of the principal of, premium, if any, and interest (including defaulted interest) on this Note will be made at an office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register (other than if this Note is a Global Note, in which case payment of interest shall be made by wire transfer of funds to the registered holder hereof).

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF

                                      Note
                                      ----

THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through a duly appointed and authorized authenticating agent, by manual or facsimile signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                     Note
                                      ----

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
      -------------
                                        GLOBAL CROSSING NORTH
                                         AMERICAN HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


TRUSTEE'S CERTIFICATE
 OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

Dated:
      -------------


By:
   -------------------------------------
   Name:
   Title:


                                      Note
                                      ----

                                 (Back of Note)

                        11% Senior Secured Notes due 2006

          This Note is one of a duly authorized issue of securities of the Issuer issued and to be issued under an Indenture dated as of _____________, 2003 (herein called the "Indenture") by and between the Issuer, Global Crossing Limited, a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other entities identified on the signature pages thereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor thereunder pursuant to Section 4.19 or any other provision thereof, being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures and guarantees supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Credit Parties, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $200,000,000 in aggregate principal amount.

          The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, except as otherwise provided therein. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          1.   Interest.

          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Paying Agent and Registrar.

          Initially, the Trustee shall act as Paying Agent and Registrar (each, herein called an "Agent"). The Issuer may remove any Agent upon written notice to such Agent and the Trustee. None of the Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

          3.   Optional Redemption.

          The Issuer may at any time, and from time to time, at its option, redeem the Notes in whole or in part, in a minimum aggregate redemption amount of $5,000,000, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, the applicable redemption date

                                      Note
                                      ----

(subject to the right of Holders of records on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          4.   Mandatory Redemption.

          Except as provided in Section 3.08(b) of the Indenture, in the event of one or more Specified Subsidiary Asset Sales, the Company shall, upon receipt by the Company or the applicable Subsidiary of the Net Cash Proceeds of such Specified Subsidiary Asset Sale, deposit, or cause to be deposited, and thereafter retain, the entire amount of such Net Cash Proceeds into the Specified Subsidiary Asset Sale Proceeds Account. Once the aggregate amount of such Net Cash Proceeds shall exceed $5,000,000 or more then, upon not less than 30 nor more than 60 days' notice (but in no event more than 70 days after such Specified Subsidiary Asset Sale), the Issuer shall instruct the Trustee to use the Net Cash Proceeds then held in the Specified Subsidiary Asset Sale Proceeds Account to redeem the maximum principal amount of the Notes that may be redeemed out of such Net Cash Proceeds at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date). Amounts so deposited into the Specified Subsidiary Asset Sale Proceeds Account may not be withdrawn except to effect such redemption as provided herein unless all Notes have been redeemed or otherwise paid in full in cash or discharged in accordance with the provisions of the Indenture. Any such redemption shall be made pursuant to the provisions of Sections 3.01 through
3.06 of the Indenture.

          To the extent that the Company or any of its Restricted Subsidiaries receive consideration as a result of or in connection with a Specified Subsidiary Asset Sale that are not Net Cash Proceeds thereof, such consideration shall become part of the Collateral and, with respect to such consideration, the Issuer shall not be required to comply with the preceding paragraph.

          Section 4.10(b) of the Indenture provides that, following certain Specified Subsidiary Casualty Events, and subject to the limitations of Section 4.10(b) of the Indenture, the Net Cash Proceeds from such Specified Subsidiary Casualty Events shall be applied as if such Net Cash Proceeds constituted proceeds of a Specified Subsidiary Asset Sale.

          5.   Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to the mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Any notice of redemption shall be made pursuant to the provisions of
Section 3.03 of the Indenture.

          6.   Notes Redeemed in Part

          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the

                                      Note
                                      ----

Issuer a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

          7.   Repurchase at Option of Holder.

          (a) Change of Control. As further described in Section 4.15 of the Indenture, upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part of each Holder's Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that the Issuer shall not be obligated to repurchase Notes as described in this subparagraph in the event that it has exercised its rights to redeem all of the Notes as described in
Section 3.07 of the Indenture. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed in accordance with the procedures required by the Indenture and described in such notice.

          (b) Asset Sale Offer. As further described in Section 4.10 of the Indenture, in connection with any Asset Sale, when the aggregate amount of Excess Proceeds equals or exceeds $10,000,000 (taking into account income earned on such Excess Proceeds), the Issuer shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in
Article III of the Indenture, it being understood that, to the extent any such Excess Proceeds held in the Asset Sale Proceeds Account are required to be applied to the payment of any Working Capital Facility, then only the portion of the Excess Proceeds remaining after such payment shall be applied to the making of an Asset Sale Offer. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

          8.   Denominations, Transfer, Exchange.

          The Notes are issuable only in fully registered form, without coupons, in minimum denominations of one U.S. Dollar ($1.00). The transfer and exchange of this Notes, or beneficial interests herein, shall be effected in accordance with the provisions of Section 2.05 of the Indenture.

          No service charge shall be made for any registration of transfer or exchange; provided that, the Issuer may require a payment of a sum sufficient to cover transfer tax,

                                      Note
                                      ----
assessments, or similar governmental charge payable in connection therewith.

          9.   Persons Deemed Owners

          Prior to due presentment for the registration of a transfer of any Note, the Issuer, the Trustee and any Agent may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Issuer, the Guarantors, the Trustee or any Agent shall be affected by notice to the contrary.

          10.  Acceleration

          If any Event of Default with respect to outstanding Notes occurs and is continuing, unremedied and unwaived, the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          11.  Amendment, Modification and Waiver.

          The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture, this Note or the Security Documents and the modification of the rights and obligations of the Credit Parties (and the rights of the Holders) by the Credit Parties and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. The Indenture also contains certain provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes on behalf of the Holders of all of the Notes to waive an existing Default or Event of Default and its consequences under the Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture and this Note, but no waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          12.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          No reference herein to the Indenture and no provisions of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note as the times, place and rate, and in the coin or currency herein prescribed.

          13. Governing Law.

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE INDENTURE AND, TO THE EXTENT PROVIDED THEREIN, THE

                                      Note
                                      ----

SECURITY DOCUMENTS, IN EACH CASE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Global Crossing North American Holdings, Inc.
               Office of the General Counsel
               c/o Global Crossing Limited
               200 Park Avenue, M Suite 300
               Florham Park, NJ 07932
               Facsimile: 973-360-0538


                                      Note
                                      ----

                                 Assignment Form

 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

          ------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:
                                        Your Signature:  ____________________
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                           Tax Identification No:

SIGNATURE GUARANTEE:


----------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent
Medallion Program ("STAMP") or such other
"signature guarantee program" as may be
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      Note
                                      ----

                       Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10                        [ ] Section 4.15

          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Dated:
                                        Your Signature:  _______________________
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                        Tax Identification No:

SIGNATURE GUARANTEE:


----------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent
Medallion Program ("STAMP") or such other
"signature guarantee program" as may be
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      Note
                                      ----

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

----------------------------------------------------------------------------
                                            Principal
            Amount of       Amount of     Amount of this
           Decrease in     Increase in      Global Note      Signature of
            Principal       Principal     Following Such  Authorized Officer
Date of   Amount of this  Amount of this     Decrease     or Trustee or Note
Exchange   Global Note     Global Note    (or Increase)       Custodian
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------


----------
/1/ This should be included only if the Note is issued in global form.

                                      Note
                                      ----

                                                                       EXHIBIT B

                         [Form of Guarantee Supplement]

                              GUARANTEE SUPPLEMENT

          GUARANTEE SUPPLEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL GUARANTOR], a ________ duly organized under and validly existing under the laws of ___________ (the "Additional Guarantor"), in favor of Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee").

          Pursuant to an Indenture dated as of ____________, 2003 (the "Indenture") between Global Crossing North American Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), Global Crossing Limited, a company duly organized and validly existing under the laws of Bermuda (the "Company"), and the other entities identified on the signature pages thereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor thereunder pursuant to Section 4.19 thereof, being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and the Trustee, the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes.

          As required under Section 4.19 of the Indenture, the Additional Guarantor hereby agrees to become a "Guarantor" and a "Credit Party" under and for all purposes of the Indenture and the Global Security Agreement. Without limiting the foregoing, the Additional Guarantor:

          (a) hereby jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes, the Security Document or the obligations of the Issuer thereunder that: (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise;

          (b) as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations under and as

                              Guarantee Supplement
                              --------------------
     defined in the Global Security Agreement, hereby pledges and grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in and to all of the Additional Guarantor's right, title and interest in any Collateral whether now owned by the Additional Guarantor or hereafter acquired and whether now existing or hereafter coming into existence;

          (c)  hereby makes the representations and warranties set forth in
     Section 2 of the Global Security Agreement, and agrees that each of the Annexes to the Global Security Agreement shall be supplemented as provided in Appendix A hereto;

          (d) hereby agrees, with respect to any Collateral that may be located outside of the United States (and if the Additional Guarantor is organized or conducts business outside of the United States), to concurrently herewith execute and deliver such additional security agreements, pledge agreements, assignments, mortgages and other similar instruments or documents as shall be necessary in order to create and perfect Liens upon and other security interests in the Collateral owned by the Additional Guarantor under the law of the jurisdiction in which such Collateral is located or in which the Additional Guarantor is organized or conducts business as more particularly provided in the last paragraph of Section 3 of the Global Security Agreement; and

          (e) hereby agrees to execute and deliver the Opinions of Counsel and other documents or instruments as required under Section 6.03(c) of the Indenture.

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS GUARANTEE SUPPLEMENT, THE INDENTURE, THE NOTES AND, TO THE EXTENT PROVIDED THEREIN, THE SECURITY DOCUMENTS, IN EACH CASE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Additional Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of or relating to this Guarantee Supplement, the Indenture or any of the transactions contemplated hereby, and Additional Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Additional Guarantor hereby (to the fullest extent it may effectively do so) irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or

                              Guarantee Supplement
                              --------------------
proceeding is improper, or that this Guarantee Supplement or the Indenture or the subject matter hereof or thereof may not be enforced in such courts. The Additional Guarantor hereby irrevocably appoints Corporation Services Company (the "Process Agent"), with an office on the date hereof at 1177 Avenue of the Americas, New York, New York 10036 as its agent to receive on behalf of the Additional Guarantor and its Property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to this Guarantee Supplement or the Indenture to which the Additional Guarantor is a party. Such service may be made by mailing or delivering a copy of such process to the Additional Guarantor in care of the Process Agent at the Process Agent's above address, and the Additional Guarantor hereby irrevocably authorize and direct the Process Agent to accept such service on its behalf. As an alternative method of service, the Additional Guarantor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Additional Guarantor at its address specified in Section 12.02 of the Indenture. The Additional Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Additional Guarantor or its Property in the courts of any other jurisdictions.

          EACH OF THE ADDITIONAL GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE SUPPLEMENT OR THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                              Guarantee Supplement
                              --------------------

          IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Supplement to be duly executed and delivered as of the day and year first above written.

                                        [NAME OF ADDITIONAL GUARANTOR]


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed:

WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee


By
   -----------------------------------
   Name:
   Title:

                              Guarantee Supplement
                              --------------------

                                                                      Appendix A

               SUPPLEMENTS TO ANNEXES TO GLOBAL SECURITY AGREEMENT


Supplement to Annex 1:
----------------------

          [to be completed]


Supplement to Annex 2:
----------------------
          [to be completed]


Supplement to Annex 3:
----------------------

          [to be completed]


Supplement to Annex 4:
----------------------

          [to be completed]


Supplement to Annex 5:
----------------------

          [to be completed]


Supplement to Annex 6:
----------------------

          [to be completed]


Supplement to Annex 7:
----------------------

          [to be completed]


Supplement to Annex 8:
----------------------

          [to be completed]

                              Guarantee Supplement
                              --------------------

                                                                       EXHIBIT C

                        [Form of Intercreditor Agreement]

                             INTERCREDITOR AGREEMENT

          INTERCREDITOR AGREEMENT dated as of ________, 200_ between WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee under the below-referenced Indenture (together with its successors in such capacity, the "Trustee"), and _____________________, as agent under the below-referenced Working Capital Facility (together with its successors in such capacity, the "Agent").

          Pursuant to an Indenture dated as of ____________, 2003 (the "Indenture") between Global Crossing North American Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), Global Crossing Limited, a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other entities identified on the signature pages thereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor thereunder pursuant to Section 4.19 thereof, being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and the Trustee, the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes. Pursuant to various Security Documents (as defined in the Indenture and herein referred to as the "Indenture Security Documents"), the Credit Parties have granted liens and security interests on all (except as excluded under the Indenture Security Documents) of the Property (as hereinafter defined) of the Credit Parties as collateral security for their respective obligations under and in respect of the Indenture, the Notes and such Indenture Security Documents.

          Pursuant to a [Describe Working Capital Facility Agreement] (the "Working Capital Facility Agreement"), the lenders referred to therein have agreed to extend credit to one or more of the Credit Parties (other than the Specified Subsidiaries hereinafter referred to) in an aggregate principal amount up to but not exceeding $____________ and one or more of the Credit Parties (other than the Specified Subsidiaries) have unconditionally guaranteed all of the obligations of the Credit Parties under and in respect of the Working Capital Facility. Pursuant to various [Describe Working Capital Facility Security Documents] (as defined in the Working Capital Facility Agreement and herein referred to as the "Working Capital Facility Security Documents"), the Credit Parties (other than the Specified Subsidiaries) have granted liens and security interests on certain of the Property of such Credit Parties as collateral security for their respective obligations under and in respect of the Working Capital Facility Agreement and such Working Capital Facility Security Documents.

          In connection with the foregoing, the parties hereto wish to set forth their agreement with respect to the priorities of certain liens and security interests on the Property of the Credit Parties, the exercise of remedies with respect thereto, and various other matters. Accordingly, the parties hereto agree as follows:

                              Intercreditor Agreement
                              -----------------------

                                    ARTICLE I

                                   Definitions
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, agreement or otherwise, provided that Beneficial Ownership of 10% of more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" shall have the meaning assigned to such term in the preamble to this Agreement and shall include all successors, assigns, and replacements of the Agent including any Person designated as the Agent under the Working Capital Facility Agreement.

          "Asset Sale Proceeds Account" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

          "Beneficial Ownership" means "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

          "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, the issuing Person.

          "Cash Collateral" means any Shared Collateral consisting of cash, Cash Equivalents (including Qualified Cash Equivalents) or any security entitlements (as defined in the Uniform Commercial Code), and any financial assets (as so defined), and not constituting Possessory Collateral.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, Bermuda, Switzerland or any member of the European Union (provided that the full faith and credit of the United States, Bermuda, Switzerland or any member of the European Union is pledged in support thereof), having maturities of not more than 365 days from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the

                              Intercreditor Agreement
                              -----------------------
date of acquisition, bankers' acceptances with maturities not exceeding 90 days and overnight bank deposits, in each case with any commercial bank organized under the law of the United States or any State thereof, Bermuda, Switzerland or any member of the European Union having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency), whose long-term debt is rated A-3 or A- or higher or, with respect to Switzerland or any country in the European Union, Aa2 or AA or higher according to Moody's or S&P, and denominated in a freely-convertible currency, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in the preceding clause (b),
(d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, issued by a corporation organized under the law of the United States or any State thereof, Bermuda, Switzerland or any member of the European Union and denominated in any freely-convertible currency and (e) money market funds at least 95% of the assets of which constitute Cash Equivalents of the types and maturities described in the preceding clauses (a) through (c).

          "Collateral" means, collectively, (a) all buildings, plants, network facilities, structures, improvements and equipment of the Credit Parties and all other Property of the Credit Parties, (b) all the issued and outstanding Equity Interests held by the Credit Parties in any Subsidiaries of the Credit Parties,
(c) all cash held by the Trustee or the Agent pursuant to the Indenture or the Working Capital Facility Agreement, (d) all other Property of the Credit Parties as which a Lien is created under the Indenture Security Documents or the Working Capital Facility Security Documents and (e) all proceeds of any of the foregoing (including any proceeds of a sale of the foregoing); provided that Property pledged to Camelot (as defined in the Indenture) pursuant to the Camelot Deed (as defined in the Indenture) shall not constitute "Collateral" hereunder.

          "Company" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Credit Parties" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GCUK" means Global Crossing Intermediate UK Holdings Ltd. (UK), a company organized under the laws of England and Wales.

          "Global Marine" means Global Marine Systems Limited, a company organized under the laws of England and Wales.

                              Intercreditor Agreement
                              -----------------------

          "Guarantors" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Indenture" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Indenture Exclusive Collateral" means (a) all Equity Interests in GCUK and Global Marine and their respective Subsidiaries, (b) all Collateral owned by GCUK and Global Marine and their respective Subsidiaries, (c) any amounts standing to the credit of the Specified Subsidiary Asset Sale Proceeds Account or the Specified Subsidiary Casualty Event Proceeds Account and (d) all proceeds of any of the foregoing (including any proceeds of a sale of the foregoing). Without limiting the generality of the foregoing, it is understood that any Shared Collateral (other than any Shared Continuing Collateral) that shall be sold, transferred or otherwise disposed of (including by reason of any merger or consolidation) to a Specified Subsidiary shall, upon the effectiveness of such transaction, become "Indenture Exclusive Collateral" hereunder and shall cease to constitute Shared Collateral hereunder.

          "Indenture Exclusive Continuing Collateral" means any Indenture Exclusive Collateral sold, transferred or otherwise disposed of by any Specified Subsidiary to any Credit Party other than a Specified Subsidiary that (i) is in the possession or control of the Trustee at the time of such transaction or (ii) constitutes identifiable Payment Collateral and that is sold, transferred or otherwise disposed of to a Credit Party other than a Specified Subsidiary for less than fair market value.

          "Indenture Secured Obligations" means all obligations of the Credit Parties to the Trustee and the Noteholders under and in respect of the Indenture, the Notes and the Indenture Security Documents.

          "Indenture Security Documents" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance (including a right of offset) of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Noteholders" means each of the holders of Notes under the Indenture.

          "Notes" shall have the meaning assigned to such term in the recitals to this Agreement.

                              Intercreditor Agreement
                              -----------------------

          "Opinion of Counsel" shall have the meaning assigned to such term in the Indenture.

          "Payment Collateral" means Shared Collateral consisting of accounts, instruments, chattel paper, letters of credit, deposit accounts securities accounts, money and payment intangibles (as each such term is defined in Article 9 of the Uniform Commercial Code), provided that such term shall not include Specified Subsidiary Intercompany Claims.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Possessory Collateral" means any Shared Collateral consisting of a security (as defined in the Uniform Commercial Code) evidenced by a security certificate (as so defined), and any other Shared Collateral in which a Lien may be perfected through physical possession by the secured party or any agent therefor of an instrument or other document evidencing such Shared Collateral.

          "Property" means any interest in any rights, assets or property of any kind whatsoever (including all cash and Cash Equivalents, and all Equity Interests), whether real, personal or mixed and whether tangible or intangible, whether now existing or hereafter arising and wherever located.

          "Qualified Cash Equivalents" means (a) U.S. Dollars, Euros or English Pounds Sterling, (b) securities issued or directly and fully guaranteed or insured by the government, or any agency or instrumentality, of the United States, France, Germany or the United Kingdom (each, a "Qualified Country"), provided that the full faith and credit of such Qualified Country is pledged in support thereof, having maturities of not more than 90 days from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 90 days and overnight bank deposits, in each case with any commercial bank organized under the law of a Qualified Country, having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency), and whose long-term debt is rated A-3 or A- or higher or, with respect to Switzerland or any country in the European Union, and Aa2 or AA or higher according to Moody's or S&P, and denominated in U.S. Dollars, Euros or English Pounds Sterling, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in the preceding clause (c), (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within 90 days after the date of acquisition, issued by a corporation organized under the law of a Qualified Country and denominated in U.S. Dollars, Euros or English Pounds Sterling and (f) money market funds at least 95% of the assets of which constitute Qualified Cash Equivalents of the types and maturities described in the preceding clauses (b) through (d).

                              Intercreditor Agreement
                              -----------------------

          "Shared Collateral" means all Collateral other than the Indenture Exclusive Collateral or Indenture Exclusive Continuing Collateral; provided that in no event shall the Shared Collateral include any Property pledged to Camelot pursuant to the Camelot Deed. Without limiting the generality of the foregoing, it is understood that any Indenture Exclusive Collateral (other than any Indenture Exclusive Continuing Collateral) that shall be sold, transferred or otherwise disposed of (including by reason of any merger or consolidation) to a Credit Party other than a Specified Subsidiary shall, upon the effectiveness of such transaction, become "Shared Collateral" hereunder and shall cease to constitute Indenture Exclusive Collateral hereunder.

          "Shared Continuing Collateral" means any Shared Collateral sold, transferred or otherwise disposed of by any Credit Party that is not a Specified Subsidiary to a Specified Subsidiary that (i) is in the possession or control of the Agent at the time of such transaction or (ii) that constitutes identifiable Payment Collateral and that is sold, transferred or otherwise disposed of to a Specified Subsidiary for less than fair market value.

          "Specified Subsidiaries" means, collectively, GCUK, Global Marine and their respective Subsidiaries.

          "Specified Subsidiary Asset Sale Proceeds Account" shall have the meaning assigned to such term in the Indenture.

          "Specified Subsidiary Casualty Event Proceeds Account" shall have the meaning assigned to such term in the Indenture.

          "Specified Subsidiary Intercompany Claims" means any intercompany indebtedness or intercompany accounts payable or other intercompany obligations at any time owing by any Specified Subsidiary to any Credit Party or any Subsidiary of any Credit Party other than to another Specified Subsidiary.

          "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Trustee" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                              Intercreditor Agreement
                              -----------------------

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Working Capital Facility Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Working Capital Facility Lender" means any lender from time to time party to the Working Capital Facility Agreement.

          "Working Capital Facility Limit" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

          "Working Capital Facility Secured Obligations" means all obligations of the Credit Parties to the Agent and the Working Capital Facility Lenders under and in respect of the Working Capital Facility Agreement and the Working Capital Facility Security Documents.

          "Working Capital Facility Security Documents" shall have the meaning assigned to such term in the recitals to this Agreement.

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles and Sections shall, unless the context otherwise requires, be construed to refer to Articles and Sections of this Agreement.

                                   ARTICLE II

                                Priority of Liens
                                -----------------

          The Trustee, on behalf of itself and the Noteholders, hereby agrees that, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements, mortgages or other documents or any provision of the Uniform Commercial Code or any other applicable law to the contrary, the Liens granted in favor of the Trustee pursuant to the Indenture Security Documents, insofar as covering the Shared Collateral,

                              Intercreditor Agreement
                              -----------------------
shall in all respects be junior and subordinate to the Liens granted or to be granted to the Agent as security for the Working Capital Facility Secured Obligations, in each case to the extent that such Liens in favor of the Agent are valid, perfected and enforceable under the Uniform Commercial Code and all other applicable law. The Trustee further agrees, on behalf of itself and the Noteholders, that it shall not (and hereby waives any right to) take any action to contest or challenge the validity, priority, enforceability or perfection of the Liens of the Agent on the Shared Collateral.

          The Agent, on behalf of itself and the Working Capital Facility Lenders, hereby confirms that, except for the Shared Collateral, none of the assets of the Credit Parties or any of their Subsidiaries constitutes collateral security for any of the Working Capital Facility Secured Obligations, and that none of the Specified Subsidiaries is or shall be or become obligated, directly or indirectly, in respect of any of the Working Capital Facility Secured Obligations.

          Except as expressly set forth in this Agreement, each of the Trustee and the Agent shall have any and all rights it may have as a creditor under applicable bankruptcy or insolvency law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Shared Collateral, provided that any such exercise by the Trustee, and any sale of the Shared Collateral by the Trustee, shall be subject to the Liens of the Agent on the Shared Collateral, and to the provisions of this Agreement, including paragraph (c) or Article III hereof.

          In exercising rights and remedies with respect to the Shared Collateral, the Agent and the Working Capital Facility Lenders may enforce the provisions of, and exercise remedies under, the Working Capital Facility Agreement and Working Capital Facility Security Documents, and the Trustee may enforce the provisions of and exercise remedies under the Indenture and the Indenture Security Documents, in each case in such order and in such manner as the respective party enforcing such rights or exercising such remedies may determine in its sole discretion. In the event of any sale, transfer, swap or other disposition of any Shared Collateral constituting Equity Interests in any Credit Party (other than the Issuer) upon the exercise of any remedies by the Agent under the Working Capital Facility Security Documents, the Trustee agrees, upon written request of the Agent (which request shall include a certification to the effect that the conditions set forth in this sentence shall have been satisfied), to release such Credit Party and any Subsidiaries of such Credit Party from their respective obligations under the Indenture, the Note Guarantee and the Indenture Security Documents so long as (i) such sale, transfer, swap or other disposition is to a party other than an Affiliate of the Agent or any Working Capital Facility Lender and (ii) the Agent and the Working Capital Facility Lenders are concurrently releasing such Credit Party and its Subsidiaries from their respective obligations under and in respect of the Working Capital Facility Agreement and the Working Capital Facility Security Documents.

                              Intercreditor Agreement
                              -----------------------

                                   ARTICLE III

                               Further Assurances
                               ------------------

          The Trustee and the Agent each agree with the other that, to the extent it shall be necessary in any jurisdiction with respect to any Shared Collateral to execute and deliver any additional documents, or take any additional action, to either (i) implement the subordination of the Liens of the Trustee on such Shared Collateral to the Liens of the Agent on such Shared Collateral, or (ii) evidence further that the Agent has no claim against any of the Property of the Specified Subsidiaries (other than Shared Continuing Collateral), then each of the Trustee and Agent agree, upon request of the other, to so execute and deliver such documents and take such additional action, provided that the Trustee shall not be required to execute and deliver any such documents or take any such action unless the request of the Agent shall be accompanied by an Opinion of Counsel to the effect that such documents are in fact required to be executed, or such action is in fact required to be taken, to implement such subordination.

          Without limiting the generality of the foregoing, it is acknowledged and agreed that, if requested by the Agent as provided above:

          (a) with respect to any Cash Collateral at any time held by the Trustee, the Trustee shall transfer (together with any necessary endorsements) any such Cash Collateral, including any thereof held in the Asset Sale Proceeds Account established under the Indenture, to an account established by the Agent at a bank or trust company in New York City (the "Cash Collateral Intermediary") unaffiliated with either the Trustee or the Agent and not constituting a Noteholder or Working Capital Facility Lender pursuant to a control or similar agreement to be entered into between the Cash Collateral Intermediary and the Trustee and Agent, which agreement shall provide that each of the Trustee and the Agent shall have "control" (as such term is defined in the Uniform Commercial Code) over such account and all Cash Collateral therein, and confirming that the Lien and security interest of the Trustee in such account and Cash Collateral shall be junior and subordinate to the Lien and security interest of the Agent in such account and Cash Collateral (and the Agent agrees that it shall not permit the balance held in such account to be invested at any time other than in Qualified Cash Equivalents), provided that any Cash Collateral held in such account may be released to the Company or any of its Subsidiaries (and the respective agreement with the Cash Collateral Intermediary shall so provide) only (i) upon the joint authorization of the Trustee and the Agent (which the Trustee has separately agreed to do upon satisfaction of the conditions in Article IX of the Indenture) to the Cash Collateral Intermediary or (ii) for application by the Agent to the payment of the Working Capital Facility Secured Obligations, so long as the Agent shall first have certified to the Trustee and the Cash Collateral Intermediary that a default in payment of Working Capital Facility Obligations has occurred and is continuing, unremedied and unwaived, and that the proceeds of such Cash Collateral are to be immediately applied to the payment of such defaulted Working Capital Facility Obligations (it being understood that (i) as provided in the definition of "Working Capital Facility Limit" in Section 1.01 of the Indenture, such Working Capital Facility Limit" shall be reduced by an amount equal to each payment of principal in respect of Working

                             Intercreditor Agreement
                             -----------------------

     Capital Facility Secured Obligations made as a result of such turn over and
     (ii) nothing in the foregoing clauses (i) or (ii) shall be deemed to prohibit the exercise by the Agent upon any default under the Working Capital Facility Agreement of any rights and remedies it may have with respect to such Cash Collateral);

          (b) with respect to any Possessory Collateral at any time held by the Trustee, the Trustee will deliver any such Possessory Collateral (including any shares of Capital Stock or other Equity Interests) held by the Trustee in its possession to a bank or trust company in New York City (the "Possessory Collateral Intermediary") unaffiliated with either the Trustee or the Agent and not constituting a Noteholder or a Working Capital Facility Lender pursuant to a control or similar agreement to be entered into between the Possessory Collateral Intermediary and the Trustee and Agent, which agreement shall provide that each of the Trustee and the Agent shall have "control" (as such term is defined in the Uniform Commercial
     Code) over such Possessory Collateral, and confirming that the Lien and security interest of the Trustee in such Possessory Collateral shall be junior and subordinate to the Lien and security interest of the Agent in such Possessory Collateral, provided that such Possessory Collateral may be released to the Company or any of its Subsidiaries (and the respective agreement with the Possessory Collateral Intermediary shall so provide) only upon the joint authorization of the Trustee and the Agent (which the Trustee has separately agreed to do upon satisfaction of the conditions in
     Article IX of the Indenture) to the Possessory Collateral Intermediary (it being understood that nothing in this proviso shall be deemed to prohibit the exercise by the Agent upon default in the payment of any Working Capital Facility Obligations of any rights and remedies it may have with respect to such Possessory Collateral); and

          (c) with respect to any proceeds of Payment Collateral (including amounts paid or collected on account thereof) at any time received, collected, or held by the Trustee as a result of the exercise by the Trustee of any rights and remedies under the Indenture Security Documents, the Trustee agrees to forthwith turn over and transfer any such proceeds of Payment Collateral (together with any necessary endorsements) to the Agent for application by the Agent to the payment of the Working Capital Facility Secured Obligations and the Agent shall apply such proceeds immediately to the payment of Working Capital Facility Obligations (it being understood that (i) as provided in the definition of "Working Capital Facility Limit" in Section 1.01 of the Indenture, such Working Capital Facility Limit" shall be reduced by an amount equal to each payment of principal in respect of Working Capital Facility Secured Obligations made as a result of such turn over and (ii) nothing in the foregoing shall be deemed to prohibit the exercise by the Agent upon any default under the Working Capital Facility Agreement of any rights and remedies it may have with respect to such Payment Collateral).

Pending the execution and delivery of an agreement pursuant to the foregoing paragraphs (a) or (b), or the transfer or proceeds of Payment Collateral pursuant to the foregoing paragraph (c), the Trustee hereby agrees that any Cash Collateral or Possessory Collateral or proceeds of Payment Collateral received or held by it under the Indenture or the Indenture Security Documents is held by it also as an agent for the Agent under the Working Capital Facility Security Documents and

                             Intercreditor Agreement
                             -----------------------
that the Lien of the Trustee in such Cash Collateral and Possessory Collateral is subordinate to the Lien of the Agent in such Cash Collateral and Possessory Collateral.

          In the event that an agreement of the type referred to in paragraph
(a) or (b) above is executed and delivered between the Cash Collateral Intermediary or Possessory Collateral Intermediary (as applicable), and the Trustee and the Agent, then the Trustee agrees, except as provided in paragraph
(c) above, that any proceeds of Shared Collateral received by it at any time and constituting either Cash Collateral or Possessory Collateral shall be forthwith transferred to the Cash Collateral Intermediary (together with any necessary endorsements) or Possessory Collateral Intermediary (as applicable) to be held by the Cash Collateral Intermediary or Possessory Collateral Intermediary in accordance with the agreement executed and delivered pursuant to said paragraph
(a) or (b) and that, pending such transfer, the Trustee shall be deemed to hold such Cash Collateral and Possessory Collateral in trust for the benefit of the Agent and the Working Capital Facility Lenders.

          The parties hereto acknowledge that, pursuant to an Affiliate Subordination Agreement dated as of the Issue Date between each of the Credit Parties and the Trustee, all intercompany indebtedness or intercompany accounts payable or other intercompany obligations at any time owing by any Credit Party to any other Credit Party is subordinated, inter alia, to all obligations of the Credit Parties in respect of the Notes, the Note Guarantees and the Working Capital Facility Agreement and that any payment, purchase, redemption, defeasance or other acquisition or retirement of any such indebtedness, accounts payable or obligations is prohibited at any time that an Event of Default shall have occurred and be continuing, unremedied and unwaived, in respect of the Indenture. Accordingly, the parties hereto agree that any such payment, purchase, redemption, defeasance or other acquisition or retirement made after any such Event of Default shall have occurred and is continuing, unremedied and unwaived, has been wrongfully made by the Credit Party obligated in respect thereof and, accordingly, that the proceeds of any such payment, purchase, redemption, defeasance or other acquisition or retirement received by the Trustee or the Agent shall be promptly turned over to the Agent or the Trustee, as applicable, in such proportions as shall be appropriate, so that the benefits of such payment, purchase, redemption, defeasance or other acquisition or retirement is shared ratably between the Noteholders and the Working Capital Facility Lenders hereunder and under any other Working Capital Facility (as defined in the Indenture) to which the Credit Parties may be party ratably in accordance with the then outstanding principal amount of Indenture Secured Obligations, Working Capital Facility Secured Obligations and obligations in respect of any such other Working Capital Facility. Notwithstanding the foregoing, it is understood and agreed that the proceeds of any such payment, purchase, redemption, defeasance or other acquisition or retirement in respect of Specified Subsidiary Intercompany Claims received by the Agent, shall be forthwith turned over to the Trustee upon such receipt and shall not be subject to any obligation on the part of the Trustee to share the same with the Agent or the Working Capital Facility Lenders.

                             Intercreditor Agreement
                             -----------------------

                                   ARTICLE IV

                             Notices of Foreclosure
                             ----------------------

          At least 10 Business Days (as such term is defined in the Indenture as in effect on the date hereof) prior to any exercise by the Trustee of any of its rights and remedies under the Indenture Security Documents following the occurrence of any default under the Indenture, the Notes or the Indenture Security Documents the Trustee shall give notice of such proposed exercise to the Agent. At least 10 Business Days (as so defined) prior to any exercise by the Agent of any of its rights and remedies under the Working Capital Facility Security Documents following the occurrence of any default under the Working Capital Facility Agreement or the Working Capital Facility Security Documents, the Agent shall give notice of such exercise to the Trustee.

          Proceeds of any exercise by the Agent of any of its rights and remedies under the Working Capital Facility Security Documents shall be applied by the Agent, first, to the payment of costs and expenses of the Agent and the Working Capital Facility Lenders in connection with such exercise, second, to the payment of accrued and unpaid interest, fees, costs and expenses (including default interest and interest, fees, costs, expenses and other amounts accruing on or after the commencement of any proceeding under any Bankruptcy Law, under and as defined in the Indenture as in effect on the date hereof, relating to any Credit Party whether or not a claim for such amounts is allowed in such proceedings) in respect of the Working Capital Facility Secured Obligations, third, to the payment of principal in respect of the Working Capital Facility Secured Obligations (it being understood that, upon such payment of principal, the permitted amount of the Working Capital Facility Secured Obligations under the Indenture shall be reduced by an amount equal to such payment), and fourth, to any other Working Capital Facility Secured Obligations. Any excess of such proceeds after such application by the Agent shall be transferred by the Agent, in the form received (and with any necessary endorsement) to the Trustee for application by the Trustee in accordance with the provisions of the Indenture.

                                    ARTICLE V

  Certain Matters Relating to the Working Capital Facility Secured Obligations
  ----------------------------------------------------------------------------

          SECTION 5.01. Notice of Acceptance, Etc. All Working Capital Facility Secured Obligations at any time made or incurred by any of the Credit Parties shall be deemed to have been made or incurred in reliance upon this Agreement, and the Trustee, on behalf of itself and the Noteholders, hereby waives (i) notice of acceptance by the Agent or any Working Capital Facility Lender of this Agreement and (ii) notice of the existence or creation or non-payment of all or any part of the Working Capital Facility Secured Obligations (except for notices of non-payment referred to in Article III hereof). In addition, the Trustee, on behalf of itself and the Noteholders, agrees that neither the Agent nor the Working Capital Facility Lenders shall incur any liability as a result of the sale of the Shared Collateral, or any part thereof, at any private sale pursuant to the Working Capital Facility Security Documents conducted in a commercially reasonable manner.

                             Intercreditor Agreement
                             -----------------------

          SECTION 5.02. Modifications to Working Capital Facility Documents. The Trustee, on behalf of itself and the Noteholders, hereby agrees that, without affecting the obligations of the Trustee and the Noteholders hereunder, the Agent and the Working Capital Facility Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Trustee or any Noteholder (except to the extent such notice or consent is required pursuant to the provisions of this Agreement), and without incurring any liability to the Trustee or any Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement or otherwise modify the Working Capital Facility Agreement or any of the Working Capital Facility Security Documents in any manner whatsoever, including, to

          (i) change the manner, place or terms of payment or extend the time of payment of or renew or alter, all or any of the Working Capital Facility Secured Obligations or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Working Capital Facility Secured Obligations or any of the Working Capital Facility Security Documents,

          (ii) retain or obtain a Lien on any Property of any of the Credit Parties (other than the Specified Subsidiaries), in each case to secure any of the Working Capital Facility Secured Obligations, and in that connection to enter into any additional Working Capital Facility Security Documents with any Credit Party,

          (iii) to amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Working Capital Facility Secured Obligations,

          (iv)  release its Lien on any Property of any Credit Party,

          (v) exercise or refrain from exercising any rights against any Credit Party or any other Person,

          (vi) retain or obtain the primary or secondary obligation of any other Person (other than any Specified Subsidiary or any Subsidiary of a Credit Party that is not itself a Credit Party) with respect to any of the Working Capital Facility Secured Obligations, and

          (vii) otherwise manage and supervise the Working Capital Facility Secured Obligations as the Agent and the Working Capital Facility Lenders shall deem appropriate,

in each case to the extent permitted by, and not resulting in a Default or Event of Default under, the Indenture, provided that, notwithstanding the foregoing, it is understood that in the event of a release by the Agent of any Credit Party from its guaranty or other obligations in respect of the Working Capital Facility Secured Obligations, or the release from the Lien of the Working Capital Facility Security Documents with respect to any Shared Collateral, the subordination of

                             Intercreditor Agreement
                             -----------------------
the Trustee hereunder in respect of the Property of such Credit Party shall no longer be applicable), and the Agent shall give the Trustee written notice of any such release.

                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

          SECTION 6.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing, telecopied or delivered:

          if to the Trustee:

               Wells Fargo Bank Minnesota, N.A.
               Corporate Trust
               South Street and Marquette Avenue
               MAC N 9303-120
               Minneapolis, MN 55479
               Attention: Corporate Trust
               Facsimile: 612-667-9825

          if to the Agent:

               [to be provided]
               Attention: [to be provided]
               Facsimile: [to be provided]

or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

          SECTION 6.02. Waivers; Amendments.

          (a) Waivers. No waiver of any provision of this Agreement, or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (b) Amendments, Etc. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Trustee and the Agent.

          SECTION 6.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                             Intercreditor Agreement
                             -----------------------

          SECTION 6.04. Inconsistent Agreements. To the extent that any provision of this Agreement shall be inconsistent with any provision of the Indenture, the Notes, the Indenture Security Documents, the Working Capital Facility Agreement or the Working Capital Facility Security Documents, the provision of this Agreement shall be controlling.

          SECTION 6.05. Successors, Assigns and Transfers. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns or transferees.

          SECTION 6.06. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Trustee, the Noteholders, the Agent and the Working Capital Facility Lenders and their respective successors and assigns and no other Person shall have any rights hereunder.

          SECTION 6.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 6.08. Severability. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

          SECTION 6.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 6.10. Specific Performance. The Agent (on behalf of itself and the Working Capital Facility Lenders) on the one hand, and the Trustee (on behalf of itself and the Noteholders) on the other hand, (a) are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when the Trustee or any Noteholder, on the one hand, or the Agent or any Working Capital Facility Lender, on the other hand, shall have failed to comply with any term or provision hereof and (b) hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          SECTION 6.11. Trustee Rights. The rights, privileges, immunities and indemnities provided to the Trustee under Article VIII of the Indenture shall, to the extent applicable, apply in this Agreement as if fully set forth herein.

                             Intercreditor Agreement
                             -----------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        as Trustee


                                        By
                                          --------------------------------------
                                         Name:
                                         Title:


                                        [NAME OF AGENT], as
                                         Agent


                                        By
                                          --------------------------------------
                                         Name:
                                         Title:


                             Intercreditor Agreement
                             -----------------------

                                                                       EXHIBIT D

                       [Form of Global Security Agreement]

          Without limiting the obligation of the Credit Parties (as hereinafter defined) under Section 5.04 of this Agreement to pay any such tax that may be imposed, please be advised that taking the original of this Agreement or any certified copy thereof into the Republic of Austria may cause Austrian stamp duty to be assessed by the Austrian tax authorities.

                            GLOBAL SECURITY AGREEMENT

          GLOBAL SECURITY AGREEMENT dated as of _____________, 2003, between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), GLOBAL CROSSING LIMITED (formerly GC Acquisition Limited), a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other entities identified on the signature pages hereto under the caption "GUARANTORS" (the Company together with such other entities, and any entity that shall become a Guarantor hereunder pursuant to Section 5.11 hereof, being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as trustee and agent (in such capacities, the "Trustee") for the benefit of the holders of the Notes (as hereinafter defined).

          Pursuant to an Indenture dated as of _________________, 2003 (as modified and supplemented and in effect from time to time, the "Indenture") by and between the Credit Parties and the Trustee, the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes.

          To induce the holders of the Notes to accept the same on the terms and conditions as provided in the Indenture, the Credit Parties wish to grant liens on and security interests in substantially all of their Property (as hereinafter defined) as collateral security for the obligations of the Credit Parties under and in respect of, inter alia, the Indenture and the Notes. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions.

          (a) Indenture Terms. Terms defined in the Indenture are used herein as defined therein.

          (b) Certain Uniform Commercial Code Terms. The terms "Accounts", "Chattel Paper", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds" and "Software" have the respective meanings

                            Global Security Agreement
                            -------------------------
ascribed thereto in Article 9 of the Uniform Commercial Code. The term "Financial Assets" shall have the meaning ascribed thereto in Article 8 of the Uniform Commercial Code.

          (c)  Certain other Terms. In addition, as used herein:

          "Collateral" has the meaning assigned to such term in Section 3 hereof.

          "Copyright Collateral" means all Copyrights, whether now owned or hereafter acquired by any Credit Party, including each Copyright identified in Annex 4.

          "Copyrights" means all copyrights and copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Dutch Security Document" means, collectively, each of the following documents to be entered into on, and to be dated, the Effective Date (i) the Deed of Establishment of a right of Pledge on Registered Shares GC Pan European Crossing Holdings B.V., (ii) the Deed of Establishment of a right of Pledge on Registered Shares Global Crossing Nederland B.V., (iii) the Deed of Establishment of a right of Pledge on Registered Shares GC Pan European Crossing Nederland B.V., (iv) the Deed of Establishment of a right of Pledge on Registered Shares GC Pan European Crossing Networks B.V., (v) the Deed of Establishment of a right of Pledge on Registered Shares Global Crossing Venezuela B.V., (vi) the Deed of Establishment of a right of Pledge on Registered Shares GT Netherlands B.V., (vii) the Agreement and Deed of Non-Possessory Pledge of Assets, (viii) the Agreement and Deed of Disclosed Pledge of Intercompany Accounts Receivable dated, (ix) the Agreement and Deed of Disclosed Pledge of Credit Balances on Bank Accounts,
     (x) the Agreement and Deed of Undisclosed Pledge of Third Party Accounts Receivable and (xi) the Deed of Establishment of a right of Mortgage and Pledge.

          "Equity Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified under the names of the Credit Parties on Annex 3 under the caption "Equity Issuer" and (b) any other entity that shall at any time be a Subsidiary of any Credit Party.

          "Indemnified Parties" has the meaning assigned such term in Section
     5.04 hereof.

          "Intellectual Property" means collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, software, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Credit Party with respect to any of the foregoing, including software licenses, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7; (c) all information, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic

                            Global Security Agreement
                            -------------------------
     machinery software and programs with respect to any of the foregoing; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Credit Party; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Credit Party in respect of any of the items listed above.

          "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Patent Collateral" means all Patents, whether now owned or hereafter acquired by any Credit Party, including each Patent identified in Annex 5.

          "Patents" means all patents, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Indebtedness" means any Indebtedness of any Person held by any Credit Party.

          "Pledged Stock" has the meaning assigned to such term in Section 3(c) hereof.

          "Secured Obligations" means, collectively, (a) in the case of the Issuer, the obligations of the Issuer under and in respect of the Indenture and the Notes, (b) in the case of any Guarantor, all present and future obligations of such Guarantor under the Indenture and its Note Guarantee, and (c) in the case of each Credit Party, all obligations of such Credit Party hereunder or under any of the other Security Documents.

          "Stock Collateral" has the meaning assigned to such term in Section 3(c)(ii) hereof.

          "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Credit Party, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the

                            Global Security Agreement
                            -------------------------
     world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. Representations and Warranties. Each Credit Party represents and warrants to the Trustee and the Holders that:

          (a) Title and Priority. Such Credit Party legally or beneficially owns, or has valid rights as a lessee or licensee (by virtue of administrative resolution or through contractual rights) with respect to, the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists upon such Collateral except for Permitted Liens. To the extent the Uniform Commercial Code is applicable thereto, the security interest created pursuant hereto constitutes a valid security interest in the Collateral in which such Credit Party purports to grant a security interest pursuant to Section 3 hereof, which, upon perfection of such security interest under applicable law (to the extent such perfection is permitted under applicable law, not contractually prohibited and legally possible and not excluded from a perfection requirement pursuant to Section 6.02 of the Indenture), will be subject to no equal or prior Lien other than Permitted Liens referred to in clauses
     (e), (f), (h), (i), (j), (k), (l), (m), (n) or (o) of the definition of such term in Section 1.01 of the Indenture and other than as provided in any Intercreditor Agreement.

          (b) Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Credit Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies (x) the place of business of such Credit Party or, if such Credit Party has more than one place of business, the location of the chief executive office of such Credit Party, and (y) each country where Equipment, Fixtures, network assets (including ducts or cable under IRU's), network equipment, office equipment, Inventory, Deposit Accounts, spares and other Goods in excess of $30,000 of such Credit Party is located (other than Motor Vehicles constituting Equipment, ships, Inventory in transit, Goods in transit and Equipment being repaired).

          (c) Changes in Circumstances. Except as specified in Annex 1, such Credit Party has not (i) within the period of four months prior to the date hereof, changed its "location" (as defined in Section 9-307 of the Uniform Commercial Code), (ii) heretofore changed its name, or (iii) heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

          (d) Pledged Stock. The Pledged Stock, if any, identified under the name of such Credit Party in Annex 3 is duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational document of the respective Equity

                            Global Security Agreement
                            -------------------------

     Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any restriction contained herein or under such organizational documents).

          The Pledged Stock, if any, identified under the name of such Credit Party in Annex 3 constitutes all the issued and outstanding shares of capital stock of whatever class of such Equity Issuer beneficially owned by such Credit Party on the date hereof (whether or not registered in the name of such Credit Party); Annex 3 correctly identifies, as at the date hereof, the respective Equity Issuers of such Pledged Stock and the respective class and par value or other identifying characteristics of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (e) Pledged Indebtedness. The Pledged Indebtedness, if any, identified under the name of such Credit Party in Annex 8 constitutes all Indebtedness held by any Credit Party that is evidenced by an Instrument and Annex 8 correctly identifies, as of the date hereof, the respective obligors in respect of such Pledged Indebtedness, the amount and maturity thereof, and any collateral security or Guarantees therefor.

          (f) Intellectual Property. Annexes 4, 5, and 6, respectively, set forth under the name of such Credit Party a complete and correct list of all Copyrights, Patents and Trademarks (in each case to the extent encompassed within the definition of "Intellectual Property" in Section 1(b) hereof) owned by such Credit Party on the date hereof, and all registrations listed in Annexes 4, 5, and 6, are properly issued and in full force and effect. Annex 7 sets forth under the name of such Credit Party all licenses and other user agreements pursuant to which such Credit Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others.

          To such Credit Party's knowledge, (i) except as set forth in Annex 4, 5 or 6, there is no violation by others of any right of such Credit Party with respect to any Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Credit Party and (ii) such Credit Party is not infringing upon any copyright, patent or trademark of any other Person (other than any other Credit Party, as to which no representation or warranty is made) by virtue of the conduct of its business; and no proceedings have been instituted, threatened or are pending against such Credit Party, and no claim against such Credit Party has been received by such Credit Party, alleging any such violation, except as may be set forth in Annex 7.

          Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Credit Party hereby pledges, charges and grants to the Trustee, for the benefit of the Trustee and the Holders as hereinafter provided, a security interest in and to all of such Credit Party's right, title and interest in the following property, whether now owned by such Credit Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                            Global Security Agreement
                            -------------------------

          (a) all Accounts, all General Intangibles, all Deposit Accounts, all Instruments, all Documents, all Chattel Paper (whether tangible or electronic), all Inventory, all Equipment, all Fixtures;

          (b)  all Goods not covered by the preceding clause (a);

          (c) the Equity Interests of the Equity Issuers identified in Annex 3 under the name of such Credit Party together with all rights, privileges, authority and power of such Equity Issuer with respect to such Equity Interests, in each case together with the certificates, instruments and agreements, if any, evidencing the same (collectively, the "Pledged Stock"), together with:

               (i) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights, agreements or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

               (ii) without affecting the obligations of such Credit Party under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation, amalgamation or merger in which an Equity Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Credit Party itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged or charged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the "Stock Collateral");

          (d) all Investment Property and Financial Assets not covered by clause (c) of this Section 3;

          (e)  all Intellectual Property;

          (f) all rights, claims and benefits of such Credit Party against any Person arising out of, relating to or in connection with the Intellectual Property, and Inventory or Equipment purchased by such Credit Party, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (g) all Payment Intangibles, Software and all other General Intangibles whatsoever not covered by the preceding clauses of this Section 3;

          (h)  all Pledged Indebtedness;

                           Global Security Agreement
                           -------------------------

          (i) the balance from time to time in the Asset Sale Proceeds Account, the Specified Subsidiary Asset Sale Proceeds Account and the Specified Subsidiary Casualty Event Proceeds Account, and all Investment Property and Financial Assets at any time held in any of such Accounts;

          (j) all fiber optic submarine cable systems, including cables and materials, parts, tools, dies, jigs, fixtures, plans, information and contract rights, including all undersea fiber and cable, including all undersea fiber and cable in international waters;

          (k) all real property, including all leasehold interests and all rights to use any real property interest;

          (l) all other tangible and intangible real and personal property whatsoever of such Credit Party; and

          (m) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing and, to the extent related to any of the foregoing, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party),

          IT BEING UNDERSTOOD, HOWEVER, that, notwithstanding anything to the contrary set forth herein, in the Indenture or any other Security Document (but without limiting the undertakings of the Credit Parties under Article VI of the Indenture), in no event shall the Collateral consist of, or the security interest granted under this Section 3 attach, (A) to any lease, license, governmental authorization, permit, concession, contract, property rights, application or agreement to which any Credit Party is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or
(ii) in a breach, cancellation, withdrawal or termination pursuant to the terms of, or a default under, any such lease, license, governmental authorization, permit, concession, contract, property rights, application or agreement (except to the extent that any such term would be rendered ineffective pursuant to, or any such breach, cancellation, withdrawal or termination would be overridden by, Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable law), (B) without limiting the provisions of Section 6.02 of the Indenture, to any Property in any jurisdiction, to the extent that obtaining a Lien upon such Property in such jurisdiction is prohibited under applicable law, or requires the obtaining of a governmental approval (which governmental approval has not yet been obtained), (C) to any Excluded Collateral or (D) to any Property located in The Netherlands or, in the case of Receivables, governed by Netherlands law, and over which a valid security interest is or will be created by any Dutch Security Document.

          It is contemplated that, with respect to Collateral of any Credit Party that (x) consists of any real property or real property interest (wherever located), (y) any Collateral of any Credit Party that may be located outside of the United States, and (z) any Collateral wherever located of any Credit Party that may be organized or that conducts business outside of

                           Global Security Agreement
                           -------------------------
the United States, such Credit Party will concurrently with the execution and delivery of this Agreement (but subject to Section 6.02 of the Indenture) execute and deliver such additional security agreements, pledge agreements, assignments, mortgages and other similar instruments or documents as shall be necessary or appropriate (and permitted under applicable law) in order to create, perfect and make enforceable Liens upon and other security interests in the Collateral owned by such Credit Party under the law of the jurisdiction in which such Collateral is located or in which such Credit Party is organized or conducts business. Any such additional security agreements, pledge agreements, assignments, mortgages and similar instruments and documents shall be deemed to supplement and not supersede the Liens and security interests provided herein.

          Anything herein to the contrary notwithstanding, no Credit Party shall be required to perform any action which is illegal or which may violate any applicable law or that carries a material risk of jeopardizing the rights it holds in the Collateral.

          Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge, charge and security interest pursuant to Section 3 hereof, the Credit Parties hereby jointly and severally agree with the Trustee (but subject to the provisions of Section 6.02 of the Indenture) as follows:

          4.01 Delivery and Other Perfection. Each Credit Party shall:

          (a) if any of the shares, securities, moneys or property required to be pledged and charged by such Credit Party under clauses (c)(i) and
     (c)(ii) of Section 3 hereof are received by such Credit Party forthwith, either (x) transfer and deliver to the Trustee (or to the Agent or third party under any Intercreditor Agreement as provided in Article III thereof) such shares, securities, moneys or property so received by such Credit Party (together with the certificates, if any, for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Trustee (or the Agent or third party), pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as shall be necessary to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (c)(i) and (c)(ii), including, with respect to the Lien on the shares of an Equity Issuer which are not represented by certificates, the registration in the shareholders register of such Equity Issuer of appropriate entries evidencing said Lien;

          (b) deliver and pledge to the Trustee (or to the Agent or third party under any Intercreditor Agreement as provided in Article III thereof) any and all Instruments (other than checks) constituting part of the Collateral in which such Credit Party purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance necessary to effectuate the security interest granted hereunder; provided, that so long as no Event of Default shall have occurred and be continuing, unremedied and unwaived, such Credit Party may retain for collection in the ordinary course any Instruments received by such Credit Party in the ordinary course of its business and the Trustee shall, promptly upon request of such Credit Party through the Company, make arrangements against trust receipt or like

                            Global Security Agreement
                            -------------------------
     document for making any Instrument pledged by such Credit Party available to such Credit Party for purposes of presentation, collection or renewal;

          (c) deliver and pledge to the Trustee (or to the Agent or third party under any Intercreditor Agreement as provided in Article III thereof) any and all promissory notes or other instruments constituting part of the Collateral and evidencing any of the Pledged Indebtedness in excess of $200,000, endorsed and/or accompanied by such instruments of assignment and transfer in such form as shall be necessary to perfect the Lien of the Trustee in such promissory notes and instruments;

          (d) give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as, subject to Section 6.02 of the Indenture, shall be necessary to create, preserve, perfect or validate the security interest granted pursuant hereto and the priority thereof or to enable the Trustee to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly upon request therefor by the Company give to such Credit Party copies of any notices and communications received by it with respect to the Stock Collateral pledged and charged by such Credit Party hereunder);

          (e) keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as shall be necessary in order to reflect the security interests granted by this Agreement;

          (f) following the occurrence and during the continuance, unremedied and unwaived, of an Event of Default, permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Trustee to be present at such Credit Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Credit Party with respect to the Collateral, all in such manner as the Trustee may reasonably require; and

          (g) subject to Section 6.02 of the Indenture, execute and deliver and cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection and priority of the security interest granted pursuant hereto.

          Anything herein to the contrary notwithstanding, it is understood and agreed that, as provided in Section 6.03(a) of the Indenture:

          (i) as to Property of any Credit Party located in any jurisdiction owned by such Credit Party on the date hereof that is not covered by the Lien of a particular Security Document other than this Agreement, such Credit Party shall be deemed to have complied with the requirements of this
     Section 4.01 if, as contemplated by Exhibit F to

                            Global Security Agreement
                            -------------------------
     the Indenture, the Administrative Agent and the Official Creditors' Committee confirm in writing to the Trustee that the conditions set forth in said Exhibit F have been satisfied;

          (ii) as to Property of any Credit Party located in any jurisdiction, whether now owned or hereafter acquired, that is covered by the Lien of a particular Security Document other than this Agreement (or that is contemplated by such Security Document to be covered by such Lien if acquired after the date hereof), such Credit Party shall be deemed to have complied with the requirements of this Section 4.01 if such Credit Party complies with the requirements of such Security Document;

          (iii) as to all other Property hereafter acquired by any Credit Party, such Credit Party shall (subject to Section 6.02 of the Indenture) comply with the requirements of this Section 4.01;

          (iv) as to any contract or agreement to which any Credit Party is a party on the date hereof that requires the consent of a third party in order to create a lien in such contract or agreement, such Credit Party shall be deemed to have complied with the requirements of this Section 4.01 if, after utilizing commercially reasonable efforts in an attempt to so obtain such consent, as contemplated by Exhibit F to the Indenture, the Administrative Agent and the Official Creditors' Committee confirm in writing to the Trustee that the conditions set forth in said Exhibit F have been satisfied; and

          (v) as to any contract or agreement to which any Credit Party becomes a party after the date hereof that requires the consent of a third party in order to create a Lien in such contract or agreement, such Credit Party shall be deemed to have complied with the requirements of this
     Section 4.01, notwithstanding that such consent has been refused, if it shall have used commercially reasonable efforts to obtain such consent (and shall so certify in the first Officers' Certificate delivered pursuant to
     Section 6.03(c)(ii)(B) of the Indenture after the date of such refusal).

          4.02 Other Financing Statements and Liens. Except for Permitted Liens, no Credit Party shall (i) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument or (ii) create or permit the creation of any Lien or allow any Lien to subsist, with respect to the Collateral in which the Trustee is not named as the sole secured party for the benefit of the Trustee and the Holders.

          4.03 Preservation of Rights. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral, provided that the Trustee shall cooperate with the Credit Parties in any request for documentation or evidence in any action taken by a Credit Party to protect or preserve its rights in the Collateral, to the extent such request is made pursuant to an Issuer Order.

          4.04 Special Provisions Relating to Certain Collateral.

          (a) Stock Collateral. The Credit Parties will cause the Stock Collateral to constitute at all times 100% of all the total number of shares of Capital Stock of each Equity Issuer then issued and outstanding held by the Credit Parties.

                            Global Security Agreement
                            -------------------------

          So long as no Event of Default shall have occurred and be continuing, unremedied and unwaived, the Credit Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Indenture or any other Security Document or any other instrument or agreement referred to herein or therein, provided that the Credit Parties jointly and severally agree that they will not vote the Stock Collateral in any manner that results in a violation of the terms of this Agreement, the Indenture, the Security Documents or any such other instrument or agreement; and the Trustee shall execute and deliver to the Credit Parties or cause to be executed and delivered to the Credit Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Credit Parties may reasonably request pursuant to an Issuer Request for the purpose of enabling the Credit Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 4.04.

          (b) Intellectual Property. Notwithstanding the pledge of its Intellectual Property hereunder and any requirement contained in the Indenture or any other Security Document, until notice to the Credit Parties has been given by the Trustee following the occurrence and during the continuance, unremedied and unwaived, of an Event of Default, each Credit Party shall have the right to exploit and use the Intellectual Property in connection with its business, including but not limited to the development, marketing, promotion, distribution and sale of the underlying services related to such Intellectual Property.

          4.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing, unremedied and unwaived:

          (a) each Credit Party shall, at the request of the Trustee, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Credit Party, designated in the Trustee's request;

          (b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder or under any of the other Security Documents may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and each Credit Party agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Trustee may, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or

                            Global Security Agreement
                            -------------------------
     receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Trustee may, upon ten Business Days' prior written notice to the Credit Parties of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or any other Holder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Credit Parties, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

          In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Credit Parties shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.

The proceeds of each collection, sale or other disposition under this Section
4.05 shall be applied in accordance with Section 4.09 hereof.

          The Credit Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Credit Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Credit Parties or issuer thereof to register it for public sale.

          4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Credit Parties shall remain liable for any deficiency.

                            Global Security Agreement
                            -------------------------

          4.07 Locations; Names. Without at least 30 days' prior written notice to the Trustee, and (in the case of a change of its name) delivery of an Opinion of Counsel and an Issuer Order identifying any action required to be taken by such Credit Party or the Trustee to perfect or continue the perfection of the Liens hereunder granted by such Credit Party and protect the priority thereof, no Credit Party shall change its "location" (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

          Without the prior written consent of the Trustee, any Credit Party may remove items of Collateral outside of any jurisdiction in which such Credit Party conducts business, or in which such items are located, in order to have them repaired or upgraded, subject to the obligation of returning such items to their original location in such jurisdiction as soon as their repair or upgrade has been completed and, if required in order to transport or relocate any such item of Collateral, the Trustee shall, upon delivery to it of an Issuer Order requesting a release (which shall state that such release is authorized under this Section 4.07), promptly execute and deliver to such Credit Party such release statement and such other documentation as shall be specified by such Credit Party in such Issuer Order to effect the temporary release of the Lien on such item of Collateral in order that it may be removed or relocated.

          4.08 Private Sale. The Trustee and the Holders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. Each Credit Party hereby waives any claims against the Trustee or any Holder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.09 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under this Section 4, shall be applied by the Trustee in the manner set forth in Article IX of the Indenture.

          4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance, unremedied and unwaived, of any Event of Default the Trustee is hereby appointed the attorney-in-fact of each Credit Party for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 4 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Credit Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                            Global Security Agreement
                            -------------------------

          4.11 Perfection. Each Credit Party consents that Uniform Commercial Code financing statements may be filed describing the Collateral as "all assets" or "all personal property" of such Credit Party (provided that no such description shall be deemed to modify the description of Collateral set forth in
Section 3 hereof).

          Anything herein to the contrary notwithstanding, the obligations of the Credit Parties to take any action to perfect the Liens granted hereunder and under any other Security Document on any Collateral shall be subject to the provisions of Sections 6.02 and 6.03 of the Indenture.

          4.12 Certain Releases of Collateral.

          (a) Releases Upon Asset Sales, Etc. If at any time a Credit Party consummates an Asset Sale, a Specified Subsidiary Asset Sale, or a Qualified Receivables Transaction, in accordance with the terms of the Indenture and satisfies all of the conditions precedent set forth in Section 6.05(b) of the Indenture with respect thereto, the Trustee shall, upon the request of such Credit Party, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by such Credit Party reasonably required to effect the release of the Liens on the Collateral which is the subject of such Asset Sale, Specified Subsidiary Asset Sale, or Qualified Receivables Transaction.

          (b) Releases Upon Other Asset Sales. If at any time a Credit Party sells, transfers, leases, conveys, substitutes, converts, abandons or otherwise disposes of any item of Collateral in a transaction (i) not deemed to be an Asset Sale under the Indenture as set forth in clauses (a) through (f), inclusive, and (h) of the definition of "Asset Sale" therein or (ii) otherwise permitted under the Indenture and for which such Credit Party has complied with all requirements in respect thereof (each such transaction listed in clause (i) and (ii) hereinabove, a "Permitted Sale"), any Lien on such item of Collateral shall be automatically released and, if a formal, documented termination of release shall be necessary, the Trustee shall, upon delivery to it of an Issuer Order requesting such release (which shall state that such release is authorized under this Section 4.12(b)), promptly execute and deliver to such Credit Party upon the occurrence of such Permitted Sale such termination or release statements and such other documentation as shall be specified by such Credit Party in such Issuer Order to effect the termination and release of the Liens on such item of Collateral which is the subject of the Permitted Sale.

          4.13 Termination. When all Secured Obligations shall have been paid in full or otherwise discharged, this Agreement shall terminate and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Credit Party. The Trustee shall, at the expense of the Company, also execute and deliver to the respective Credit Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Credit Party to effect the termination and release of the Liens on the Collateral. Upon completion by the Trustee of the duties enumerated in this Section 4.12 in

                            Global Security Agreement
                            -------------------------
accordance herewith, the Trustee shall thenceforth be relieved of all further obligations under this Agreement.

          Section 5. Miscellaneous.

          5.01 Notices. All notices, waivers, requests, consents, demands, directions and other instruments delivered pursuant to the terms of this Agreement and the other Security Documents shall be in writing in the English language or accompanied by a certified English translation (which English translation shall be considered the original instrument and shall control in case of any conflict between the English and foreign language versions) and telecopied or delivered to the respective parties hereto as provided in Section
12.02 of the Indenture. All such communications shall be deemed to have been given at the times specified in said Section 12.02.

          5.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Holder of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Trustee in accordance with the provisions of Article XI of the Indenture. Any such amendment or waiver shall be binding upon the Trustee, each Holder and each Credit Party.

          5.04 Expenses. The Credit Parties jointly and severally agree to indemnify and reimburse the Trustee, its officers, directors, employees, representatives and agents (collectively, the "Indemnified Parties") for all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by such Indemnified Parties in connection with (i) any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein (including the reasonable fees and expenses of counsel in any jurisdiction retained by the Trustee in connection therewith), (ii) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Credit Parties in respect of the Collateral that the Credit Parties have failed or refused to perform (to the extent that, taking into account Section 6.02 of the Indenture, performance of such obligations is required), (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(iii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                            Global Security Agreement
                            -------------------------

          5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Credit Party, the Trustee and each Holder (provided that (i) no Credit Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Trustee, and (ii) any assignment by the Trustee shall be made in accordance with the applicable provisions of the Indenture).

          5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          5.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          5.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.09 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith. The reasonable fees and expenses of such agents and attorneys shall be reimbursed pursuant to Section 5.04 hereof.

          5.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          5.11 Additional Guarantors. As contemplated by Section 4.19 of the Indenture, if at any time after the date of the Indenture the Company shall form or acquire any new Subsidiary that shall constitute a Material Subsidiary, or if after the date of the Indenture any existing Subsidiary not a Material Subsidiary shall become a Material Subsidiary, the Company will within three Business Days thereof cause such new or existing Subsidiary to execute and deliver to the Trustee a Guarantee Supplement in substantially the form of Exhibit B to the Indenture, and thereby to become a "Guarantor" under the Indenture and this Agreement, and (i) deliver such Opinions of Counsel in New York and applicable foreign jurisdictions as to (x) the valid existence of such Guarantor, (y) the due authorization, execution and enforceability of such Guarantee Supplement and (z) such other matters as the Trustee may reasonably request and (ii) take such action (including executing and delivering such Security Documents, instruments of further assurance and amendments or supplements thereto, and delivering such additional Opinions of Counsel and other documents or instruments as required under Section 6.03(c) of the Indenture), in order that such new or existing Subsidiary shall grant Liens on all Property owned by it then existing or thereafter arising that are included in the definition of "Collateral" in Section 3 hereof.

                            Global Security Agreement
                            -------------------------

          Accordingly, upon the execution and delivery of any such Guarantee Supplement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Guarantor" and a "Credit Party" for all purposes of this Agreement, and Annexes 1 through 8, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Supplement. In addition, upon execution and delivery of any such Guarantee Supplement, the new Guarantor makes the representations and warranties set forth in Section 2 hereof.

          5.12 Trustee Rights. The rights, privileges, immunities, indemnities and standard of care provided to the Trustee under Article VIII of the Indenture shall, to the extent applicable, apply in this Agreement and to the Trustee's acts and omissions related to this Agreement, the Collateral and the Security Documents as if fully set forth herein. In addition to the foregoing, the parties hereto agree that:

          (a) the permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct;

          (b) except as expressly instructed by the Holders or the Issuer or any other Credit Party, the Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, and the Trustee have no responsibility or liability (i) in connection with the acts or omissions of the Credit Parties in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest; and

          (c) the Trustee shall have no obligation to obtain title to any piece of real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any real property, if, in its reasonable, good faith judgment, it shall determine that, as a result of such action, the Trustee would be liable, in its individual capacity for any environmental liability in connection with, or responsibility for the clean-up or remediation of, such real property under any applicable environmental laws and regulations.

          5.13 Liens Junior to any Working Capital Facility. Notwithstanding anything to the contrary contained herein or under applicable law as to the priority of the Lien created by this Agreement, the Trustee acknowledges and agrees, for and on behalf of the Holders of the Notes, that such Lien is subject and subordinate to any Lien securing the obligations of the Credit Parties under and in respect of the Working Capital Facility in the manner and to the extent provided in the applicable Intercreditor Agreement.

          5.14 Enforcement. By its acceptance of the benefits of this Agreement, except to the extent otherwise provided in Section 7.06 of the Indenture, each Holder agrees that this

                            Global Security Agreement
                            -------------------------

Agreement may only be enforced by the Trustee, and that no Holder shall have any right individually to enforce or seek to enforce this Agreement or to realize upon the Collateral or other security given to secure the payment and performance of the Secured Obligations.

                            Global Security Agreement
                            -------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Global Security Agreement to be duly executed as of the date first written above.


                                        ISSUER
                                        ------

                                        GLOBAL CROSSING NORTH AMERICAN
                                         HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS
                                        ----------

                                        GLOBAL CROSSING LIMITED


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [Names of additional Guarantors to be
                                        inserted]


                                        TRUSTEE
                                        -------

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                            Global Security Agreement
                            -------------------------

                                                                         ANNEX 1

                                 ENTITY DETAILS

                       [See Sections 2(b), 2(c) and 4.07]

 ----------------------------------------------------------------------------------------------------------
                   Type of
                 Organization                 Organizational               Place of
                (corporation,                      ID                     Business or               Former
Current Legal      limited      Jurisdiction      Number       Current    Location of    Location   Legal
Name (no trade    liability          of            (if         Mailing  Chief Executive     of      Name(s)
    names)      company, etc.)  Organization    applicable)    Address      Officer       Goods    (if any)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                      Annex 1 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 2

                               "NEW DEBTOR" EVENTS

                               [See Section 2(c)]

                                [To be completed]


                      Annex 2 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 3

                                  PLEDGED STOCK

      [See definition of "Equity Issuers" and Sections 2(d), 2(e) and 3(c)]

--------------------------------------------------------------------------------

                                                              Number of Shares
Equity Issuer     Certificate No(s).     Registered Owner          Pledged
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      Annex 3 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 4

                 LIST OF COPYRIGHTS AND COPYRIGHT REGISTRATIONS

           [See definition of "Copyright Collateral" and Section 2(f)]

                                [To be completed]


                      Annex 4 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 5

                                 LIST OF PATENTS

            [See definition of "Patent Collateral" and Section 2(f)]

                                [To be completed]


                      Annex 5 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 6

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                    TRADEMARK AND SERVICE MARK REGISTRATIONS

           [See definition of "Trademark Collateral" and Section 2(f)]

                                [To be completed]


                      Annex 6 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 7

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

          [See definition of "Intellectual Property" and Section 2(f)]

                                [To be completed]


                      Annex 7 to Global Security Agreement
                      ------------------------------------

                                                                         ANNEX 8

                              PLEDGED INDEBTEDNESS

                               [See Section 2(e)]

                                [To be completed]


                      Annex 8 to Global Security Agreement
                      ------------------------------------

                                                                     EXHIBIT E-1

                   [Form of Affiliate Subordination Agreement]

                        AFFILIATE SUBORDINATION AGREEMENT

          AFFILIATE SUBORDINATION AGREEMENT dated as of ____________, 2003, between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), GLOBAL CROSSING LIMITED (formerly GC Acquisition Limited), a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other entities identified on the signature pages hereto under the caption "GUARANTORS" (the Company together with such other entities being herein called the "Guarantors" and, together with the Issuer, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as trustee and agent under the below-referenced Indenture (in such capacity, together with its successors in such capacity, the "Trustee").

          Pursuant to an Indenture dated as of ______________, 2003 (as modified and supplemented and in effect from time to time, the "Indenture") by and between the Credit Parties and the Trustee for the benefit of the holders of the Notes (as hereinafter defined), the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes.

          To induce the holders of the Notes to accept the same on the terms and conditions as provided in the Indenture, and in accordance with Section 4.09(e)(i) of the Indenture, each Credit Party has agreed to subordinate any Subordinated Indebtedness (as hereinafter defined) held by it to all Senior Indebtedness (as hereinafter defined), all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

          "Senior Indebtedness" shall mean the following indebtedness and obligations:

          (a) all indebtedness and other obligations of the Issuer under the Notes, of the Guarantors under the Note Guarantees and (without duplication) of the Credit Parties under the Indenture (as the same may be modified and supplemented from time to time, and including all agreements extending, renewing or refinancing the same); and

          (b) all interest accruing after the commencement of any proceedings referred to in Section 2.01(ii) below, whether or not such interest is an allowed claim in such proceeding.

                       Affiliate Subordination Agreement
                       ---------------------------------

          "Subordinated Indebtedness" shall mean any intercompany indebtedness or intercompany accounts payable or other intercompany obligations of a Credit Party owing to any other Credit Party or (without duplication) to any Restricted Subsidiary.

          "Subordinated Indebtedness Documents" shall mean any credit agreement, promissory note, indenture or other agreement or instrument evidencing any Subordinated Indebtedness.

          Section 2. Subordination.

          2.01 Subordination of Subordinated Indebtedness. Anything in any Subordinated Indebtedness Document to the contrary notwithstanding, each Credit Party, for itself and its successors and assigns, covenants and agrees that, to the extent and in the manner hereinafter set forth, all Subordinated Indebtedness held by such Credit Party and its successors and assigns (such Credit Party and its successors and assigns, the "Affiliate Holder"), and the payment from whatever source of the principal of, and interest and premium (if any) on, such Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness:

          (i) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive any payment on account of the Subordinated Indebtedness held by it (and unless and until all Senior Indebtedness has been so paid, such Affiliate Holder will not (x) ask, demand, sue for, take or receive from any Credit Party obligated in respect of such Subordinated Indebtedness (each, a "Credit Party Obligor"), by set-off or in any other manner, or (y) seek any other remedy allowed at law or in equity against any Credit Party Obligor for breach of such Credit Party Obligor's obligations under any Subordinated Indebtedness Document, provided that, so long as at the time thereof and after giving effect thereto no Event of Default shall have occurred and be continuing, unremedied and unwaived, under the Indenture, any Credit Party Obligor may make, and such Affiliate Holder shall be entitled to receive and retain, payments in respect of the principal of and interest of the Subordinated Indebtedness.

          (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Credit Party Obligor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Credit Party Obligor, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive, or make any demand for, any payment on account of the Subordinated Indebtedness, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities.

                        Affiliate Subordination Agreement
                        ---------------------------------

          (iii) If any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness shall (despite these subordination provisions) be received by such Affiliate Holder before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), and to holders of any other Indebtedness to which the Subordinated Indebtedness is similarly subordinated, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness, and all such other Indebtedness, in full.

          No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of any Subordinated Indebtedness or any Subordinated Indebtedness Document by any act or failure to act on the part of any Credit Party Obligor or by any act or failure to act, in good faith on the part of such holder or any trustee or agent for such holder. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and each Affiliate Holder on the other hand, and nothing herein shall impair, as between any Credit Party Obligor and any Affiliate Holder, the obligation of such Credit Party Obligor, which is unconditional and absolute, to pay to such Affiliate Holder any principal of Subordinated Indebtedness and interest thereon in accordance with the terms of any Subordinated Indebtedness Document.

          2.02 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, each Affiliate Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, and interest on, the Subordinated Indebtedness held by such Affiliate Holder shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Affiliate Holder would be entitled except for the provisions of Section 2.01, and no payments over pursuant to the provisions of Section 2.01 to the holders of Senior Indebtedness by any Affiliate Holder, shall, as between the applicable Credit Party Obligor, its creditors other than holders of Senior Indebtedness, and such Affiliate Holder, be deemed to be a payment or distribution by such Credit Party Obligor to or on account of the Senior Indebtedness.

          2.03 Defaults. If after payment in full in cash of the Senior Indebtedness, any payment of Subordinated Indebtedness is not made when due or any other event of default shall occur in respect of such Subordinated Indebtedness, the applicable Affiliate Holder may declare all amounts owing in respect of such Subordinated Indebtedness due and payable, provided that if after repayment in full of the Senior Indebtedness, any payments of Senior Indebtedness shall at any time be rescinded or otherwise must be returned by the holder of any Senior Indebtedness, such demand, if made, shall be automatically rescinded.

          Section 3. Miscellaneous.

          3.01 Notices. All notices, waivers, requests, consents, demands, directions and other instruments delivered pursuant to the terms of this Agreement shall be in writing in the

                        Affiliate Subordination Agreement
                        ---------------------------------

English language or accompanied by a certified English translation (which English translation shall be considered the original instrument and shall control in case of any conflict between the English and foreign language versions) and telecopied or delivered to the respective parties hereto as provided in Section 12.02 of the Indenture. All such communications shall be deemed to have been given at the times specified in said Section 12.02. The Trustee shall receive a copy of any notice under this Agreement from any Credit Party to any other Credit Party.

          3.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Holder of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          3.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Trustee. Any such amendment or waiver shall be binding upon the Trustee, each Holder and each Credit Party. The Trustee shall not be obligated to enter into any amendment, waiver or alteration that affects the Trustee's own rights, duties, immunities or indemnities hereunder or under the Indenture, the Global Security Agreement or otherwise except in accordance with the terms hereof.

          3.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Credit Party, the Trustee and each Holder.

          3.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          3.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          3.08 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          3.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                        Affiliate Subordination Agreement
                        ---------------------------------

          3.10 Rights, Privileges; Etc. The rights, privileges, immunities, indemnities and standard of care provided to the Trustee under Article VIII of the Indenture and the Global Security Agreement shall, to the extent applicable, apply in this Agreement and to the Trustee's acts and omissions related to this Agreement as if fully set forth herein.

          3.11 Enforcement. By the Trustee's signature below and its acceptance of the benefits of this Agreement, except to the extent otherwise provided in
Section 7.06 of the Indenture, each Holder agrees that this Agreement may only be enforced by the Trustee, and that no Holder shall have any right individually to enforce or seek to enforce this Agreement or to realize upon the Collateral or other security given to secure the payment and performance of the Secured Obligations.

                        Affiliate Subordination Agreement
                        ---------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Subordination Agreement to be duly executed and delivered as of the day and year first above written.


                                        ISSUER
                                        ------

                                        GLOBAL CROSSING NORTH
                                         AMERICAN HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS
                                        ----------

                                        GLOBAL CROSSING LIMITED


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [Additional Guarantors to be added]


                        Affiliate Subordination Agreement
                        ---------------------------------

                                        TRUSTEE
                                        -------

                                        Acknowledged:

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                         not in its individual capacity, but
                                        solely as Trustee under the Indenture on behalf of the Holders


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                        Affiliate Subordination Agreement
                        ---------------------------------

                                                                     EXHIBIT E-2

                [Form of Non-Affiliate Subordination Provisions]

          Set forth below are certain definitions and the terms of subordination that, pursuant to the last paragraph of Section 4.09 of the Indenture, are to be applicable to certain Indebtedness incurred by the Credit Parties in accordance with said Section 4.09. In addition to the terms set forth below, such Indebtedness must provide that, unless a bankruptcy or insolvency event has occurred, or the principal of and interest on the Notes under the Indenture shall have been declared (or shall have become) due and payable, no acceleration of such Indebtedness may occur without at least 30 days notice being given to the Trustee.

                                   ARTICLE ONE

                                   DEFINITIONS

          Section 1.01 Certain Definitions. For purposes of this Exhibit E-2, terms used herein have the respective meanings assigned to them in the Indenture.

          "Debtholder" means the registered holders from time to time of the Subordinated Debt Instruments.

          "Designated Senior Indebtedness" means, collectively (i) the obligations of the [Credit Parties] in respect of the Notes and the Note Guarantees, (ii) the obligations of the [Credit Parties] in respect of the Working Capital Facility and (iii) any other Senior Indebtedness in an aggregate principal amount (or that may be issued pursuant to commitments in an aggregate principal amount) of $50,000,000 or more.

          "Permitted Junior Securities" means any securities (i) of the Company that are equity securities without special covenants or (ii) of any [Credit Party] that are debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Subordinated Debt Instruments are subordinated as provided in this [Subordinated Debt Agreement], in any event pursuant to a court order so providing and as to which such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions, other than change of control and asset sale provisions similar to those in this [Subordinated Debt Agreement]) commencing prior to the date 91 days following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Senior Indebtedness" means (a) all indebtedness and other obligations of the [Credit Party] under the [Notes] [Note Guarantee] and the Indenture (as the same may be modified and supplemented from time to time, and including all agreements extending, renewing or refinancing the same), (b) all indebtedness and other obligations of the [Credit Party] under and in respect of the Working Capital Facility (as the same may be modified and supplemented

                     Non-Affiliate Subordination Provisions
                     --------------------------------------
from time to time, and including all agreements extending, renewing or refinancing the same), (c) all other Indebtedness of the [Credit Party] for borrowed money, including principal, premium, if any, and interest on such Indebtedness, if the instrument under which such obligations or Indebtedness of the [Credit Party] for money borrowed is incurred expressly provides that such obligations or Indebtedness for money borrowed is senior or superior in right of payment to the Subordinated Debt Instruments (in each case, as the same may be modified and supplemented from time to time, and including all agreements extending, renewing or refinancing the same) and (d) all interest accruing after the commencement of any bankruptcy or insolvency proceedings, whether or not such interest is an allowed claim in such proceeding.

          Notwithstanding the foregoing, Senior Indebtedness shall not include
(i) to the extent that it may constitute Indebtedness, any obligations for Federal, state, local or other taxes; (ii) any Indebtedness among or between the [Credit Party] and any Subsidiary of the Company; (iii) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (iv) that portion of any Indebtedness that is incurred in violation of this [Subordinated Debt Agreement]; (v) Indebtedness evidenced by the Subordinated Debt Instruments; (vi) Indebtedness of the [Credit Party] that is expressly subordinate or junior in right of payment to any other Indebtedness of the [Credit Party]; (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations and obligations under Attributable Debt) or management agreements; and (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of the [Credit Party].

          "Subordinated Debt Instrument" means the securities or other agreements or instruments from time to time evidencing the [Indebtedness to be subject to these Non-Affiliate Subordination Provisions].

          ["Subordinated Debt Trustee" means the trustee or agent, as the case may be, under the [Subordinated Debt Agreement] and, where relevant, includes any paying agent.]

                                   ARTICLE TWO

                           SUBORDINATION OF SECURITIES

          Section 2.01. Subordinated Debt Instruments Subordinated to Senior Indebtedness.

          The [Credit Party] covenants and agrees, and [the Subordinated Debt Trustee and] each Debtholder of the Subordinated Debt Instruments by its acceptance thereof likewise covenants and agrees, that all Subordinated Debt Instruments shall be issued subject to the provisions of this Article Two; and each person holding any Subordinated Debt Instruments, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Subordinated Debt Instruments by the [Credit Party] shall, to the extent and in the manner set forth in this Article Two, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

          Section 2.02. No Payment on Subordinated Debt Instruments in Certain Circumstances.

          (a) Payment Blockage. No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the [Credit Party] of principal of or interest on the Subordinated Debt Instruments, whether pursuant to the terms of the Subordinated Debt Instruments, upon acceleration, pursuant to an offer to purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the [Debtholders] [Subordinated Debt Trustee] of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or a trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such non-payment event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of the [Credit Party] of principal of or interest on the Subordinated Debt Instruments, to such holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by [the Debtholders] [the Subordinated Debt Trustee] and ending 179 days thereafter.

          Notwithstanding anything herein or in the Subordinated Debt Instruments to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Subordinated Debt Instruments during any period of 360 consecutive days. No non-payment event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or a trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such non-payment event of default has been cured or waived for a period of not less than 90 consecutive days.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

          (b) Payments Held in Trust. In the event that, notwithstanding the foregoing, either

          (i) the [Credit Party] shall have made payment to [the Subordinated Debt Trustee or] any Debtholder when such payment is prohibited by Section 2.02(a), or

          (ii) if during any Payment Blockage Period [the Subordinated Debt Trustee or] any Debtholder shall receive any payment representing the proceeds of a turnover to [the Subordinated Debt Trustee or] any Debtholder of a payment made in respect of an obligation that is subordinated to the Subordinated Debt Instruments, then in each such case such payment shall be held in trust for the benefit of, and shall be paid over or delivered by [the Subordinated Debt Trustee (if the notice required by Section 2.06 has been received by the Subordinated Debt Trustee) or] such Debtholder to, holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear[, but only to the extent that, upon notice from the Subordinated Debt Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Subordinated Debt Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Subordinated Debt Trustee shall be paid to the holders of Designated Senior Indebtedness]/1/.

          Section 2.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Payment Over upon Dissolution. Upon any payment or distribution of assets or securities of the [Credit Party] of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of the [Credit Party], whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the holders of the Subordinated Debt Instruments [or the Subordinated Debt Trustee on behalf of such holders] shall be entitled to receive any payment by the [Credit Party] of the principal of or interest on the Subordinated Debt Instruments, or any payment by the [Credit Party] to acquire any of the Subordinated Debt Instruments for cash, property or securities, or any distribution with respect to the Subordinated Debt Instruments of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, the [Credit Party] of the principal of or interest on the Subordinated Debt Instruments upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the [Credit Party] of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the holders of the Subordinated Debt Instruments [or the Subordinated Debt Trustee on their behalf] would be entitled, but for the subordination provisions of this [Subordinated Debt Agreement],

----------
/1/  Bracketed clause for insertion in deals with a Subordinated Debt Trustee.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------
shall be made by the [Credit Party] or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or [Subordinated Debt Agreement] pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) Payments Held in Trust. In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, if before all obligations in respect of Senior Indebtedness are paid in full in cash either

          (i) any payment or distribution of assets or securities of the [Credit Party] of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be paid by the [Credit Party] to [the Subordinated Debt Trustee or] any holder of the Subordinated Debt Instruments or

          (ii) [the Subordinated Debt Trustee or] any Debtholder shall receive any payment representing the proceeds of a turnover to [the Subordinated Debt Trustee or] any Debtholder of a payment made in respect of an obligation that is subordinated to the Subordinated Debt Instruments, in either case at a time when such payment or distribution is prohibited by
Section 2.03(a), such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by [the Subordinated Debt Trustee (if the notice required by Section 2.06 has been received by the Subordinated Debt Trustee at least two Business Days prior to receipt of such payment or distribution) or] such Debtholder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the [Credit Party] with, or the merger of the [Credit Party] with or into, another corporation or the liquidation of the [Credit Party] following the conveyance or transfer of its property as an entirety, or substantially as an entity, to another corporation upon the terms and conditions provided in Article V of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 2.03 if such other corporation shall, as a party of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V of the Indenture.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

          Section 2.04.  Subrogation.

          Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the holders of the Subordinated Debt Instruments shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the [Credit Party] made on such Senior Indebtedness until the principal of and interest on the Subordinated Debt Instruments shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debt Instruments [or the Subordinated Debt Trustee on their behalf] would be entitled except for the provisions of this Article Two, and no payment over pursuant to the provisions of this Article Two to the holders of Senior Indebtedness by holders of the Subordinated Debt Instruments [or the Subordinated Debt Trustee on their behalf] shall, as between the [Credit Party], its creditors other than holders of Senior Indebtedness, and the holders of the Subordinated Debt Instruments, be deemed to be a payment by the [Credit Party] to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Two are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt Instruments, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the holders of the Subordinated Debt Instruments would otherwise have been entitled but for the provisions of this Article Two shall have been applied, pursuant to the provisions of this Article Two, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the holders of the Subordinated Debt Instruments shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

          Section 2.05.  Obligations of [Credit Party] Unconditional.

          Nothing contained in this Article Two or elsewhere in this [Subordinated Debt Agreement] or in the Subordinated Debt Instruments is intended to or shall impair, as among the [Credit Party] and the holders of the Subordinated Debt Instruments, the obligation of the [Credit Party], which is absolute and unconditional, to pay the holders of the Subordinated Debt Instruments the principal of and interest on the Subordinated Debt Instruments as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Debt Instruments and creditors of the [Credit Party] other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders of any Subordinated Debt Instrument [or the Subordinated Debt Trustee on their behalf] from exercising all remedies otherwise permitted by applicable law upon default under this [Subordinated Debt Agreement], subject to the rights, if any, under this Article Two of the holders of the Senior Indebtedness in respect of cash, property or securities of the [Credit Party] received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Two shall restrict the right of [the Subordinated Debt Trustee or] the holders of Subordinated Debt Instruments to take any action to declare the Subordinated Debt Instruments to be due and

                     Non-Affiliate Subordination Provisions
                     --------------------------------------
payable prior to their stated maturity or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the holders of the Subordinated Debt Instruments [or the Subordinated Debt Trustee on their behalf] are entitled to receive any direct or indirect payment from the [Credit Party] of principal of or interest on the Subordinated Debt Instruments.

          Section 2.06.  Notice to [Debtholders] [Subordinated Debt Trustee].

          The [Credit Party] shall give prompt written notice to the [Debtholders] [Subordinated Debt Trustee] of any fact known to the [Credit Party] which would prohibit the making of any payment to [the Debtholders] [or by the Subordinated Debt Trustee] in respect of the Subordinated Debt Instruments pursuant to the provisions of this Article Two. The [Debtholders] [Subordinated Debt Trustee] shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to [the Debtholders] [or by the Subordinated Debt Trustee] unless and until the [Debtholders] [Subordinated Debt Trustee] shall have received notice in writing at ___________ to that effect signed by a [designated officer] of the [Credit Party], or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the [Debtholders] [Subordinated Debt Trustee] shall be entitled to assume that no such facts exist[; provided, however, that if the Subordinated Debt Trustee shall not have received the notice provided for in this Section 2.06 at least two Business Days prior to the date upon which by the terms of this [Subordinated Debt Agreement] any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Debt Instrument), then, regardless of anything herein to the contrary, the Subordinated Debt Trustee shall have full power and authority to receive any moneys from the [Credit Party] and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date]./2/ Nothing contained in this Section 2.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section
2.03. The Subordinated Debt Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice shall been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that [any Debtholder] [the Subordinated Debt Trustee] determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Two, [such Debtholder] [the Subordinated Debt Trustee] may request such Person to furnish evidence to the reasonable satisfaction of [such Debtholder] [the Subordinated Debt Trustee] as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Two, and if such evidence is not furnished, [such Debtholder] [the Subordinated Debt Trustee] may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

----------
/2/  Bracketed clause for insertion in deals with a Subordinated Debt Trustee.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

          Section 2.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Two, the [Subordinated Debt Trustee and the] holders of the Subordinated Debt Instruments shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to [the Subordinated Debt Trustee or] the holder of the Subordinated Debt Instruments for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the [Credit Party], the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Two.

          Section 2.08. Subordination Rights Not Impaired by Acts or Omissions of the [Credit Party] or holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the [Credit Party] or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the [Credit Party] with the terms of this [Subordinated Debt Agreement], regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Two are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          Section 2.09.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Subordinated Debt Instruments by reason of any provision of this Article Two shall not be construed as preventing the occurrence of an Event of Default specified in [payment default Sections].

          Section 2.10.  No Waiver of Subordination Provisions.

          Without in any limiting the generality of Section 2.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to [the Subordinated Debt Trustee or] the holders of the Subordinated Debt Instruments, without incurring responsibility to the holders of the Subordinated Debt Instruments and without impairing or releasing the subordination provided in this Article Two or the obligations hereunder of the holders of the Subordinated Debt Instruments to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured Senior Indebtedness; (c) release any Person liable in any manner

                     Non-Affiliate Subordination Provisions
                     --------------------------------------
for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the [Credit Party] and any other Person.

          Section 2.11.  Acceleration of Subordinated Debt Instruments.

          If payment of the Subordinated Debt Instruments is accelerated because of an Event of Default, the [Credit Party] shall promptly notify holders of the Senior Indebtedness of the acceleration.

          [Section 2.12. Subordinated Debt Trustee's Relation to Senior
                         Indebtedness.

          The Subordinated Debt Trustee shall be entitled to all the rights set forth in this Article Two with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this [Subordinated Debt Agreement] shall deprive the Subordinated Debt Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Subordinated Debt Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in Article Two, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this [Subordinated Debt Agreement] against the Subordinated Debt Trustee. The Subordinated Debt Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 2.03(b)). The Subordinated Debt Trustee shall not be liable to any such holders if the Subordinated Debt Trustee shall in good faith mistakenly pay over or distribute to holders of Subordinated Debt Instruments or to the [Credit Party] or to any other person cash, property or securities to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Two or otherwise.

          Section 2.13. Debtholders Authorize Subordinated Debt Trustee To Effectuate Subordination of Subordinated Debt Instruments.

          Each holder of Subordinated Debt Instruments by its acceptance of such Subordinated Debt Instruments authorizes and expressly directs the Subordinated Debt Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Two, and appoints the Subordinated Debt Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the [Credit Party] (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the [Credit Party], the filing of a claim for the unpaid balance of its Subordinated Debt Instruments in the form required in those proceedings.

          Section 2.14.  Subordinated Debt Trustee's Compensation Not
                         Prejudiced.

          Nothing in this Article Two shall apply to amounts due to the Subordinated Debt Trustee pursuant to other sections in this [Subordinated Debt Agreement].

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

          Section 2.15. Subordination Provisions Not Applicable to Money Held in Trust for Debtholders; Payments May be Paid Prior to Dissolution.

Nothing contained in this Article Two or elsewhere in this [Subordinated Debt Agreement] shall prevent (i) the [Credit Party], except under the conditions described in Section 2.02, from making payments of principal of and interest on the Subordinated Debt Instruments or from depositing with the Subordinated Debt Trustee any moneys for such payments or from effecting a termination of the [Credit Party]'s obligations under the Subordinated Debt Instruments and this [Subordinated Debt Agreement] as provided in Article [___] [Discharge/Defeasance], or (ii) the application by the Subordinated Debt Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Subordinated Debt Instruments, to the Debtholders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Subordinated Debt Trustee shall have received the written notice provided for in Section 2.02(b) or in
Section 2.06. The [Credit Party] shall give prompt written notice to the Subordinated Debt Trustee of any dissolution, winding-up, liquidation or reorganization of the [Credit Party].]/3/

----------
/3/ Sections 2.12 through 2.15 for insertion in deals with a Subordinated Debt Trustee.

                     Non-Affiliate Subordination Provisions
                     --------------------------------------

                                                                       EXHIBIT F

                            [Issue Date Deliverables]

          As a condition precedent to the execution and delivery by the Trustee on the Issue Date of the Indenture and the Security Documents referred to below, the Trustee shall have received the following:

          (a) Execution of Indenture. A copy of the Indenture executed by each of the Credit Parties.

          (b) Execution of Security Documents. From each Credit Party, a duly executed copy of the Global Security Agreement and, with respect to each Credit Party, such additional Security Documents as are contemplated by the last paragraph of Section 3 of the Global Security Agreement with respect to Collateral of such Credit Party.

          (c) Corporate Documents. For each Credit Party, a copy of its charter, bylaws or other organizational documents, as in effect on the Issue Date, duly certified by the Secretary, an Assistant Secretary or a Director thereof, together with in each case a copy of the resolutions or other director, shareholder or corporate action taken by such Credit Party to authorize the execution, delivery and performance by such Credit Party of this Indenture and the Security Documents to which such Credit Party is to be a party.

          (d)  Opinions of Counsel.

          (i)  United States Jurisdictions.

               (1) U.S. Credit Parties. In the case of each Credit Party organized under the law of a State of the United States (herein, a "U.S. Credit Party"), one or more opinions of counsel to each such Credit Party in New York, and each other applicable jurisdiction in the United States, as to (x) the valid existence of such Credit Party, and power to execute, deliver and perform this Indenture and the Security Documents to be executed and delivered by such Credit Party,
          (y) the due authorization, execution and delivery of this Indenture and the Security Documents by such Credit Party and (z) the absence of any required approval of, filing with or any other action by any Federal or State governmental authority with respect to the execution, delivery and performance by such Credit Party of this Indenture and the Security Documents.

               (2) All Credit Parties. In the case of each Credit Party (assuming due authorization, execution and delivery thereof in the case of any non-U.S. Credit Party), one or more opinions of counsel to each such Credit Party as to (x) the validity and enforceability of this Indenture and the Global Security Agreement under New York law and (y) the validity, enforceability, priority (with respect to priority, unless determined to be non-customary) and perfection of the Liens

                             Issue Date Deliverables
                             -----------------------
          granted to the Trustee under the Global Security Agreement, in the case of each of the foregoing clauses (1) and (2), with such exceptions, exclusions and qualifications as shall be customary.

          (ii) Foreign Jurisdictions. An opinion of counsel with respect to each non-U.S. Credit Party as to (1) the valid existence of such Credit Party, and power to execute, deliver and perform this Indenture and the Security Documents to be executed and delivered by such Credit Party, (2) the due authorization, execution and delivery of this Indenture and the Security Documents to be executed and delivered by such Credit Party, (3) the absence of any required approval of, filing with or any other action by any governmental authority in any jurisdiction of or applicable to such Credit Party with respect to the execution, delivery and performance by such Credit Party of this Indenture and the Security Documents to be executed and delivered by such Credit Party, (4) the validity and enforceability of the Security Documents executed and delivered by such Credit Party and (5) the validity, enforceability, priority and perfection of the Liens granted to the Trustee under the Security Documents executed and delivered by such Credit Party, in the case of each of the foregoing clauses (1) through (5), with such exceptions, exclusions and qualifications as shall be customary.

          (e) Perfection Actions. Evidence that each Credit Party shall have delivered to the Trustee, its agent or its counsel, or filed on the Trustee's behalf, such financing statements and other documents in such offices in the United States and in such foreign jurisdictions as shall be applicable to such Credit Party, and taken such other actions, as shall be necessary to enable the perfection of the Liens created pursuant to the Global Security Agreement and each of the other Security Documents to which such Credit Party is a party, including (i) delivered to the Trustee originals of the certificates, if any, evidencing any Equity Interests owned by any Credit Party, accompanied by undated stock powers duly executed in blank (including those Equity Interests identified in Annex 1 to this Exhibit F), (ii) recorded such Liens in the appropriate stock or other equity registers of such Credit Party to the extent necessary under any foreign law applicable to such Credit Party in order to perfect such Liens and (iii) delivered to the Trustee originals of any promissory notes or other Instruments held by any of the Credit Parties to the extent required by the Global Security Agreement, together with any related guarantees or security instruments (including those Instruments and related guarantees and security instruments identified on Annex 1 to this Exhibit
     F), provided that the actions required under this clause (e) shall be subject to the same qualifications referred to in the proviso to clause (b) above.

          (f) Insurance. Certificates of insurance evidencing the existence of all casualty and business interruption insurance maintained by the Credit Parties, and evidence of the designation of the Trustee as the loss payee or additional named insured, as the case may be, thereunder.

          (g) Bankruptcy Orders; Consummation of Reorganization Plan. Evidence that the United States Bankruptcy Court for the District of Delaware shall have entered orders confirming the Plan and Schemes of Arrangement without amendment from the form of

                             Issue Date Deliverables
                             -----------------------
     the Plan and Schemes of Arrangement approved by the Bankruptcy Court and Bermuda Court on December 4, 2002, other than such amendments thereto as shall be satisfactory to the Administrative Agent under the Credit Agreement and to the Official Creditors' Committee. Each of such orders shall be in full force and effect and none of such orders shall be subject to any appeal or stay, and the Debtors shall have emerged (or be simultaneously emerging) from the cases initiated under the Bankruptcy Code and under the law of Bermuda and shall have consummated (or shall be simultaneously consummating) the Plan in accordance with the terms thereof with such amendments thereto as shall be satisfactory to the Administrative Agent under the Credit Agreement and to the Official Creditors' Committee.

          (h) Perfection Certificate. A Perfection Certificate in the form of Annex 1 to this Exhibit F, duly completed, signed by two Officers of the Company, complying with the requirements of the Indenture and including the statements provided for in Section 12.04 of the Indenture.

          (i) Officers' Certificate. An Officers' Certificate (i) to the effect that (A) no Default or Event of Default has occurred and is continuing on the Issue Date and (B) each of the conditions set forth in this Exhibit F have been satisfied on the Issue Date (to the extent required to be satisfied on the Issue Date) and (ii) setting forth schedules identifying all Indebtedness, Liens and Investments outstanding on September 30, 2002, and all Indebtedness, Liens and Investments Incurred or made during the period between September 30, 2002 and the Issue Date.

                             Issue Date Deliverables
                             -----------------------

                                                            ANNEX 1 TO Exhibit F

                            [Perfection Certificate]

                             Global Crossing Limited

                             PERFECTION CERTIFICATE
                             ----------------------

          This certificate is delivered pursuant to clause (h) of Exhibit F (Issue Date Deliverables) of the Indenture dated as of the date hereof by and between Global Crossing North American Holdings, Inc., a Delaware corporation (the "Issuer"), Global Crossing Limited (formerly GC Acquisition Limited), a new company duly organized and validly existing under the laws of Bermuda (the "Company") and the other entities identified on the signature pages thereto as guarantors (the "Guarantors"; the Company together with such other entities, together with the Issuer, the "Credit Parties") and Wells Fargo Bank Minnesota, N.A., as trustee and agent (the "Trustee"), as amended, supplemented or restated from time to time in accordance with the provisions thereof (the "Indenture") on behalf of the Credit Parties. Reference is made to the Global Security Agreement dated as of the date hereof (the "Global Security Agreement") between the Credit Parties and the Trustee. Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture and the Global Security Agreement, as applicable.

          I, [NAME], hereby certify that I am the [POSITION] of the Company, and

          I, [NAME], hereby certify that I am the [POSITION] of the Company, and we each certify, in our capacities as Officers of the Company and not in any individual capacity, on behalf of the Credit Parties, that:

          We have read the applicable provisions of the Indenture, including
Section 12.04 thereof and clause (h) of Exhibit F thereto. We have also examined such corporate records and other documents and satisfied ourselves as to such other matters as we have deemed necessary to enable us to express the opinions as to the matters covered by this certificate, including as to whether the provisions in Section 12.04 thereof and clause (h) of Exhibit F thereto to which this certificate relates have been complied with; and

                             Perfection Certificate
                             ----------------------

          1.   NAMES AND IDENTIFYING INFORMATION.

          (a) The exact legal name of each Credit Party as it appears in its certificate of incorporation or other equivalent organizational document, as amended to date, is as set forth on Annex 1 to the Global Security Agreement.

          (b) All other names (including prior legal names) used by each Credit Party, now or at any time during the past five years, are as listed on Annex 1 to the Global Security Agreement.

          (c) A corporate organization table showing the ownership structure of each subsidiary of each Credit Party is shown on Schedule A hereto.

          (d) The type of organization of each Credit Party is as listed on Annex 1 to the Global Security Agreement.

          (e) The jurisdiction of organization of each Credit Party is as listed on Annex 1 to the Global Security Agreement.

          (f) The organizational ID number of each Credit Party (if applicable) is as listed on Annex 1 to the Global Security Agreement.

          2.   LOCATIONS

          Annex 1 to the Global Security Agreement correctly specifies (x) the place of business of each Credit Party or, if such Credit Party has more than one place of business, the location of the chief executive office of such Credit Party, and (y) each country where Equipment, Fixtures, network assets (including ducts or cable under IRU's), network equipment, office equipment, Inventory, Deposit Accounts, spares and other Goods in excess of $30,000 of such Credit Party is located (other than Motor Vehicles constituting Equipment, ships, Inventory in transit, Goods in transit and Equipment being repaired).

          3.   INTELLECTUAL PROPERTY

          (a) Set forth on Annex 4 to the Global Security Agreement is a description of all Copyrights (whether or not registered) owned by such Credit Party or that, following the consummation of the transactions contemplated to occur on the Issue Date, will be owned.

          (b) Set forth on Annex 5 to the Global Security Agreement is a description of all Patents owned by such Credit Party or that, following the consummation of the transactions contemplated to occur on the Issue Date, will be owned.

          (c) Set forth on Annex 6 to the Global Security Agreement is a description of all Trademarks (whether or not registered) owned by such Credit Party or that, following the consummation of the transactions contemplated to occur on the Issue Date, will be owned.

          4.   EQUITY CAPITAL AND PROMISSORY NOTES, ETC.

          (a) A true and correct list of all of the duly authorized, issued and outstanding stock or other ownership interests of each Equity Issuer (where applicable) and the record and

                             Perfection Certificate
                             ----------------------
beneficial owners of such stock or such other ownership interests is as listed on Annex 3 to the Global Security Agreement.

          (b) Set forth on Annex 8 to the Global Security Agreement is a list of all Instruments and related guarantees and security interests held by a Credit Party (including any intercompany Indebtedness), and such list correctly identifies (i) the payee, (ii) the principal amount, (iii) the payor, (iv) date and (v) collateral security, if any, for such promissory note, document or instrument.

          5.   SECURITIES ACCOUNTS AND DEPOSIT ACCOUNTS

          Set forth on Schedule B hereto is a description of each Securities Account, Commodities Account and Deposit Account of each of (a) Global Marine Systems Limited and its Subsidiaries and (b) Global Crossing Intermediate UK Holdings Ltd. and its subsidiaries including, in each case, (i) the name of the financial institution, (ii) the type of account, and (iii) the account number.

          Each of the undersigned is of the opinion that the condition set forth in clause (h) of Exhibit F has been complied with in the delivery of this Certificate and each hereby acknowledges and agrees that the Trustee is relying on the representations and warranties made herein in connection with its execution of the Indenture.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate.

                                        GLOBAL CROSSING LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                             Perfection Certificate
                             ----------------------

                                                                      Schedule A

                          Corporate Organization Table
                          ----------------------------

--------------------------------------------------------------------------------
  Exact
corporate
 name of                 Jurisdiction                       Check if   Check if
  each        Type of         of        Record  Ownership   Material   Relevant
 entity    Organization  Incorporation  Owners  Interest   Subsidiary   Entity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Perfection Certificate
                             ----------------------

                                                                      Schedule B

                  Securities, Commodities and Deposit Accounts
                  --------------------------------------------

     Entity              Bank          Type of Account        Account Number



                             Perfection Certificate
                             ----------------------

                                                                       EXHIBIT G

           [Form of Officers' Certificate pursuant to Section 6.05(c)]

                  GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

                              Officers' Certificate

          Pursuant to Section 6.05(c) and Section 12.04 of the Indenture dated as of _________, 2003, between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a Delaware corporation (the "Issuer"), GLOBAL CROSSING LIMITED, a Bermuda company (the "Company") and WELLS FARGO BANK MINNESOTA, N.A. (the "Trustee"), as amended, supplemented or restated from time to time in accordance with the provisions thereof (the "Indenture"), the undersigned, [Officer] and [Officer], [Chairman of the Board/President/Chief Financial Officer/Senior Vice President/Vice President/Treasurer/Secretary] and [Chairman of the Board/President/Chief Financial Officer/Senior Vice President/Vice President/Treasurer/Secretary] of the Company, respectively, DO HEREBY CERTIFY that:

     (a)  I have read the applicable provisions of the Indenture, including
          Section 6.05 thereof. I have also examined such corporate records and other documents and satisfied myself as to such other matters as I have deemed necessary to enable me to express informed opinions as to the matters covered by this certificate, including as to whether the provisions in Section 6.05(c) to which this certificate relates have been complied with; and

     (b) In my opinion, the particular Collateral that is the subject of the Issuer Order accompanying this Officers' Certificate and requesting confirmation by the Trustee in writing of the release of the Lien of the Indenture and the Security Documents, as more fully set out in
          Section 6.05(c) of the Indenture, were sold in the ordinary course of business and Section 6.05(c) of the Indenture has been complied with in this regard.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

                              Officers' Certificate
                              ---------------------

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands this __ day of ______, _____.


                                        ----------------------------------------
                                        Name:
                                        Title:


                                        ----------------------------------------
                                        Name:
                                        Title:

                              Officers' Certificate
                              ---------------------

                                                                       EXHIBIT H

                        [General Notification Agreement]

                         GENERAL NOTIFICATION AGREEMENT

          GENERAL NOTIFICATION AGREEMENT dated as of __________, 2003, between GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), GLOBAL CROSSING LIMITED (formerly GC Acquisition Limited), a company duly organized and validly existing under the laws of Bermuda (the "Company"), the other SUBSIDIARIES of the Company identified on the signature pages hereto under the caption "SUBSIDIARIES" (collectively, together with the Issuer and the Company, the "Credit Parties") and WELLS FARGO BANK MINNESOTA, N.A., as trustee and agent under the below-referenced Indenture (in such capacity, together with its successors in such capacity, the "Trustee").

          Pursuant to an Indenture dated as of __________, 2003 (as modified and supplemented and in effect from time to time, the "Indenture") by and between the Credit Parties and the Trustee for the (direct or indirect) benefit of itself and the holders of the Notes (as hereinafter defined), the Issuer has issued $200,000,000 of its 11% Senior Secured Notes due 2006 (the "Notes") and the Company and the other Guarantors referred to therein have unconditionally guaranteed the obligations of the Issuer under and in respect of the Notes.

          In that connection, the Credit Parties and the Trustee are concurrently entering into certain agreements, including, without limitation, a Global Security Agreement dated as of the date hereof (the "Global Security Agreement") and other Security Documents (as defined in the Indenture), under which the Credit Parties are granting, among other things, liens, charges and security interests in favor of the Trustee, for the benefit (direct or indirect) of itself and the holders of the Notes, as collateral and continuing security for the obligations of the Credit Parties under and in respect of the Indenture, the Notes and the Security Documents on certain property of the Credit Parties, including, without limitation, Equity Interests (as defined in the Indenture) and Accounts, Chattel Paper, Documents, General Intangibles, Letter-of-Credit Rights and Payment Intangibles, and the Proceeds thereof (in each case as such respective terms are defined in the respective Security Documents).

          Section 1. Definitions. Capitalized terms used herein shall, except as expressly defined herein, have the same meanings assigned thereto in the Indenture and the Global Security Agreement.

          Section 2. Notification and Acknowledgment.

          2.01 Equity Interests. Each Credit Party hereby notifies each other Credit Party (other than Excluded Subsidiaries and other than Subsidiaries the Equity Interests of which

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                                      - 2 -

constitute Excluded Assets) in which, as of the date of this Agreement, it owns any Equity Interests that pursuant to one or more of the Security Documents it has pledged and/or charged such Equity Interests to the Trustee on behalf of the Holders as collateral and continuing security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations of the Credit Parties under and in respect of the Indenture, the Notes and the Security Documents. Each Credit Party that has issued any such pledged and/or charged Equity Interests hereby acknowledges notice of such pledge and/or charge.

          2.02 Accounts, Etc. Each Credit Party hereby notifies each other Credit Party that pursuant to one or more Security Documents it has pledged, charged or assigned, for the purpose of security, certain property, including, without limitation, its Accounts, Chattel Paper, Documents, General Intangibles, Letter-of-Credit Rights and Payment Intangibles, and the Proceeds thereof, if any, among other property, to the Trustee on behalf itself and of the Holders as collateral and continuing security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations of the Credit Parties under and in respect of the Indenture, the Notes and the Security Documents. Each Credit Party hereby acknowledges notice of, and consents to, such pledge, charge or assignment.

          2.03 Payments. Each Credit Party hereby agrees that any payment made by such Credit Party to any other Credit Party with respect to any of the Property described in Sections 2.01 or 2.02 above after the occurrence and during the continuance of any Event of Default shall be made directly to the Trustee, or to such person as directed by the Trustee. The failure of any Credit Party to comply with the provisions of the applicable Security Documents shall not constitute a valid discharge of the respective debt.

          Section 3. Miscellaneous

          3.01 Notices. All notices, waivers, requests, consents, demands, directions and other instruments delivered pursuant to the terms of this Agreement shall be in writing in the English language or accompanied by a certified English translation (which English translation shall be considered the original instrument and shall control in case of any conflict between the English and foreign language versions) and telecopied or delivered to the respective parties hereto as provided in Section 12.02 of the Indenture. All such communications shall be deemed to have been given at the times specified in said Section 12.02.

          3.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Holder of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          3.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Trustee. Any such amendment or waiver shall be binding upon the Trustee, each Holder and each Credit Party. The Trustee shall not be obligated to enter into any amendment, waiver or alteration that

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
affects the Trustee's own rights, duties, immunities or indemnities hereunder or under the Indenture, the Global Security Agreement or otherwise except in accordance with the terms hereof.

          3.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Credit Party, the Trustee and each Holder.

          3.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          3.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          3.08 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          3.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          3.10 Rights, Privileges; Etc. The rights, privileges, immunities, indemnities and standard of care provided to the Trustee under Article VIII of the Indenture and the Global Security Agreement shall, to the extent applicable, apply in this Agreement and to the Trustee's acts and omissions related to this Agreement as if fully set forth herein.

          3.11 Enforcement. By the Trustee's signature below and its acceptance of the benefits of this Agreement, except to the extent otherwise provided in
Section 7.06 of the Indenture, each Holder agrees that this Agreement may only be enforced by the Trustee, and that no Holder shall have any right individually to enforce or seek to enforce this Agreement or to realize upon the Collateral or other security given to secure the payment and performance of the Secured Obligations.

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

          IN WITNESS WHEREOF, the parties hereto have caused this General Notification Agreement to be duly executed and delivered as of the day and year first above written.

                                        ISSUER
                                        ------

                                        GLOBAL CROSSING NORTH AMERICAN HOLDINGS,
                                         INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        COMPANY
                                        -------

                                        GLOBAL CROSSING LIMITED


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        OTHER CREDIT PARTIES:
                                        --------------------

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

                                        TRUSTEE:

                                        Acknowledged:

                                        WELLS FARGO BANK MINNESOTA,
                                         N.A., not in its individual capacity
                                        but solely as Trustee under the
                                        Indenture on behalf of the Holders


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                         General Notification Agreement
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